                                                                    EXHIBIT 10.1


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                          REVOLVING CREDIT AGREEMENT


                          Effective October 31, 1997

                                 BY AND AMONG

                           HALTER MARINE GROUP, INC.
                                 as Borrower,

                            WHITNEY NATIONAL BANK,
                            as Administrative Agent

                               BANKBOSTON, N.A.,
                             as Syndication Agent

                      THE FIRST NATIONAL BANK OF CHICAGO,
                            as Documentation Agent

                                      and

                            THE BANKS NAMED HEREIN,


                                   as Banks,


================================================================================

                               TABLE OF CONTENTS


                                                                            Page

SECTION 1.   TERM............................................................  1

SECTION 2.   DEFINITIONS.....................................................  1
     2.1     Definitions.....................................................  1
     2.2     Accounting Terms and Determinations............................. 23

SECTION 3.   THE REVOLVING CREDIT LOANS...................................... 23
     3.1     Revolving Credit Commitments.................................... 23
     3.2     The Swing Line.................................................. 24
     3.3     Method of Borrowing............................................. 24
     3.4     Revolving Credit Notes.......................................... 26
     3.5     Termination or Reduction of Commitments......................... 26
     3.6     Maturity........................................................ 26
     3.7     Special Swing Loan Provisions................................... 27

 SECTION 4.  LETTERS OF CREDIT............................................... 28
     4.1     Letter of Credit Commitment..................................... 28
     4.2     Participation by Other Banks.................................... 30
     4.3     Disbursements................................................... 31
     4.4     Reimbursement................................................... 31
     4.5     Replacement or Collateralization of Letters of Credit........... 31
     4.6     Nature of Reimbursement Obligations............................. 32
     4.7     Indemnity....................................................... 33

 SECTION 5.  GENERAL PROVISIONS FOR ALL LOANS................................ 33
     5.1     Duration of Interest Periods and Selection of
             Interest Rates.................................................. 33
     5.2     Interest Rates; Interest Payments............................... 34
     5.3     Fees............................................................ 35
     5.4     Early Payments.................................................. 35
     5.5     General Provisions as to Payments............................... 36
     5.6     Funding Losses.................................................. 36
     5.7     Basis for Determining Interest Rate Inadequate or
             Unfair..........................................................
     5.8     Illegality...................................................... 37
     5.9     Increased Cost.................................................. 38
     5.10    Base Rate Loans Substituted for Affected LIBOR Loans............ 39
     5.11    Capital Adequacy................................................ 39
     5.12    Survival of Provisions.......................................... 39
     5.13    Discretion of Bank as to Manner of Funding...................... 39

     5.14    Computation of Interest......................................... 40

SECTION 6.   PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.................... 40
     6.1     Initial Revolving Credit Loan, Initial Swing Loan or
             Letter of Credit................................................ 40
     6.2     All Loans....................................................... 41
     6.3     Letters of Credit............................................... 42

 SECTION 7.  REPRESENTATIONS AND WARRANTIES.................................. 43
     7.1     Corporate Existence and Power................................... 43
     7.2     Corporate Authorization......................................... 43
     7.3     Binding Effect.................................................. 43
     7.4     Financial Statements............................................ 44
     7.5     Litigation...................................................... 44
     7.6     ERISA........................................................... 44
     7.7     Tax Payment..................................................... 45
     7.8     Subsidiaries.................................................... 45
     7.9     Compliance With Other Instruments; None Burdensome.............. 45
     7.10    Other Debt, Guarantees, Capitalized Leases...................... 46
     7.11    Labor Matters................................................... 46
     7.12    Title to Property............................................... 46
     7.13    Regulation U.................................................... 46
     7.14    Investment Company Act of 1940: Public Utility
             Holding Company Act of 1935..................................... 47
     7.15    Patents, Licenses, Trademarks, Etc.............................. 47
     7.16    Environmental and Safety and Health Matters..................... 47
     7.17    Investments..................................................... 47
     7.18    No Default...................................................... 48
     7.19    No Burdensome Restrictions...................................... 48
     7.20    Government Contracts............................................ 48
     7.21    Disclosure...................................................... 48

 SECTION 8. COVENANTS........................................................ 49
     8.1    Affirmative Covenants of Borrower................................ 49
            (a)   Information................................................ 49
            (b)   Payment of Indebtedness.................................... 51
            (c)   Maintenance of Books and Records; Consultations
                  and Inspections............................................ 51
            (d)   Payment of Taxes........................................... 51
            (e)   Payment of Claims.......................................... 52
            (f)   Corporate Existence........................................ 52
            (g)   Maintenance of Property.................................... 52
            (h)   Compliance with Laws, Regulations, Etc..................... 52
            (i)   Environmental Matters...................................... 52
            (j)   ERISA Compliance........................................... 53

            (k)   Notices.................................................... 54
            (l)   Insurance.................................................. 55
            (m)   Financial Covenants........................................ 55
                  (i)  Minimum Consolidated Interest Coverage................ 55
                  (ii) Minimum Consolidated Debt Service Coverage............ 55
                  (iii)Maximum Consolidated Funded Debt to
                       Consolidated EBITDA................................... 55
                  (iv) Maximum Consolidated Funded Senior Debt to EBITDA..... 56
                  (v)  Minimum Consolidated Net Worth........................ 56
             (n)  Further Assurances......................................... 56
             (o)  Accountant................................................. 56
             (p)  Subsidiaries............................................... 56
             (q)  Agreements................................................. 57
             (r)  Offshore Marine Indemnity Company.......................... 57
             (s)  Bonding Capacity........................................... 57

     8.2     Negative Covenants of Borrower.................................. 57
             (a)  Limitation on Indebtedness................................. 57
             (b)  Limitation on Liens, No Negative Pledge in favor of
                  any other Person........................................... 59
             (c)  Consolidation, Merger, Sale of Assets, Dissolution,
                  Etc........................................................ 59
             (d)  Sale and Leaseback Transactions............................ 59
             (e)  Sale or Discount of Accounts............................... 59
             (f)  Transactions with Affiliates............................... 59
             (g)  Changes in Nature of Business.............................. 60
             (h)  Fiscal Year................................................ 60
             (i)  Distributions.............................................. 60
             (j)  Pension Plans.............................................. 60
             (k)  Restricted Investments..................................... 60
             (l)  Ownership of Subsidiaries.................................. 60
             (m)  Capital Expenditures....................................... 60
             (n)  Change in Control.......................................... 60
             (o)  Operating Lease Obligations................................ 61
             (p)  Payment of Subordinated Notes.............................. 61
             (q)  Modification of Subordinated Notes......................... 61

     8.3     Use of Proceeds................................................. 61

SECTION 9.   EVENTS OF DEFAULT............................................... 61

SECTION 10.  AGENT........................................................... 64
     10.1    Appointment..................................................... 64
     10.2    Powers.......................................................... 65
     10.3    General Immunity................................................ 65

     10.4    No Responsibility for Loans, Recitals, etc...................... 65
     10.5    Right to Indemnity.............................................. 65
     10.6    Action Upon Instructions of Required Banks...................... 66
     10.7    Reliance on Documents; Employment of Agents and
             Counsel......................................................... 66
     10.8    May Treat Payee as Owner........................................ 66
     10.9    Agent's Reimbursement........................................... 67
     10.10   Rights as a Bank................................................ 67
     10.11   Independent Credit Decision..................................... 67
     10.12   Resignation of Agent............................................ 67
     10.13   Removal of Agent................................................ 67
     10.14   Duration of Agency.............................................. 68
     10.15   Documentation Agent............................................. 68
     10.16   Syndication Agent............................................... 68

 SECTION 11. GENERAL......................................................... 68
     11.1    No Waiver....................................................... 68
     11.2    Right of Setoff................................................. 68
     11.3    Cost and Expenses............................................... 69
     11.4    Environmental Indemnity......................................... 69
     11.5    General Indemnity............................................... 70
     11.6    Authority to Act................................................ 70
     11.7    Notices......................................................... 71
     11.8    Consent to Jurisdiction......................................... 71
     11.9    Sharing of Payments............................................. 71
     11.10   Governing Law................................................... 72
     11.11   Amendments and Waivers.......................................... 72
     11.12   References; Headings for Convenience............................ 72
     11.13   Successors and Assigns, Participations.......................... 73
     11.14   Assignment Agreements........................................... 73
     11.15   Binding Agreement............................................... 74
     11.16   No Oral Agreements, Entire Agreement............................ 74
     11.17   Severability.................................................... 75
     11.18   Counterparts.................................................... 75
     11.19   Resurrection of Borrower's Obligations.......................... 75
     11.20   Independence of Covenants....................................... 75
     11.21   Confidentiality................................................. 75
     11.22   Certain Indemnification Procedures.............................. 76
     11.23   Conflicting Provisions.......................................... 76

SCHEDULES

2.1(a)  Liens in Existence as of the Effective Date
4.1(a)  List of Existing Letters of Credit
7.8     List of Subsidiaries
7.10    Debts and Guarantees of Borrower or any Subsidiary
7.11    Wage Claims Unpaid and Unaccrued
7.12    List of Shipyards
7.16    Environmental and OSHA Matters
7.17    Restricted Investments Currently Owned by Borrower or any Subsidiary


EXHIBITS

A       Revolving Credit Note
B       Swing Line Note
C       Continuing Guarantee
D       Form of Standby Letter of Credit Application
E       Letter of Credit Request
G       Letter of Warranty and Representation
H       Assignment and Assumption Agreement
I       Form of Stock Pledge Agreement

                          REVOLVING CREDIT AGREEMENT

     THIS REVOLVING CREDIT AGREEMENT (this "Agreement") is effective the 31st day of October, 1997, and is made and entered into by and among HALTER MARINE GROUP, INC., a Delaware corporation ("Borrower") and the undersigned Banks, including Whitney National Bank in its capacity as a Bank hereunder and as Agent for the Banks under this Agreement, BankBoston, N.A. in its capacity as a Bank hereunder and as Syndication Agent for the Banks under this Agreement and The First National Bank of Chicago in its capacity as a Bank hereunder and as Documentation Agent for the Banks under this Agreement.

                                  WITNESSETH:

     WHEREAS, the Borrower has requested the Banks (as hereinafter defined) to make revolving loans to the Borrower in an aggregate principal amount not exceeding One Hundred Fifty Million Dollars ($150,000,000.00) and a swing line available thereunder from Whitney in the maximum principal amount of Five Million Dollars ($5,000,000.00);

     WHEREAS, the Borrower has requested that the Banks issue letters of credit for the account of the Borrower and its Subsidiaries from time to time during the Letter of Credit Period as part of the aggregate principal amount of the commitment of the Banks to Borrower hereunder, but such letters of credit shall not in any event exceed in the aggregate an available amount of Sixty Million Dollars ($60,000,000.00) at any one time outstanding; and

     WHEREAS, the Banks have severally agreed, upon the terms, provisions and conditions set forth herein, to lend such amounts to, and take participations in such letters of credit for the account of Borrower.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually promise and agree as follows:

SECTION l.  TERM.

     The "Term" of this Agreement shall commence on the effective date hereof and shall end on September 30, 2002, unless extended from time to time with the unanimous consent of the Banks as provided in Section 3.6 hereof and unless earlier terminated pursuant to the terms hereof.



SECTION 2.  DEFINITIONS.

     2.1 Definitions. In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

     Acquisition shall mean the purchase, merger with or other acquisition by Borrower or any Subsidiary, after the date hereof, of (i) the stock or other equity interest (in whole or in part) in any entity, which, after such Acquisition will be a Subsidiary and will be primarily engaged in the Company Business, (ii) all or substantially all of the assets of any entity which will be used in the Company Business, or (iii) a shipyard, ship building facility or any other facility consistent with the Company Business.

     Affiliate shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control of or with Borrower or any Subsidiary, (b) which beneficially owns or holds or has the power to direct the voting power of twenty percent (20%) or more of any class of capital stock of Borrower or any Subsidiary, (c) which has twenty percent (20%) or more of any class of its capital stock (or, in the case of a Person which is not a corporation, twenty percent (20%) or more of its equity interest) beneficially owned or held, directly or indirectly, by Borrower or any Subsidiary, or (d) who is a director, officer or employee of Borrower or any Subsidiary. For purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     Agent shall mean Whitney National Bank in its capacity as administrative agent for the Banks hereunder and its successors in such capacity.

     Applicable Margin shall mean, the rate of interest per annum shown in the applicable column below:


                           Level I               Level II                Level III            Level IV              Level V

If Ratio of Consolidated   greater than 4.25     less than    4.25       less than 3.75       less than    3.25      less than 2.75

 Total Debt as of the end                        greater than 3.75       less than 3.25       greater than 2.75
 of the immediately
 preceding fiscal quarter
 to Consolidated EBITDA
 for the immediately
 preceding four (4) fiscal
 quarters is
Applicable Margin                     1.750%                1.500%                1.250%                1.000%                0.750%

------------------------------------------------------------------------------------------------------------------------------------

Commitment Fee                         .500%                 .375%                 .250%                 .250%                 .200%

------------------------------------------------------------------------------------------------------------------------------------



The Applicable Margin shall commence at Level IV and shall be adjusted on the first day of each March, June, September and December (or, if such day is not a Business Day, on the next succeeding Business Day), based on the ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters. If Borrower should fail to deliver the certificate required by
Section 8.1(a)(vi)
hereof within the time period set forth in Section 8.1(a)(vi), then, until Borrower shall have provided such certificate, it shall be presumed that the ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters was greater than 4.25 (and, from the date of the delivery of such certificate, the Applicable Margin shall be determined by reference to such certificate).

     Assignment Agreement shall mean any of those certain Assignment Agreements described in Section 11.14 herein.

     Bank(s) shall mean each bank listed on the signature pages hereof, and its successors and assigns.

     Base Rate shall mean the interest rate per annum, determined on any day, equal to the greater of: (i) the Prime Rate then in effect or (ii) the sum of the Fed Funds Rate then in effect, plus One-Half of One Percent (.50%).

     Base Rate Loan shall mean any Loan bearing interest at the Base Rate.

     Board of Directors shall mean, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

     Borrower's Obligations shall mean, without duplication, any and all present and future indebtedness (including, without limitation, principal, interest, fees, collection costs and expenses, attorneys' fees and other amounts), liabilities and obligations (including, without limitation, reimbursement obligations with respect to Letters of Credit issued by any one or more Banks under this Agreement for the account of Borrower or any Subsidiary) of Borrower to the Agent and/or any one or more of the Banks evidenced by or arising under this Agreement, the Notes, the Letter of Credit Application(s), and/or any of the other Transaction Documents.

     Business Day shall mean (a) any day except a Saturday, Sunday or legal holiday observed by the Agent or by commercial banks in New Orleans, Louisiana; and (b) relative to the making, continuing, prepaying or repaying of any LIBOR Loans, any day on which dealings in U.S. Dollars are carried on in the London interbank market.

     Capital Expenditure shall mean any expenditure which, as determined in accordance with GAAP, is required to be capitalized on the balance sheet of the Person making the same, but excluding (i) expenditures for the restoration or replacement of fixed assets to the extent funded out of the proceeds of an insurance policy and (ii) Permitted Acquisitions.

     Capitalized Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which as determined in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

     Capitalized Lease Obligations of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person as determined in accordance with GAAP.

     CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S)9601 et seq., and as the same may from time to time be further amended, and shall include any and all regulations issued pursuant thereto.

     Change in Control shall mean (i) an event or series of events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act) (excluding Borrower or any wholly owned subsidiary thereof) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable) of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of Borrower or any successor entity ("Voting Stock"), (ii) the completion of any consolidation with or merger of Borrower into any other Person, or sale, conveyance, transfer or lease by Borrower of all or substantially all of its assets to any Person, or any merger of any other Person into Borrower in a single transaction or series of related transactions, and, in the case of any such transaction or series of related transactions, the outstanding common stock of Borrower is changed or exchanged as a result, unless the stockholders of the Borrower immediately before such transaction own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) such time as the Continuing Directors (as defined) do not constitute a majority of the Board of Directors of Borrower (or, if applicable, a successor corporation to Borrower) or (iv) a Change of Control as such term is defined in the Subordinated Note Indenture.

     Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     Commitment shall mean, with respect to each Bank, the sum of such Bank's Revolving Credit Commitment, and its Swing Line Commitment, if any.

     Company Business shall mean (i) the design, construction, repair, conversion and sale of ocean-going and inland vessels, (ii) the design, construction, repair, conversion and sale of drilling rigs, barges and vessels,
(iii) the design, production and sale of any component of or accessory to any such ocean-going or inland vessel or drilling rig, barge or vessel, (iv) any other similar type of design, production, construction, conversion, manufacturing or sale, (v) any financing related to the sale of any of the Borrower's or any Subsidiary's products, and (vi) any other activities ancillary to the foregoing.

     Consolidated Debt Service Coverage Ratio shall mean:

     (a) as of any date for which it is being determined on or before March 31, 1999, the ratio of (a) Consolidated EBITDA for the immediately preceding four
(4) fiscal quarters (including any fiscal quarter ending on such date) minus Capital Expenditures of Borrower or any Subsidiary during the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) plus Non-Maintenance Capital Expenditures of Borrower or any Subsidiary during the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) minus all federal, state, local and/or foreign income taxes paid by Borrower or any Subsidiary payable with respect of the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date), to (b) Consolidated Interest Expense for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) plus Consolidated Scheduled Principal Payments for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date)plus the principal portion of Capitalized Lease Obligations payable by Borrower or any Subsidiary in respect of the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) or

     (b) as of any date for which it is being determined after March 31, 1999, the ratio of (a) Consolidated EBITDA for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) minus Capital Expenditures of Borrower or any Subsidiary during the immediately preceding four
(4) fiscal quarters (including any fiscal quarter ending on such date) minus all federal, state, local and/or foreign income taxes paid by Borrower or any Subsidiary payable with respect of the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date), to (b) Consolidated Interest Expense for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) plus Consolidated Scheduled Principal Payments for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) plus the principal portion of Capitalized Lease Obligations payable by Borrower or any Subsidiary in respect of the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date).

     Consolidated EBIT shall mean, for the period in question, the sum of (a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income, the sum of (i) Consolidated Interest Expense during such period, plus (ii) all provisions for any federal, state, local and/or foreign income taxes made by Borrower or any Subsidiary during such period (whether paid or deferred), all determined on a consolidated basis as determined in accordance with GAAP plus (c) to the extent not already included in Consolidated Net Income, the sum of (i) the earnings before interest expense, extraordinary items and taxes during such period of any Subsidiaries acquired during such period as determined in accordance with GAAP plus (ii) any additional amount requested by Borrower and approved by the Required Banks appropriate to reflect any additional earnings any Subsidiaries acquired during such period would have recognized if they had been a Subsidiary for such period minus to the extent not already included in Consolidated Interest Expense, the estimated interest expense, in an amount approved by the Required Banks, that Borrower or any Subsidiary would have incurred during such period had any Indebtedness that

Borrower or any Subsidiary incurred in connection with the acquisition of any Subsidiaries during such period been in existence for such period.

     Consolidated EBITDA shall mean, for any period, the sum of the following:
(a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income, the sum of (i) Consolidated Interest Expense during such period, plus (ii) all provisions for any federal, state, local and/or foreign income taxes made by Borrower or any Subsidiary during such period (whether paid or deferred) plus (iii) all depreciation and amortization expenses and all other non-cash items of Borrower or any Subsidiary during such period, all determined on a consolidated basis as determined in accordance with GAAP plus (c) to the extent not already included in Consolidated Net Income, the sum of (i) the earnings before depreciation, amortization, interest expense, extraordinary items and taxes during such period of any Subsidiaries acquired during such period as determined in accordance with GAAP plus (ii) any additional amount requested by Borrower and approved by the Required Banks appropriate to reflect any additional earnings any Subsidiaries acquired during such period would have recognized if they had been a Subsidiary for such period minus to the extent not already included in Consolidated Interest Expense, the estimated interest expense, in an amount approved by the Required Banks, that Borrower or any Subsidiary would have incurred during such period had any Indebtedness that Borrower or any Subsidiary incurred in connection with the acquisition of any Subsidiaries during such period been in existence for such period.

     Consolidated Funded Debt shall mean, as of any date of determination thereof, (a) the sum of the following, without duplication: (i) all Indebtedness of Borrower or any Subsidiary, other than Borrower's Obligations, which matures in not less than twelve months from the date of incurrence, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed or for the payment of the purchase price of property or assets purchased, unless secured by a Letter of Credit issued by an Issuer pursuant to this Agreement plus (ii) all Borrower's Obligations plus (iii) all Indebtedness of Borrower or any Subsidiary, which matures in not less than twelve months from the date of incurrence, secured by any mortgage, pledge, security interest or lien existing on property owned by Borrower or any Subsidiary, whether or not the Indebtedness secured thereby shall have been assumed by the owner thereof plus (iv) all Capitalized Lease Obligations of Borrower or any Subsidiary plus
(v) all obligations of Borrower or any Subsidiary, contingent or otherwise, relative to the face amount of all letters of credit (as may be reduced pursuant to their terms), whether or not drawn minus (b) if (and only if) Borrower does not have any Loan (other than a Swing Loan) outstanding, all Excess Cash and Cash Equivalents of Borrower or any Subsidiary.

     Consolidated Funded Senior Debt shall mean, as of any date of determination thereof, all Consolidated Funded Debt other than the Subordinated Notes.

     Consolidated Interest Coverage Ratio shall mean, as of any date for which it is being determined, the ratio of Consolidated EBIT for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) to Consolidated Interest Expense for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date).

     Consolidated Interest Expense shall mean, for the period in question, without duplication, all gross interest expense of Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by Borrower and its Subsidiaries with respect to letters of credit and bankers' acceptance financing, the net costs associated with interest swap obligations of Borrower and its Subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis as determined in accordance with GAAP.

     Consolidated Net Income and Consolidated Net Loss shall mean, for the period in question, the after-tax net income or loss of Borrower and its Subsidiaries during such period, determined on a consolidated basis as determined in accordance with GAAP, but excluding in any event the following:

          (i) any net gain or net loss (net of expenses and taxes applicable thereto) for such period resulting from the sale, transfer or other disposition of fixed or capital assets as determined by GAAP;

          (ii) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets;

          (iii) any equity of Borrower or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary and is accounted for on the equity method as determined in accordance with GAAP;

          (iv) any undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Subsidiary is not at the time permitted by the terms of its charter documents or any agreement, document, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary (other than this Agreement);

          (v) any gains or losses from the acquisition or disposition of Investments;

          (vi) any gains from the retirement or extinguishment of Debt;

          (vii) any gains on collections from insurance policies or settlements to the extent that such gains exceed premiums paid or other expenses incurred during the fiscal period in which the gain occurs with respect to such insurance policies;

          (viii) any gains or losses during such period from any change in accounting principles, from any discontinued operations or the disposition thereof or from any prior period adjustments; and

          (ix) any extraordinary gains and/or losses;

all determined in accordance with GAAP. If the preceding calculation results in a number less than zero such amount shall be considered a Consolidated Net Loss.

     Consolidated Net Worth shall mean, at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries determined in accordance with GAAP (including, without limitation, capital stock, additional paid-in-capital and retained earnings) at such date.

     Consolidated Scheduled Principal Payments shall mean, for the period in question, without duplication, all scheduled principal payments of Borrower and its Subsidiaries on Indebtedness for the applicable period, all determined on a consolidated basis as determined in accordance with GAAP.

     Consolidated Total Debt shall mean, as of the date of any determination thereof, all Debt of Borrower and its Subsidiaries as of such date, determined on a consolidated basis as determined in accordance with GAAP.

     Continuing Director shall mean at any date a member of Borrower's Board of Directors (i) who was a member of such board on the effective date hereof or
(ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to Borrower's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

     Continuing Guarantee shall mean the unlimited continuing guarantee of all of Borrower's Obligations executed now or at any time hereafter by each Subsidiary other than Offshore and delivered to Agent, in the form of Exhibit C attached hereto and incorporated herein by reference.

     Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 9 hereof.

     Debt of any Person shall mean, as of the date of determination thereof, the sum of (a) all Indebtedness of such Person for borrowed money or which has been incurred to acquire Property plus (b) all Capitalized Lease Obligations of such Person.

     Disbursement Date shall have the meaning ascribed thereto in Section 4.3.

     Distribution in respect of any corporation shall mean:

          (a) dividends or other distributions of cash, stock, assets or other property on or in respect of any shares of any class of stock of such corporation; and

          (b) the redemption, repurchase or other acquisition of any shares of any class of any stock of such corporation or of any warrants, rights or other options to purchase any such stock (except when solely in exchange for such stock).

     Documentation Agent shall mean The First National Bank of Chicago.

     Environmental Claim shall mean any administrative, regulatory or judicial action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of noncompliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental Law or governmental or regulatory approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Substance, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental Law or the order of any Governmental Authority, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Substance or arising from alleged injury or threat of injury to health, safety, natural resources or the environment or (e) from any Lien against any Property owned, leased or operated by Borrower or any Subsidiary in favor of any governmental or regulatory authority or agency in connection with a Release, threatened Release or disposal of a Hazardous Substance.

     Environmental Law shall mean any federal, state or local statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, deed restriction, common law, treaty, convention, ordinance or other governmental requirement relating to public health, safety or the environment, including, without limitation, those relating to Releases, discharges or emissions to air, water, land or groundwater, to the use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, Hazardous Substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances, in each case applicable to any of the Property owned, leased or operated by Borrower or any Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following:
CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state or local law, and any state or local statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the Release or threatened Release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     ERISA Affiliate shall mean any corporation, trade or business that is, along with Borrower and any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     Event of Default shall have the meaning ascribed thereto in Section 9.

     Excess Cash and Cash Equivalents of any Person shall mean, as of the date of determination thereof, (a) the sum of the following: (i) all cash of such Person on hand or on deposit with any Bank or any other financial institution rated B or better by Thompson Bank Watch Service or on deposit with any financial institution approved by Agent plus (ii) all Investments of such Person described in subparagraphs (c), (d), (e), (f) or (g) of the definition of Restricted Investment minus (b) Five Million Dollars ($5,000,000.00).

     Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities Exchange Commission.

     Fed Funds Rate shall mean, for any day, the rate per annum (rounded upwards, if necessary to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions.

     GAAP shall mean generally accepted accounting principles at the time in the United States.

     Governmental Authority shall mean any sovereign state or nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     Governmental Contract shall have the meaning ascribed thereto in Section 7.20.

     Guarantee by any Person shall mean any obligation (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, liability, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the then outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. Guarantee when used as a verb shall have a correlative meaning.

     Hazardous Substance shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any Environmental Law, including, without limitation, any material, substance or waste which is:
(a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S)(S)1317), as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. (S)(S)6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)(S)9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

     Indebtedness shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred to acquire Property, (ii) obligations secured by any Lien on, or payable out of the proceeds of production from, any Property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (iii) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person,
(iv) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (v) Capitalized Lease Obligations of such Person, (vi) indebtedness, liabilities and obligations of such Person under Guarantees and
(vii)  all
obligations of such Person, contingent or otherwise, relative to the face amount of all letters of credit (as may be reduced pursuant to their terms), whether or not drawn.

     Indemnitees shall have the meaning ascribed thereto in Section 11.4.

     Interest Period shall mean with respect to each LIBOR Loan:

          (i) initially, the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and all of the Banks), as the Borrower may elect in the applicable Notice of Borrowing; and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and all of the Banks), as Borrower may elect pursuant to Section 5.1;

          provided that:

          (iii) subject to clause (iv) below, if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately next preceding Business Day; and

          (iv) no Interest Period for a LIBOR Loan shall extend beyond the last day of the Revolving Credit Period.

     Investment shall mean any investment by Borrower or any Subsidiary in any Person, whether payment therefor is made in cash or capital stock of Borrower or any Subsidiary, and whether such investment is by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business, Guarantee or otherwise becoming liable (contingently or otherwise) in respect of the Indebtedness of any Person, or otherwise.

     Issuer shall have the meaning ascribed thereto in Section 4.

     Letter of Credit and Letters of Credit shall have the meanings ascribed thereto in Section 4.1(a).

     Letter of Credit Application shall mean an application and agreement for standby letter of credit in substantially the form of Exhibit D attached hereto and incorporated herein by reference executed by Borrower and any Subsidiary (if the Letter of Credit is to be for the account of a

Subsidiary) and delivered to a Bank pursuant to Section 4.1(a), as the same may from time to time be amended modified, extended or renewed.

     Letter of Credit Commitment shall have the meaning ascribed thereto in
Section 4.1 (a).

     Letter of Credit Commitment Fee shall have the meaning ascribed thereto in
Section 4.1(c).

     Letter of Credit Loan and Letter of Credit Loans shall have the meaning ascribed thereto in Section 4.3.

     Letter of Credit Period shall mean the period commencing on the effective date hereof and ending September 30, 2002.

     Letter of Credit Request shall have the meaning ascribed thereto in Section
4.1 (a).

     LIBOR Base Rate means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (New Orleans time), or as soon thereafter as practicable, two (2) Business Days before the beginning of such Interest Period by two (2) or more major banks in the London interbank market selected by the Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Loan scheduled to be made available by the Banks. As used herein, "LIBOR Index Rate" means, for any Interest Period, the London interbank offered rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3875 as of 9:00 a.m. (New Orleans time) on the day two Business Days before the commencement of such Interest Period.

     LIBOR Loan shall mean a loan bearing interest at the LIBOR Rate.

     LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b) the Applicable Margin. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage and Agent shall notify Borrower and Banks of any such change.

     LIBOR Reserve Percentage shall mean for any day the percentage (including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is in effect on the first day of the applicable Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D (or any other then applicable regulation of the Board of Governors (or any successor)) with respect to "Eurocurrency Liabilities".

     Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, assignment, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, and any consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

     Loans shall collectively mean the Revolving Credit Loans, the Swing Loans, and the Letter of Credit Loans, with each being a Loan, and shall include all principal, interest, attorneys' fees and costs owed thereon.

     Material Adverse Effect shall mean a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole.

     Moody's shall mean Moody's Investors Service, Inc.

     Multi-Employer Plan shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any Subsidiary or any ERISA Affiliate or to which Borrower, any Subsidiary or any ERISA Affiliate has contributed in the past or currently contributes.

     Non-Maintenance Capital Expenditure shall mean any Capital Expenditure unless made to fulfill the current construction backlog of Borrower or any Subsidiary.

     Notes shall mean all of the Revolving Credit Notes and the Swing Line Note.

     Notice of Borrowing shall have the meaning ascribed thereto in Section 3.3.

     Obligor shall mean Borrower, each Subsidiary and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of Borrower's Obligations.

     Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

     Offshore shall mean Offshore Marine Indemnity Company, with Taxpayer Identification Number 75-2674011.

     Operating Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which is not a Capitalized Lease.

     Operating Lease Obligations of any Person shall mean, as of any date for which it is being determined, all of the rental obligations due and to become due in less than twelve months from the date of determination thereof under all Operating Leases under which such Person is a lessee.

     PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Pension Plan shall mean a "pension plan," as such term is defined in
Section 3(2) of ERISA, which is established or maintained by Borrower, any Subsidiary or any ERISA Affiliate, and includes, without limitation, a Multi-Employer Plan.

     Permitted Acquisition shall mean an Acquisition:

          (a) acquired with the consent of the Required Banks;

          (b) (x) acquired (and only to the extent acquired) through the issuance of stock (or the use of the proceeds from the issuance of stock) of Borrower after the effective date hereof or acquired prior to the making of the initial Revolving Credit Loan and (y) complying with each of the following requirements:

          (i) the earnings before depreciation, amortization, interest expense, extraordinary items and taxes of the acquired operation for the four (4) fiscal quarters immediately preceding the date of such Acquisition (including any fiscal quarter ending on such date) were positive;

          (ii) such Acquisition will not cause a Default or an Event of Default; and

          (iii) the ratio of (A) Consolidated Funded Debt as of the end of the fiscal quarter immediately preceding the date of such Acquisition (including any fiscal quarter ending on such date) plus the Indebtedness to be incurred or assumed by Borrower or its Subsidiaries in connection with such Acquisition plus all Debt of any Subsidiary to be acquired as of the date of such Acquisition (to the extent not already included and to the extent not paid on the date of such Acquisition) to (B) Consolidated EBITDA, determined as if such Acquisition was completed, for the four (4) fiscal quarters immediately preceding the date of such Acquisition (including any fiscal quarter ending on such date) will not exceed:

          Periods Ending                                Ratio

          On or before March 31, 1998                   4.50 to 1
          From April 1, 1998 to September 30, 1998      4.25 to 1

          After September 30, 1998                      4.00 to 1; or

          (c) acquired after the making of the initial Revolving Credit Loan (and to the extent not acquired through the issuance of stock (or the use of the proceeds from the issuance of stock) of Borrower after the effective date hereof) and complying with each of the following requirements:

     (i) the Purchase Price for such Acquisition does not exceed $30,000,000.00;

          (ii) the Purchase Price for all Acquisitions falling within the provisions of subparagraph (a) or subparagraph (c) of this definition of Permitted Acquisitions for the period (A) commencing twelve (12) months prior to the date of such Acquisition and ending on (and including) the date of such Acquisition or (B) commencing on the date of the initial Revolving Credit Loan and ending on (and including) the date of such Acquisition, whichever is shorter, does not in the aggregate exceed $75,000,000.00;

          (iii) such Acquisition will not cause a Default or an Event of Default;

          (iv) the ratio of (A) Consolidated Funded Debt as of the end of the fiscal quarter immediately preceding the date of such Acquisition (including any fiscal quarter ending on such date) plus the Indebtedness to be incurred or assumed by Borrower or its Subsidiaries in connection with such Acquisition plus all Debt of any Subsidiary to be acquired as of the date of such Acquisition (to the extent not already included and to the extent not paid on the date of such Acquisition) to (B) Consolidated EBITDA, determined as if such Acquisition was completed, for the four (4) fiscal quarters immediately preceding the date of such Acquisition (including any fiscal quarter ending on such date) will not exceed:

          Periods Ending                                Ratio

          On or before March 31, 1998                   4.50 to 1
          From April 1, 1998 to September 30, 1998      4.25 to 1
          After September 30, 1998                      4.00 to 1; and

          (v) after the Acquisition, the Total Revolver Outstandings will not exceed $145,000,000.00 and Borrower will still have the ability to obtain a Revolving Credit Loan in the amount of $5,000,000.00.

     Permitted Liens shall mean any of the following:

          (a) Liens for property taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required by
     Section 8.1(d);

          (b) (i) Deposits to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory or other Property and (ii) Liens (other than any Liens imposed by ERISA) arising in the ordinary course of business or incidental to the ownership of Properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, carrier's, mechanic's, materialmen's, repairmen's, vendor's, warehousemen's and attorneys' liens and statutory landlords' liens); provided in each case (x) the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate provision as determined in accordance with GAAP has been made, (y) payment thereof is not at the time required by Section 8.1(d) or 8.1(e), and (z) if the obligations secured thereby are in excess of $50,000.00, Agent is provided written notice of such Lien within twenty days after the date on which the Lien becomes overdue;

          (c) Survey exceptions, issues with regard to the merchantability of title, easements or reservations, or rights of others for rights-of-way, servitudes, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which could not reasonably be expected to have a Material Adverse Effect;

          (d) Liens permitted by the Required Banks in writing;

          (e) Liens granted in the ordinary course of business on vessels under construction in favor of the purchaser or owner of such vessels (or lenders to such purchasers or owners);

          (f) Liens reflected on Schedule 2.1(a) attached hereto in existence as of the effective date hereof, and any extensions, renewals and refinancings thereof (provided that any such refinancing shall not increase the principal indebtedness secured thereby without the prior written consent of the Required Banks);

          (g) Liens on Properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 8.2(a)(vi);

          (h) non-perfected Liens in favor of Fireman's Fund Insurance Company or other bonding company(ies) rated A-VII or better by A.M. Best Company pursuant to a bonding company indemnity agreement(s) in customary form;

          (i) non-perfected Liens in favor of Trinity in existence on October 1, 1996, to secure its contingent liability under parent guarantees, letters of credit, bank guarantees or other similar obligations related to existing construction contracts or outstanding bid proposals of Borrower or any Subsidiary to the extent such Liens would customarily be required by a bonding company in like circumstances;

          (j) any Liens on the right, title or interest of Borrower or any Subsidiary in or to any right, benefit or proceeds (including, without limitation, rights to payment) arising from, or related to, Navy Prime Contract #N62471-82-C-1455 for Model NP6D Clyde Crane; and

          (k) Liens encumbering the assets of any Subsidiary acquired after the effective date hereof which were in existence at the time of the acquisition of such Subsidiary securing Indebtedness of Borrower or any Subsidiaries which does not exceed $15,000,000.00 in the aggregate at any one time outstanding.

     Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     Prime Rate shall mean the interest rate per annum equal to the arithmetic average of the following: (a) the interest rate announced from time to time by Whitney National Bank as its "prime rate" on commercial loans, (b) the interest rate announced from time to time by The First National Bank of Chicago as its "prime rate" on commercial loans, and (c) the interest rate announced from time to time by BankBoston, N.A. as its "base rate" on commercial loans, (which rate shall fluctuate as and when said prime or base rate(s) shall change).

     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, Borrower and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     Pro Rata Share shall mean with respect to each Bank, the percentage amount equal to the sum of such Bank's Revolving Credit Commitment, divided by the sum of all of the Banks' Revolving Credit Commitments.

     Purchase Price shall mean any cash provided by Borrower or any Subsidiary plus any Indebtedness assumed by Borrower or any Subsidiary in consideration for an Acquisition.

     RCRA shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S)(S)6901 et seq., and any future amendments, and shall include any and all regulations issued pursuant thereto.

     Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System, as amended.

     Regulatory Change shall have the meaning ascribed thereto in Section 5.9.

     Release shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and/or other receptacles containing or previously containing any Hazardous Substance.

     Reportable Event shall have the meaning given to such term in ERISA.

     Reserves Loan shall have the meaning ascribed to such term in 6.3(g).

     Required Banks shall mean at any time Banks having Fifty-One Percent (51%) of the aggregate amount of Loans and the face amount of Letters of Credit then outstanding or, if no Loans or Letters of Credit are then outstanding, Fifty-One Percent (51%) of the total Commitments of all of the Banks.

     Responsible Officer shall mean the chief executive officer, president, chief operating officer, chief financial officer or chief accounting officer of Borrower or any other officer of Borrower involved in the financial administration or controllership function of Borrower.

     Restricted Investment shall mean any Investment, or any expenditure or any incurrence of any liability to make any expenditure for an Investment, other than:

          (a) Guarantees, loans and/or advances by Borrower or a Subsidiary to any Subsidiary; provided that, neither Borrower nor any Subsidiary will make any Guarantee, loan and/or advance to Offshore other than (i) in connection with Letters of Credit issued for the account of Offshore pursuant to this Agreement and (ii) repayment of the Reserves Loan;

          (b) Guarantees, loans and/or advances by (i) any Subsidiary other than Offshore to Borrower which are subordinated in writing to the payment of the Borrower's Obligations in form and substance satisfactory to the Required Banks or (ii) Offshore to Borrower relating to the Reserves Loan;

          (c) Direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

          (d) Investments in readily marketable commercial paper which, at the time of acquisition thereof by Borrower or any Subsidiary, is rated investment grade or better by S&P or Moody's and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by S&P and Moody's;

          (e) Negotiable certificates of deposit or negotiable bankers acceptances issued by (i) any of the Banks or (ii) any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (other than the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

          (f) Repurchase agreements, which shall be collateralized for at least 100% of face value, issued by (i) any of the Banks or (ii) any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

          (g) Investments in mutual funds the investments of which are limited to direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof;

          (h) Investments existing as of the effective date hereof as described in Schedule 7.17, and any future retained earnings in respect thereof;

          (i) Guarantees, loans or advances other than in the ordinary course of business to officers or employees of Borrower or a Subsidiary in the aggregate principal amount of up to $500,000.00 at any one time outstanding;

          (j)  Permitted Acquisitions;

          (k) The Subsidiaries of Borrower as of the effective date hereof;

          (l) Investments representing all or a portion of the sales price for property sold to another Person in the ordinary course of business;

          (m) Investment in the amount of $2,000,000.00 to acquire a twenty percent (20%) interest in Zentech, Inc., a Texas Corporation; and

          (n) Investments by Borrower and/or any one or more Subsidiaries in TDI Nass International, made after June 30, 1996, which do not in the aggregate exceed Five Million Dollars ($5,000,000.00).

     Revolving Credit Commitment shall mean for each Bank, subject to termination or reduction as set forth in Section 3.5, the principal amount set forth as the Revolving Credit Commitment for such Bank next to its name on the signature pages hereof, which commitments in the aggregate equal the principal amount of $150,000,000.00.

     Revolving Credit Loan and Revolving Credit Loans shall have the meanings ascribed thereto in Section 3.1.

     Revolving Credit Notes shall have the meaning ascribed thereto in Section 3.4(a).

     Revolving Credit Period shall mean the period commencing on the effective date of this Agreement and ending September 30, 2002, unless extended from time to time with the unanimous consent of the Banks as provided in Section 3.6 hereof.

     S&P shall mean Standard and Poor's Ratings Group.

     Separation and Related Agreements shall mean the Separation Agreement, Barge Agreement, Insurance Agreement, Tax Allocation Agreement and the Trademark License Agreement between Borrower and Trinity dated as of October 1, 1996.

     Stock Pledge Documents shall mean, with respect to any Subsidiary, the following documents: (a) a stock pledge agreement in the form of Exhibit I annexed hereto and incorporated herein by reference granting Agent for the benefit of all of the Banks a pledge of and a security interest in all of the common stock of such Subsidiary owned by Borrower and/or any one or more Subsidiaries subject to no other Lien, (b) executed stock powers covering all of the common stock of such Subsidiary owned by Borrower and/or any one or more Subsidiaries, (c) such opinions of counsel for Borrower and/or any Subsidiaries that own an interest in such Subsidiary as Agent may reasonably require, and (d) such resolutions, certificates, approvals, documents or instruments as Agent may reasonably require.

     Subsidiary shall mean (a) any corporation of which more than fifty percent (50%) of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiary of Borrower, or (b) any partnership, limited liability company, business trust, or any other similar entity of which more than fifty percent (50%) of the voting interests is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiary of Borrower, and specifically including, but not limited to, each of the entities described on
Schedule 7.8 hereto.

     Subordinated Notes shall mean the convertible subordinated notes in the aggregate principal amount of $185,000,000.00 issued by Borrower on September 15, 1997, bearing interest at 4.5% per annum, due 2004, which are contractually subordinated to Borrower's Obligations and to certain other Indebtedness of Borrower and its Subsidiaries.

     Subordinated Notes Indenture shall mean the Indenture, dated September 15, 1997, between Borrower and U.S. Trust Company of Texas, N.A., as trustee, pertaining to the Subordinated Notes.

     Swing Loans and Swing Loan shall have the meanings ascribed thereto in
Section 3.2.

     Swing Line Note shall have the meaning ascribed thereto in Section 3.2.

     Swing Line Commitment shall mean the aggregate principal amount of $5,000,000.00 at any one time outstanding.

     Syndication Agent shall mean BankBoston, N.A.

     TDI Nass International shall mean TDI Nass International, W.L.L., a limited liability company organized under the laws of Bahrain.

     Telerate Page 3875 means the display designated as "Page 3875" of the Dow Jones Telerate Service (or such other page as may replace Page 3875 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar Deposits).

     Term shall have the meaning ascribed thereto in Section 1.

     Total Revolver Outstandings shall mean the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Loans, plus (ii) the aggregate principal amount of all outstanding Swing Loans plus (iii) the aggregate principal amount of all outstanding Letter of Credit Loans plus (iv) the aggregate undrawn face amount of all outstanding Letters of Credit.

     Transaction Documents shall mean this Agreement, the Notes, the Letter of Credit Application(s), the Continuing Guarantees, and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Agent or any of the Banks with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or thereunder, any Letters of Credit issued hereunder or thereunder, or any other of Borrower's Obligations, and executed by or on behalf of Borrower or any Subsidiary, all as the same may from time to time be amended, modified, extended or renewed.

     Trinity shall mean Trinity Industries, Inc., a Delaware corporation, with Taxpayer Identification Number 75-0225040, and any subsidiaries thereof.

     U. S. Governmental Authority shall mean the United States of America, any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the United States of America.

     Whitney shall mean Whitney National Bank, a national banking association, in its individual corporate capacity as a Bank hereunder and the lender of the Swing Loans.

     2.2 Accounting Terms and Determinations. Except as otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared as determined in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes accompanied by a concurrence from Borrower's independent certified public accountants) with the most recent audited financial statements of Borrower delivered to the Banks.

SECTION 3.  THE REVOLVING CREDIT LOANS.

     3.1 Revolving Credit Commitments. Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default under this Agreement has occurred and is continuing, during the Revolving Credit Period, each Bank severally agrees to lend to Borrower from time to time (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") amounts not to exceed, in the aggregate at any one time outstanding, the lesser of: (a) such Bank's Revolving Credit Commitment, or (b) such Bank's Pro Rata Share of the sum of the total Revolving Credit Commitments of all of the Banks minus the aggregate principal amount of all outstanding Letter of Credit Loans minus the aggregate undrawn face amount of all outstanding Letters of Credit minus the principal amount of any outstanding Swing Loans. Each Revolving Credit Loan under this Section 3.1 shall be made from the several Banks ratably in proportion to their respective Pro Rata Shares, and may be made as either (x) a Base Rate Loan, (y) a LIBOR Loan, or (z) any combination thereof, as determined by Borrower with notice thereof to Agent pursuant to Section 3.3. Each Revolving Credit Loan under this Section 3.1 which is a Base Rate Loan shall be for an aggregate principal amount of at least $1,000,000.00 or any larger multiple of $100,000.00. Each Revolving Credit Loan under this Section
3.1 which is a LIBOR Loan shall be for an aggregate principal amount of at least $5,000,000.00 or any larger multiple of $500,000.00. Within the foregoing limits, Borrower may borrow under this Section 3.1, prepay under Section 5.4(a) or 5.4(b) and reborrow at any time during the Revolving Credit Period under this
Section 3.1. The failure of any Bank to make any Revolving Credit Loan required under this Agreement shall not release any other Bank from its obligation to make Revolving Credit Loans as provided herein.

     3.2 The Swing Line. Subject to all of the terms and conditions hereof and so long as no Default or Event of Default under this Agreement has occurred and is continuing, Whitney agrees to make loans to Borrower (individually, a "Swing Loan" and collectively, the "Swing Loans") which shall not in the aggregate at any time outstanding exceed the lesser of (i) the Swing Line Commitment, or (ii) the sum of the total Revolving Credit Commitments of all of the Banks minus the aggregate principal amount of all outstanding Revolving Credit Loans minus the aggregate principal amount of all outstanding Letter of Credit Loans minus the aggregate undrawn face amount of all outstanding Letters of Credit. The Swing Loans shall be available to Borrower and may be availed of by Borrower from time to time, and borrowings thereunder may be repaid and used again during the period ending on the last day of the Revolving Credit Period. All Swing Loans shall be made hereunder only as Base Rate Loans. The Swing Loans shall be evidenced by the Swing Line Note of Borrower dated as of the effective date hereof (the "Swing Line Note") payable to the order of Whitney in the amount of the Swing Line Commitment and being in the form attached hereto as Exhibit B.

     3.3  Method of Borrowing.

          (a) With respect to each Revolving Credit Loan, Borrower shall give notice (a "Notice of Borrowing") to the Agent by 11:00 a.m. (New Orleans time) on the day of each Base Rate Loan, and by 11:00 a.m. (New Orleans
     Time) at least three (3) Business Days before each LIBOR Loan, specifying:

          (i) the date of such Revolving Credit Loan, which shall be a Business Day,

          (ii) the aggregate principal amount of such Revolving Credit Loan,

          (iii) whether such Loan is to be a Base Rate Loan or a LIBOR Loan, or a combination thereof,

          (iv) in the case of a LIBOR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

          (v) that on the date of, and after giving effect to, such Revolving Credit Loan, no Default or Event of Default under this Agreement has occurred and is continuing, and

          (vi) that on the date of, and after giving effect to, such Revolving Credit Loan, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and in the other Transaction Documents are true and correct in all material respects as if made on and as of the date of such Revolving Credit Loan.

A Notice of Borrowing shall not be required in connection with a Base Rate Loan pursuant to Section 5.7 or 5.8.

          (b) Upon receipt of a Notice of Borrowing given to it, the Agent shall notify each Bank by 1:00 p.m. (New Orleans time) on the date of receipt of such Notice of Borrowing by the Agent (which must be a Business Day) of the contents thereof and of such Bank's ratable share of such Revolving Credit Loan. A Notice of Borrowing shall not be revocable by Borrower.

          (c) Not later than 3:00 p.m. (New Orleans time) on the date of each Revolving Credit Loan, each Bank shall make available its Pro Rata Share of such Revolving Credit Loan, in federal or other funds immediately available in New Orleans, Louisiana, to the Agent at its address specified in or pursuant to Section 11.7. Agent shall not be required to make any amount available to Borrower hereunder except to the extent it shall have received such amounts from the Banks as set forth herein, provided, however, that unless the Agent shall have been notified by a Bank prior to the date a Revolving Credit Loan is to be made hereunder that such Bank does not intend to make its Pro Rata Share of such Revolving Credit Loan available to the Agent, the Agent may assume that such Bank has made such Pro Rata Share available to the Agent on such date, and the Agent may in reliance upon such assumption make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the Borrower, the Agent shall be entitled to receive such amount from such Bank forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on but excluding the date the Agent recovers such amount from the Bank at a rate per annum equal to the Fed Funds Rate. Unless the Agent determines that any applicable condition specified in Section 6 has not been satisfied, the Agent will make the funds so received from the Banks available to Borrower thereafter as of 3:30 p.m. New Orleans time at the Agent's aforesaid address by crediting such funds to a demand deposit account (or such other account mutually agreed upon in writing between Agent and Borrower) of Borrower with the Agent.

          (d) With respect to each Swing Loan, Borrower shall give Whitney prior notice (which may be written or oral but which must be given prior to 2:00 p.m. New Orleans time on the date of the Swing Loan) of the amount and date of each Swing Loan and, subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to Borrower on the date of request at the offices of the Agent in New Orleans, Louisiana. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of Whitney to make Swing Loans shall be subject to all of the terms and conditions of this Agreement, and (ii) Whitney shall not be obligated to make more than one Swing Loan to Borrower during any day.

     3.4  Revolving Credit Notes.

          (a) The Revolving Credit Loans of each Bank to Borrower during the Revolving Credit Period shall be evidenced by Revolving Credit Note of Borrower dated the effective date hereof and payable to the order of such Bank in a principal amount equal to its Revolving Credit Commitment in substantially the form of Exhibit A attached hereto (with appropriate insertions) (as the same may from time to time be amended, modified extended or renewed, the "Revolving Credit Notes").

          (b) Upon receipt of each Bank's Revolving Credit Note pursuant to
     Section 3.4(a), the Agent shall mail such Revolving Credit Note by overnight express delivery to such Bank. Each Bank shall record, and prior to any transfer of its Revolving Credit Note may endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Revolving Credit Loan made by it during the Revolving Credit

     Period and the date and amount of each payment of principal made by Borrower with respect thereto. Each Bank is hereby irrevocably authorized by Borrower so to endorse its Revolving Credit Note and to attach to and make a part of any such Revolving Credit Note a continuation of any such schedule as and when required; provided, however that the obligation of Borrower to repay each Revolving Credit Loan actually made hereunder shall be absolute and unconditional, notwithstanding any failure of any Bank to endorse or any mistake by any Bank in connection with endorsement on the schedules attached to its respective Revolving Credit Note. The internal records of each Bank shall constitute for all purposes prima facie evidence of (i) the amount of principal and interest owing on the Revolving Credit Loans from time to time, (ii) the amount of each Revolving Credit Loan made to the Borrower and (iii) the amount of each principal and/or interest payment received by the Banks on the Revolving Credit Loans.

     3.5 Termination or Reduction of Commitments. Borrower may, upon three (3) Business Days' prior written notice to the Agent, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Banks based on their respective Revolving Credit Commitments by an aggregate amount of $1,000,000.00 or any larger multiple of $500,000.00 the unused portions of the Revolving Credit Commitments; provided, however, that (i) at no time shall any Revolving Credit Commitment be reduced to a figure less than the Total Revolver Outstandings, (ii) at no time shall the Revolving Credit Commitments be reduced to a figure greater than zero but less than $5,000,000.00 and (iii) any such termination or reduction shall be permanent and Borrower shall have no right to thereafter reinstate or increase, as the case may be, the Revolving Credit Commitment of any Bank.

     3.6 Maturity. All Revolving Credit Loans and all Swing Loans not paid prior to the last day of the Revolving Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to the Banks with respect thereto, shall be due and payable on the last day of the Revolving Credit Period. Each year of the Revolving Credit Period, during the period commencing on October 1st and ending on December 1st, Borrower may request that the Revolving Credit Period be extended for up to one year from the end of the then applicable Revolving Credit Period. Upon the unanimous consent of the Banks, which consent may be withheld in the discretion of any of the Banks, the Revolving Credit Period (and the Term of this Agreement) shall be so extended, provided that Borrower and the Subsidiaries shall execute such documentation as Banks shall require to evidence such extension. The Banks agree to provide Borrower with a response to any such request for an extension of the Revolving Credit Period within 60 days following receipt thereof; provided that, the failure of the Banks, or any one or more of them, to provide a response within such 60 day period shall not be construed to constitute consent to such an extension on the part of any of the Banks.

     3.7  Special Swing Loan Provisions.

          (a) All Swing Loans shall be payable with accrued interest thereon solely to Whitney for its own account. Upon the earlier to occur of (i) seven days after the making of any Swing Loan or (ii) at any time at the discretion of Whitney, Borrower shall repay all of such Swing Loans in cash by 1:00 p.m., New Orleans time the following Business Day, or make a Revolving Credit Loan in an amount at least equal to the aggregate outstanding principal amount of all Swing Loans, together with all accrued interest thereon, and shall apply the proceeds of such Revolving Credit Loans to repay in its entirety the aggregate outstanding principal amount of all Swing Loans, together with accrued interest thereon to the date of such repayment.

          (b) In the event that any portion of any Swing Loan is not repaid as set forth above, Whitney shall promptly notify Agent and Agent shall promptly, and in no event later than 5:00 p.m., New Orleans time, two Business Days thereafter, notify each Bank in writing of the unreimbursed amount of such Swing Loan and of such Bank's Pro-Rata Share of such unreimbursed amount. Each of the Banks shall make a Revolving Credit Loan in an amount equal to such Bank's Pro-Rata Share of the unreimbursed amount of such Swing Loan, together with accrued unpaid interest thereon (to the extent that there is availability under the Revolving Credit Commitments), and pay the proceeds thereof, in immediately available funds, directly to Whitney, not later than 1:00 p.m., New Orleans time, on the next Business Day after the date such Bank is notified by the Agent. Revolving Credit Loans made by the Banks to repay unreimbursed Swing Loans pursuant to this subsection shall constitute Revolving Credit Loans hereunder, initially shall be Base Rate Loans and shall be subject to all of the provisions of this Agreement concerning Revolving Credit Loans, except that such Revolving Credit Loans shall be made upon demand by the Agent as set forth above rather than upon notice by Borrower and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to satisfaction of conditions precedent to the making of Revolving Credit Loans set forth in Section 3 hereof or any other Section of this Agreement.

          (c) Each Bank's obligation to make Revolving Credit Loans in the amount of its Pro-Rata Share of any unreimbursed Swing Loan pursuant hereto is several, and not joint or joint and several. The failure of any Bank to perform its obligation to make a Revolving Credit Loan in the amount of such Bank's Pro-Rata Share of any unreimbursed Swing Loan will not relieve any other Bank of its obligation hereunder to make a Revolving Credit Loan in the amount of such other Bank's Pro-Rata Share of such unreimbursed Swing Loan. Any Bank may but shall have no obligation to any Person to assume all or any portion of any non-performing Bank's obligation to make a Revolving Credit Loan in the amount of such Bank's Pro-Rata Share of such unreimbursed Swing Loan. The Borrower agrees to accept the Revolving Credit Loans hereinabove provided, whether or not such Loans could have been made pursuant to the terms of Section 3 hereof or any other Section of this Agreement.

          (d) In the event, for whatever reason, the Agent determines that the Banks are not able to, or that it could be disadvantageous for the Banks to, advance their respective Pro-Rata Share of Revolving Credit Loans for the purpose of refunding Swing Loans as required hereunder, then each of the Banks (subject to the provisions of this Section 3.7) absolutely and unconditionally agrees to purchase and take from Whitney on demand an undivided participation interest in Swing Loans outstanding in an amount equal to their respective Pro-Rata Share of such Swing Loans.

SECTION 4.  LETTERS OF CREDIT.

     4.1  Letter of Credit Commitment.

          (a) Subject to the terms and conditions of this Agreement, during the Letter of Credit Period of this Agreement, and so long as no Default or Event of Default under this Agreement has occurred and is continuing (provided, however, that Issuer shall have no liability to any of the other Banks for issuing a Letter of Credit after the occurrence of any Default or Event of Default under this Agreement unless Issuer has previously received notice in writing to Issuer by Borrower, the Agent or any of the other Banks of the occurrence of such Default or Event of Default), each Bank, except The Sumitomo Bank Limited and The Bank of Nova Scotia, hereby agrees, upon the request of and as determined by Agent, to issue irrevocable standby letters of credit for the account of Borrower or for the account of Borrower and any Subsidiary (individually, a "Letter of Credit" and collectively, the "Letters of Credit") (the "Letter of Credit Commitment") in an amount and for the term specifically requested by Borrower by notice in writing to such Bank in the form of Exhibit E attached hereto and incorporated herein by reference (a "Letter of Credit Request") at least three (3) Business Days prior to the requested issuance thereof; provided, however, that:

          (i) Borrower, and if the Letter of Credit is to be issued for the account of Borrower and a Subsidiary, such Subsidiary, shall have executed and delivered to Issuer a Letter of Credit Application with respect to such Letter of Credit, with Borrower and any Subsidiary executing same to be jointly, severally and solidarily liable thereunder;

          (ii) the term of any such Letter of Credit shall not extend beyond the last day of the Letter of Credit Period;

          (iii) any Letter of Credit may only be utilized to guaranty or support the payment of obligations of Borrower or any Subsidiary to third parties incurred in the ordinary course of business;

          (iv) the Total Revolver Outstandings shall not at any one time exceed the sum of the total Revolving Credit Commitments of all of the Banks;

          (v) the sum of (A) the aggregate undrawn face amount of all outstanding Letter(s) of Credit plus (B) the aggregate principal amount of all outstanding Letter of Credit Loans arising out of Letter(s) of Credit shall not at any one time exceed the sum of Sixty Million Dollars ($60,000,000.00);

          (vi) the text of any such Letter of Credit is provided to Issuer no less than three (3) Business Days prior to the requested issuance date, the terms and conditions of which must be acceptable to Issuer;

          (vii) the sum of (A) the aggregate undrawn face amount of all outstanding Letter(s) of Credit securing or guaranteeing obligations of or performance by Offshore plus (B) the aggregate principal amount of all outstanding Letter of Credit Loans arising out of Letter(s) of Credit securing or guaranteeing obligations of or performance by Offshore shall not at any one time exceed Ten Million and 00/100 Dollars ($10,000,000.00); and

          (viii) No Letter of Credit shall be issued securing or guaranteeing obligations of or performance by TDI Nass International.

     ("Issuer" shall mean the Bank that issues a Letter of Credit.)

     Banks and Borrower acknowledge and agree that the letter(s) of credit described on Schedule 4.1(a) shall be deemed outstanding Letters of Credit under this Agreement and shall be governed by the terms and provisions of this Agreement.

          (b) The Issuer will make available the original of each Letter of Credit to the beneficiary thereof (and will promptly provide each of the Banks and the Agent with a copy of such Letter of Credit).

          (c) For each Letter of Credit, Borrower (and any Subsidiary that executed the Letter of Credit Application) hereby further agrees to pay to the Agent for the account of the Issuer and the Banks an annual nonrefundable commitment fee payable quarterly in an amount equal to the rate per annum equal to the then current Applicable Margin for LIBOR Loans (calculated on an actual day, 360 day year basis) times the face amount (taking into account any increases or decreases therein during the period in question) of each such Letter of Credit issued hereunder ("Letter of Credit Commitment Fee"), which Letter of Credit Commitment Fee shall be due and payable in arrears with respect to each Letter of Credit on the last Business Day of each calendar quarter during the term of each respective Letter of Credit and on the termination thereof (whether at its stated maturity or earlier). Borrower further agrees to pay (or cause any Subsidiary for which the Letter of Credit was issued to pay) to Issuer all reasonable administrative fees of Issuer in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit and standard negotiation charges upon demand from time to time.
     Each of the Banks shall be entitled to its Pro Rata Share of any Letter of Credit Commitment Fees, but the Banks shall have no right to share in any administrative fees paid by Borrower (or any Subsidiary) to Issuer in connection with any of the Letters of Credit. In addition to the Letter of Credit Commitment Fee, for each Letter of Credit, Borrower hereby further agrees to pay (or arrange for any Subsidiary that executed the Letter of Credit Application to pay) to the Agent, solely for the account of the Issuer, an annual nonrefundable commitment fee in an amount equal to 1/8 of 1% of the undrawn face amount of each such Letter of Credit issued hereunder, which such fee shall be due and payable upon issuance of such Letter of Credit and annually thereafter.

          (d) If the proposed beneficiary of a Letter of Credit will not accept any Bank as the Issuer of such Letter of Credit, Agent will request a financial institution selected by such beneficiary and acceptable to the Agent and the Issuer to confirm such Letter of Credit, with Borrower to be responsible for any and all fees incurred as a result of such confirmation.

     4.2  Participation by Other Banks.

          (a) Upon the issuance of a Letter of Credit, each Bank shall share the obligation represented by each such Letter of Credit so issued, in an amount equal to such Bank's Pro Rata Share. The participation of each Bank in each Letter of Credit shall be automatic. Each Bank shall make available to the Issuer, regardless of whether any Default or Event of Default shall have occurred and is continuing, an amount equal to its respective Pro Rata Share of each drawing on each Letter of Credit in same day or immediately available funds not later than 11:00 a.m. New Orleans time on each Disbursement Date (as hereinafter defined) for each such drawing. In the event that any Bank fails to make available to the Issuer the amount of such Bank's Pro Rata Share of any drawing on a Letter of Credit as provided herein, the Issuer shall be entitled to recover such amount on demand from such Bank together with interest at the daily average Federal Funds Rate for the first two Business Days after the Disbursement Date and thereafter at the Base Rate.

          (b) The Issuer shall distribute to each Bank that has paid all amounts payable by it under this Section 4.2 with respect to any Letter of Credit issued by the Issuer such Bank's Pro Rata Share of all payments received by the Issuer from the Borrower in reimbursement of drawings honored by Issuer under such Letter of Credit when such payments are received (to the extent that such Bank has not already received such amounts).

     4.3 Disbursements. The Issuer shall notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit (on the date of presentment, if possible, and otherwise on the next Business Day, it being agreed that such notice may be made by phone), together with notice of the date (the "Disbursement Date") such payment shall be made, and the Agent will promptly notify the Banks of such matters. Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. On the Disbursement Date, Borrower shall, contemporaneous with a payment on such Letter of Credit, reimburse (or cause any Subsidiary for which the Letter of Credit was issued to reimburse) Issuer and the Banks (to the extent each Bank has paid its Pro Rata Share of such drawing) for all amounts which will be or have been disbursed under such Letter of Credit. In the event a payment under a Letter of Credit is made without contemporaneous receipt of payment from Borrower in accordance with this Section 4.3, such payment shall constitute a loan (individually a "Letter of Credit Loan" and collectively, the "Letter of Credit Loans") by Issuer and/or Banks (to the extent each Bank has paid its Pro Rata Share of such drawing) to Borrower. All Letter of Credit Loans shall accrue interest at the Base Rate and shall be payable on demand. The Issuer shall distribute to each Bank that has paid all amounts payable by it under Section 4.2 with respect to a Letter of Credit such Bank's Pro Rata share of all interest and other amounts received by Issuer from Borrower (or any Subsidiary) under the Letter of Credit Loan relating to such Letter of Credit (to the extent that such Bank has not already received such amounts).

     4.4 Reimbursement. Borrower's obligation under Section 4.3 to reimburse the Issuer and the Banks with respect to each drawing under each Letter of Credit (including interest thereon) (to the extent each Bank has paid its Pro Rata Share of such drawing), and each Bank's obligation to fund each drawing shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower or any Bank may have or have had against any Bank, the Borrower or any beneficiary of a Letter of Credit, including, without limitation, any defense based upon the occurrence of any Default or Event of Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, or any failure to apply or misapplication by the beneficiary of the proceeds of any disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit.

     4.5  Replacement or Collateralization of Letters of Credit.
Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary, upon the occurrence of any Event of Default under this Agreement, at Agent's option, Borrower shall, upon Agent's demand, deliver to Issuer cash or other collateral acceptable to Issuer, in its sole and absolute discretion, having a value, as determined by Issuer, at least equal to the aggregate undrawn face amount of all outstanding Letters of Credit issued by Issuer. Any such collateral and/or any amounts received by Issuer pursuant to this Section 4.5 shall be held by Issuer in a separate account at Issuer appropriately designated as a cash collateral account in relation to this Agreement and the Letter of Credit and retained by Issuer as collateral security for the payment of the Borrower's Obligations. Cash amounts delivered to Issuer pursuant to the foregoing requirements of this Section 4.5 shall be invested, at the request and for the account of Borrower, in investments of a type and nature and with a term acceptable to Issuer. Such amounts, including in the case of cash amounts invested in the manner set forth above, any investment realized thereon, shall not be used by Issuer to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Issuer for drawings or payments under or pursuant to the Letters of Credit which Issuer has paid, or if no such reimbursement is required shall be delivered to the Agent for application to such other of Borrower's Obligations as Agent shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 4.5 after the payment in full of all of the Borrower's Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrower (after deduction of Issuer's expenses, if any).

     4.6 Nature of Reimbursement Obligations. Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Except to the extent of its own gross negligence or wilful misconduct, the Issuer shall not be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part;

          (c) failure of the beneficiary to comply fully with conditions required (except the presentment of any required documents, as set forth in the applicable Letter of Credit, to the Issuer) in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions, or delays in transmission or delivery of any information or messages, by mail, cable, telegraph, telex, or otherwise;

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement under a Letter of Credit or of the proceeds thereof;

          (f) errors in interpretation of technical terms;

          (g) any misapplication by a beneficiary of the proceeds of any disbursement under any Letter of Credit; or

          (h) any consequences arising from causes beyond the control of the Issuer including, without limitation, acts of any Governmental Authority.

     None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted to the Issuer hereunder.

     4.7  Indemnity.

     In addition to amounts payable as elsewhere provided in this Section 4, Borrower hereby agrees to protect, indemnify, pay and save Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of (y) the gross negligence or wilful misconduct of the Issuer or (z) the Issuer's failure to pay under any Letter of Credit after the presentation to it of a request complying with the terms and conditions of the Letter of Credit, or (ii) the failure of the Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.

SECTION 5.  GENERAL PROVISIONS FOR ALL LOANS.

     5.1  Duration of Interest Periods and Selection of Interest Rates.

          (a) The commencement date and duration of the initial Interest Period for each LIBOR Loan shall be as specified in the applicable Notice of Borrowing. Borrower shall elect the duration of each subsequent Interest Period applicable to such LIBOR Loan, and the interest rate to be applicable during such subsequent Interest Period (and, Borrower shall have the option (x) in the case of any Base Rate Loan, to elect that such Loan become a LIBOR Loan and the Interest Period to be applicable thereto or (y) in the case of any LIBOR Loan, to elect that such Loan become a Base Rate
     Loan), by giving notice of such election to the Agent by 11:00 a.m. (New Orleans time) on the day of, in the case of the election of the Base Rate, by 11:00 a.m. (New Orleans time) at least three (3) Business Days before, in the case of the election of the LIBOR Rate, the end of the immediately preceding Interest Period applicable thereto, if any; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Agent and the Banks under Section 9 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrower shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Base Rate Loan into a LIBOR Loan. By 1:00 p.m. (New Orleans time) on the date of receipt of each such notice of conversion or continuation of a Loan from Borrower, Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such Loan. A notice by Borrower under this Section 5.1(a) shall not be revocable by Borrower. All LIBOR Loans, whether by conversion or by an advance, shall be in a principal amount of at least $5,000,000.00 or multiples of $500,000.00 in excess thereof. All Loans which bear interest at a particular LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Loan. Borrower shall not have more than ten (10) LIBOR Loans outstanding at any one time.

          (b) If the Agent does not receive a notice of election for the continuation of a LIBOR Loan for a subsequent Interest Period pursuant to subsection (a) above within the applicable time limits specified therein, Borrower shall be deemed to have elected to convert such LIBOR Loan on the last day of the current Interest Period with respect thereto to a Base Rate Loan in the principal amount of such expiring LIBOR Loan on such date.

          (c) Notwithstanding the foregoing, the duration of each Interest Period shall be subject to the provisions of the definition of Interest Period.

          (d) Borrower hereby authorizes the Agent to rely on telephonic, telegraphic, telecopy, telex or written instructions believed by the Agent in good faith to have been sent or delivered by any person identifying himself or herself as John Dane III, Keith L. Voigts, Rick S. Rees or John
     J. Siben II (or any other person from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to the Agent) with respect to any request to make a Loan or a repayment hereunder, or to convert any Base Rate Loan or LIBOR Loan to any other type of Loan available hereunder, and on any signature which the Agent in good faith believes to be genuine. Borrower shall be bound thereby in the same manner as if such person was actually authorized or such signature was genuine. Borrower also hereby agrees to indemnify the Agent and each of the Banks and to hold the Agent and each of the Banks harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making or converting Loans or making repayments hereunder.

     5.2  Interest Rates; Interest Payments.

          (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate. Such interest shall be payable on all such Loans quarterly in arrears on the last day of each quarter (or the immediate subsequent Business Day if any such last day is not a Business Day), commencing on the first day after such Base Rate Loan is made, and at maturity. Any overdue principal of and, to the extent permitted by law, overdue interest on, any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of two percent (2%) plus the rate otherwise in effect for such day.

          (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable LIBOR Rate; provided that if any LIBOR Loan or any portion thereof shall, as a result of clause (iv) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Interest shall be payable for each Interest Period on the last day thereof, unless the duration of the applicable Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period. Any overdue principal of and, to the extent permitted by law, overdue interest on, any LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of two percent (2%) plus the higher of (i) the LIBOR Rate for the immediately preceding Interest Period applicable to such LIBOR Loan or (ii) the rate applicable to Base Rate Loans for such day; provided that, the rate of interest shall not exceed the maximum rate of interest permitted under La. R.S. 9:3509.

          (c) The Agent shall (in accordance with this Agreement) determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to Borrower and the Banks by telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Any change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall occur.

     5.3  Fees.

          (a) Borrower shall pay to Agent for the account of the Banks, in arrears, on the last day of March, June, September and December in each year (or, if such day is not a Business Day, on the next succeeding Business Day) and on the last day of the Revolving Credit Period, a commitment fee (the "Commitment Fee") equal to: (i) one fourth (1/4) of the rate per annum set forth in the column labeled "Commitment Fee" in the definition of "Applicable Margin" that corresponds to Borrower's Ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters multiplied by (ii) the unused Revolving Credit Commitments of all of the Banks during the preceding fiscal quarter, or portion thereof, which unused Revolving Credit Commitments shall be arrived at by dividing the sum of the unused Revolving Credit Commitments of the Banks for each day of that quarter as of the close of each day, by 90. Upon, receipt, Agent shall promptly pay each Bank its Pro Rata Share of any such Commitment Fee paid by Borrower. The unused Revolving Credit Commitments shall be defined as (x) the total of the Revolving Credit Commitments of all of the Banks minus (y) the sum of (1) all outstanding Revolving Credit Loans, (2) all outstanding Letter of Credit Loans, and (3) the aggregate undrawn face amount of all outstanding Letters of Credit.

          (b) Borrower shall pay to Agent an agreed upon annual fee. Borrower shall pay an origination fee to the Banks equal to 1/4 of 1% of the total Revolving Credit Commitments.

     5.4  Early Payments.

          (a) Borrower may, upon notice to the Agent specifying that it is paying its Revolving Credit Loans which are Base Rate Loans, pay without penalty or premium such Base Rate Loans in whole at any time, or from time to time in part in amounts aggregating $1,000,000.00, or any larger multiple of $100,000.00; provided, however, that in no event may Borrower make a partial payment of Base Rate Loans which results in the total outstanding Revolving Credit Loans which are Base Rate Loans being greater than zero but less than $1,000,000.00. Each such optional payment shall be applied to pay the Base Rate Loans of the several Banks in proportion to their respective Revolving Credit Commitments.

          (b) Borrower may, upon at least one (1) Business Day's notice to the Agent specifying that it is paying its Revolving Credit Loans which are LIBOR Loans, pay without penalty or premium on the last day of any Interest Period its LIBOR Loans to which such Interest Period applies, in whole, or in part in amounts aggregating $1,000,000.00 or any larger multiple of $100,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that (i) in no event may Borrower pay any Loan with respect to which Borrower has given a notice of conversion to or continuation of a LIBOR Loan pursuant to Section 5.1(a) and (ii) in no event may Borrower make a partial payment of LIBOR Loans which results in the total outstanding Revolving Credit Loans which are LIBOR Loans with respect to which a given Interest Period applies being greater than zero but less than $1,000,000.00. Each such optional payment shall, subject to
     Section 5.6, be applied to pay such LIBOR Loans of the several Banks in proportion to their respective Revolving Credit Commitments.

          (c) Upon receipt of a notice of payment pursuant to any of Sections 5.4(a) through (b) above, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such payment and such notice shall not thereafter be revocable by Borrower.

          (d) Borrower may, upon notice to the Whitney specifying that it is paying its Swing Loan, pay without penalty or premium such Swing Loan in whole at any time, or in part from time to time.

     5.5 General Provisions as to Payments. Borrower shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts payable hereunder, not later than 12:00 noon (New Orleans time) on the date when due (2:00 p.m. New Orleans Time in the case of payments on the Swing Loans), in federal or other funds immediately available in New Orleans, Louisiana, to the Agent at its address referred to in Section 11.7. The Agent will promptly distribute to each Bank in immediately available funds its ratable share of each such payment received by the Agent for the account of the Banks, provided, however, that payments of principal, interest and fees with respect to the Swing Line Note and the Swing Loans shall be retained by Whitney for its own account. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, except that in the case of LIBOR Loans such payment dates shall be subject to the definition of Interest Period. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

     5.6 Funding Losses. Notwithstanding any provision contained herein to the contrary, if Borrower makes any payment of principal with respect to any LIBOR Loan (pursuant to Sections 3.1, 5.4, 9 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if Borrower fails to borrow or pay any LIBOR Loan after notice has been given to the Agent in accordance with Section 3.3, 5.1 or 5.4(b), Borrower shall reimburse each Bank on demand for any resulting losses and expenses incurred by it, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, provided that such Bank shall have delivered to Borrower a certificate as to the amount of such losses and expenses.

     5.7 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period, the Agent determines that either adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period, or it becomes impractical for Agent or any Bank to obtain funds to make or maintain any borrowing bearing interest at the LIBOR Rate, or Agent or any Bank shall have determined that the LIBOR Rate will not adequately and fairly reflect the cost to Agent or any Bank of making, maintaining, or funding a proposed borrowing that Borrower has requested to bear interest at the LIBOR Rate, then the Agent shall forthwith give notice thereof to Borrower and the Banks, whereupon until the Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligations of the Banks to make LIBOR Loans shall be suspended, and (b) Borrower shall repay in full the then outstanding principal amount of each of its LIBOR Loans together with all accrued and unpaid interest thereon, on the last day of the then current Interest Period applicable to such Loan, or convert the then outstanding principal amount of each of its LIBOR Loans to a Base Rate Loan on the last day of the then current Interest Period applicable to each such LIBOR Loan.

     5.8 Illegality. If, after the effective date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its LIBOR Loans to Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give written notice thereof to the other Banks and Borrower. If Agent provides Borrower with such written notice, Borrower shall repay in full the then outstanding principal amount of each of its LIBOR Loans from such Bank, together with all accrued and unpaid interest thereon, on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if such Bank may lawfully continue to maintain and fund such LIBOR Loan to such day or
(b) within fifteen (15) days of the receipt of such notice if such Bank may not lawfully continue to fund and maintain such LIBOR Loan to such day, provided that Borrower shall not be obligated to reimburse any such Bank for any losses or expenses as provided in Section 5.6. Concurrently with repaying each LIBOR Loan of such Bank, Borrower may borrow a Base Rate Loan in an equal principal amount from such Bank, and, if Borrower so elects, such Bank shall make such a Base Rate Loan to Borrower.

     5.9  Increased Cost.

          (a) If after the effective date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency (a "Regulatory Change"):

          (A) shall subject any Bank to any tax, duty or other charge with respect to its LIBOR Loans, its Revolving Credit Notes or its obligation to make LIBOR Loans hereunder, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of such Bank); or

          (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any Bank or shall, with respect to any Bank or the Interbank Eurodollar market, impose, modify or deem applicable any other condition affecting its LIBOR Loans, its Revolving Credit Notes or its obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) such Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank, in its good faith judgment, to be material, and if such Bank is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to LIBOR Reserve Percentage in the calculation of the interest rate applicable to LIBOR Loans, then, within fifteen (15) days after notice by such Bank to Borrower together with a copy of the official notice of the applicable change in law (if applicable) and a work sheet showing how the change in cost or reduction or increase in amount received or receivable was calculated (with a copy to the Agent and all of the other Banks), Borrower shall pay for the account of such Bank as additional interest, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrower, the Agent and all of the other Banks of any event of which it has knowledge, occurring after the effective date hereof, which will entitle such Bank to compensation pursuant to this Section. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

          (b) If any Bank demands compensation under this Section, Borrower may at any time, upon at least three (3) Business Days' prior notice to such Bank and the Agent, repay in full its then outstanding LIBOR Loans, as the case may be, of such Bank, together with all accrued and unpaid interest thereon to the date of prepayment and any funding losses and other amounts due under Section 5.6. Concurrently with repaying such LIBOR Loans of such Bank, Borrower may borrow from such Bank a Base Rate Loan in an amount equal to the aggregate principal amount of such LIBOR Loans, and, if Borrower so elects, such Bank shall make such a Base Rate Loan to Borrower.

     5.10 Base Rate Loans Substituted for Affected LIBOR Loans. If notice has been given by a Bank pursuant to Section 5.7 or 5.8 or by Borrower pursuant to
Section 5.9(b) requiring LIBOR

Loans of any Bank to be repaid, then, unless and until such Bank notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Bank to Borrower as LIBOR Loans shall be made instead as Base Rate Loans. Such Bank shall notify Borrower if and when the circumstances giving rise to such repayment no longer apply.

     5.11 Capital Adequacy. If, after the effective date of this Agreement, any Bank shall have determined that the adoption of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Bank's capital in respect of any Letter of Credit or its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time Borrower shall pay to such Bank within fifteen (15) days of a written demand such additional amount or amounts as will compensate such Bank for such reduction. In determining such amount or amounts, such Bank may use
any reasonable averaging and attribution methods.   Each Bank will promptly
notify the Borrower of any event occurring after the effective date hereof of which it has knowledge which will entitle such Bank to compensation pursuant to this section 5.11.

     5.12 Survival of Provisions. All provisions relating to reimbursement to any Bank of amounts sufficient to protect the yield to such Bank with respect to the Loans, including, without limitation, Sections 5.7, 5.8 and 5.9 hereof, shall survive the payment of the Notes and the termination of this Agreement.

     5.13 Discretion of Bank as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, each of the Banks shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Bank's funding losses and expenses under Section 5.6) shall be made as if such Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Rate.

     5.14 Computation of Interest. Interest on Base Rate Loans hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on LIBOR Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof but excluding the last day thereof.

SECTION 6.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.

     6.1 Initial Revolving Credit Loan, Initial Swing Loan or Letter of Credit. Notwithstanding any provision contained herein to the contrary, none of the Banks shall have any obligation to make the initial Revolving Credit Loan hereunder, Whitney shall have no obligation to make the initial Swing Loan hereunder, and the Banks shall have no obligation to issue a Letter of Credit hereunder unless the Agent shall have received on the effective date hereof:

          (a) This Agreement and the Notes, each executed by a duly authorized officer or Borrower;

          (b) The Continuing Guarantee by each Subsidiary (other than Offshore), each executed by a duly authorized officer of such Subsidiary;

          (c) A copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents delivered at or prior to the closing, certified by the Chief Executive Officer and the Secretary or an Assistant Secretary of Borrower;

          (d) A copy of resolutions of the Board of Directors of each Subsidiary, duly adopted, which authorize the execution, delivery and performance of the Continuing Guarantee and the Letter of Credit Application(s) executed by such Subsidiary (other than Offshore), certified by the Chief Executive Officer and the Secretary or an Assistant Secretary of such Subsidiary;

          (e) An incumbency certificate, executed by the Secretary or an Assistant Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Transaction Documents delivered at or prior to the closing;

          (f) An incumbency certificate, executed by the Secretary or an Assistant Secretary of each Subsidiary (other than Offshore), which shall identify by name and title and bear the signatures of the officer of such Subsidiary executing the Continuing Guarantee of such Subsidiary delivered at or prior to the closing;

          (g) Opinions of counsel for Borrower and the Subsidiaries satisfactory to Agent relating to the Transaction Documents and such other matters as the Banks may reasonably require and satisfactory in form and substance to the Agent;

          (h) Payment of Agent's costs and expenses as provided for in Section
     11.3 and payment to Agent of the fees required under Sections 5.3(a) and
     (b) herein; and

          (i) All documents executed or submitted pursuant hereto by or on behalf of Borrower of any of its Subsidiaries shall be satisfactory in form and substance to the Agent and its counsel; and the Agent and its counsel shall have received all information, approvals, opinions, documents or other instruments as the Agent or its counsel may reasonably request.

     Any one or more of the conditions set forth above which have not been satisfied by Borrower on or prior to the effective date hereof shall not be deemed permanently waived unless Agent and the Banks shall waive the same in a writing which expressly states that the waiver is permanent, and, in all cases in which the waiver is not stated to be permanent, Agent and the Banks may at any time subsequent thereto insist upon compliance and satisfaction of any such condition as a condition to any new Loan advance and/or to the requested conversion of any interest rate on any outstanding Loan hereunder, and Banks shall have no obligation to make any such advance or to convert any such interest rate until all such conditions have been satisfied.

     6.2 All Loans. Notwithstanding any provision contained herein to the contrary, none of the Banks shall have any obligation to make any further Revolving Credit Loan hereunder or to convert any Loan to a LIBOR Loan or to extend any LIBOR Loan for a new Interest Period, and Whitney shall have no obligation to make any further Swing Loan hereunder, unless:

          (a) With respect to any new Revolving Credit Loan advance, the Agent shall have received a Borrowing Notice for such Revolving Credit Loan as required by Section 3.3;

          (b) With respect to any conversion of a Loan to or continuation of any Loan as a LIBOR Loan, the Agent shall have received the notice for such conversion or continuation as required by Section 5.1;

          (c) On the date of and immediately after giving effect to such Revolving Credit Loan, such Swing Loan or such interest rate conversion or extension, no Default or Event of Default under this Agreement shall have occurred and be continuing;

          (d) No change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole and having a Material Adverse Effect shall have occurred since the effective date of this Agreement and be continuing; and

          (e) Except for subsequent changes consented to by the Required Banks after the effective date hereof, or as allowed pursuant to this Agreement, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and in the other Transaction Documents shall be true and correct in all material respects on and as of the date of such Revolving Credit Loan, such Swing Loan or such interest rate conversion or continuation as if made on and as of the date of such Revolving Credit Loan, such Swing Loan or such interest rate conversion or continuation.

     Each request for a Revolving Credit Loan by Borrower hereunder, each request for a Swing Loan by Borrower hereunder and each request by Borrower to convert any Loan to or continue any Loan as a LIBOR Loan shall be deemed to be a representation and warranty by Borrower on the date of such Revolving Credit Loan, such Swing Loan or such conversion or continuation, as the case may be, as to the facts specified in clauses (c), (d) and (e) of this Section 6.2.

     6.3 Letters of Credit. Notwithstanding any provision contained herein to the contrary, Issuer shall have no obligation to issue any Letter of Credit after the effective date hereof unless:

          (a) Issuer shall have received a Letter of Credit Request for such Letter of Credit as required by Section 4.1(a);

          (b) Issuer shall have received a Letter of Credit Application for such Letter of Credit as required by Section 4.1(a), duly executed by an authorized officer of Borrower and of a Subsidiary (if such Letter of Credit is for the account of such Subsidiary) as account party;

          (c) Borrower shall have complied with all of the procedures and requirements set forth in Section 4.1;

          (d) On the date of and immediately after the issuance of such Letter of Credit, no Default or Event of Default under this Agreement shall have occurred and be continuing;

          (e) No change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole and having a Material Adverse Effect shall have occurred since the effective date of this Agreement and be continuing;

          (f) Except for subsequent changes consented to by the Required Banks after the effective date hereof, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and in the other Transaction Documents shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit as if made on and as of the date of the issuance of such Letter of Credit;

          (g) Issuer shall have no obligation to issue any Letter of Credit for the account of Offshore unless (i) Offshore shall have funded one or more loans to Borrower which in the aggregate are equal to no less than the face amount of all Letters of Credit issued for the account of Offshore (collectively, the "Reserves Loan") pursuant to documents satisfactory to Agent and (ii) Agent shall have received an opinion of counsel for Offshore acceptable to Agent relating to such loan and such loan documents satisfactory in form and substance to Agent; and

          (h) Issuer shall have received such other documents, certificates and agreements as it may reasonably request.

Each request for the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of the issuance of such Letter of Credit as to the facts specified in clauses (d), (e) and (f) of this Section 6.3.

SECTION 7.  REPRESENTATIONS AND WARRANTIES.

     Borrower hereby represents and warrants to each of the Banks that:

     7.1 Corporate Existence and Power. Borrower and each Subsidiary: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite powers and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is qualified to transact business as a foreign entity in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

     7.2 Corporate Authorization. The execution, delivery and performance by Borrower of this Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action. The execution, delivery and performance by each Subsidiary of any Continuing Guarantee, Letter of Credit Application(s) and other Transaction Documents executed by such Subsidiary are within the corporate powers of such Subsidiary and have been duly authorized by all necessary corporate action.

     7.3 Binding Effect. This Agreement, the Notes and the other Transaction Documents executed contemporaneously with the execution of this Agreement have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the Letter of Credit Application(s) and any future Transaction Documents not executed contemporaneously with the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7.4 Financial Statements. Borrower has furnished each of the Banks with the following financial statements: (1) the consolidated balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of March 31, 1997, all certified by Borrower's independent certified public accountants, which financial statements have been prepared as determined in accordance with GAAP consistently applied; and (2) unaudited consolidated balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of June 30, 1997, certified by the Vice President of Borrower as being true and correct to the best of his knowledge and as being prepared in accordance with standard accounting practices of the Borrower and its Subsidiaries consistently applied. Borrower further represents and warrants to each of the Banks that: (1) said balance sheets and their accompanying notes fairly present the condition, respectively, of Borrower and its Subsidiaries as of the dates thereof; (2) there has been no material adverse change in the condition or operation, financial or otherwise, of Borrower or any of its Subsidiaries since June 30, 1997; and (3) neither Borrower nor any Subsidiaries had, as of the respective dates of such financial statements, any material direct or contingent liabilities which are not disclosed on said financial statements or the notes thereto (to the extent such disclosure is required by GAAP).

     7.5 Litigation. There is no action, proceeding or claim pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary before any court, arbitrator or any governmental, regulatory or administrative body, agency or official (including, but not limited to, any ERISA plan administrator) which, if adversely determined against Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect or which would need to be disclosed, as determined in accordance with GAAP, in Borrower's or any Subsidiary's financial statements. Neither Borrower nor any Subsidiary is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which could reasonably be expected to have a Material Adverse Effect. As of the effective date hereof, there are no outstanding judgments against Borrower or any Subsidiary.

     7.6 ERISA. Borrower and each Subsidiary are in compliance in all material respects with the applicable provisions of ERISA and the Code (pertaining to any Pension Plan), and have not engaged in, or permitted to exist or occur, any condition, event or transaction which could result in the incurrence by Borrower or any Subsidiary or ERISA Affiliate of any liability, fine or penalty which would have a Material Adverse Effect.

     7.7 Tax Payment. There is no proposed, asserted or assessed tax deficiency against Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     7.8  Subsidiaries.  There are no Subsidiaries other than as identified on
Schedule 7.8 attached hereto, as the same may from time to time be amended, modified or supplemented as provided herein. The capital stock of each Subsidiary is duly authorized, validly issued and fully paid and nonassessable and is owned solely by Borrower and/or any one or more Subsidiaries.

Except as disclosed on Schedule 7.8 attached hereto and the interest of Borrower and its Subsidiaries in TDI Nass International and Zentech, Inc., a Texas Corporation, neither Borrower nor any of its Subsidiaries, individually or collectively, owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any corporation or business. Borrower or a Subsidiary of Borrower owns a Forty-Nine (49%) Percent ownership interest in TDI Nass International and a twenty (20%) percent interest in Zentech, Inc., a Texas Corporation. Borrower may at any time amend, modify or supplement Schedule
7.8 by notifying the Agent in writing of any changes thereto, including any formation, acquisition, merger or liquidation of Subsidiaries or any change in the capitalization of any Subsidiary, in each case, in accordance with the terms of this Agreement and provided that any such new Subsidiary shall, within thirty
(30) days of the creation or acquisition of such Subsidiary, execute and deliver to Agent for the benefit of all the Banks a Continuing Guarantee in form of Exhibit C annexed hereto and made a part hereof; provided further that, so long as any Subsidiary acquired after the effective date hereof is not solely owned by Borrower and/or any one or more Subsidiaries, Borrower may deliver Stock Pledge Documents with respect to such Subsidiary to Agent in lieu of a Continuing Guarantee of such Subsidiary. Upon the receipt of a Continuing Guarantee by a Subsidiary, Agent will release any Stock Pledge Documents held by Agent with respect to such Subsidiary.

     7.9 Compliance With Other Instruments; None Burdensome. Neither Borrower nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate or other restriction which could have a Material Adverse Effect and which is not disclosed on Borrower's or any Subsidiary's financial statements heretofore submitted to the Banks; neither the execution and delivery by Borrower and the Subsidiaries of the Transaction Documents nor the consummation of the transactions therein contemplated has violated or will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any Subsidiary, or any of the provisions of Borrower's or any Subsidiary's Certificate of Incorporation or Bylaws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower or any Subsidiary is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of the Agent and/or the Banks pursuant to the Transaction Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents that has not already been obtained.

     7.10 Other Debt, Guarantees, Capitalized Leases.  Except as disclosed on
Schedule 7.10 attached hereto as of the effective date of this Agreement, and except for Debt incurred or made on or after the effective date hereof as permitted under Section 8.2(a) and the other provisions of this Agreement, neither Borrower nor any Subsidiary of Borrower is a borrower, guarantor or obligor with respect to any Debt or Guarantees.

     7.11 Labor Matters. Neither Borrower nor any Subsidiary is a party to any labor dispute which could reasonably be expected to have a Material Adverse Effect. There are no strikes or walkouts relating to any labor contract to which Borrower or any Subsidiary is subject which could reasonably be expected to have a Material Adverse Effect. Hours worked and payments made to the employees of Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could reasonably be expected to have a Material Adverse Effect. Except as described on Schedule 7.11 attached hereto, all payments due from Borrower or any Subsidiary, or for which any claim may be made against any of them, in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on their respective books as determined in accordance with GAAP.

     7.12 Title to Property. Borrower and each Subsidiary has good recordable and marketable title in fee simple to or valid leasehold interests in all of the shipyards and other property listed on Schedule 7.12 attached hereto, has good recordable and marketable title in fee simple to or valid leasehold interests in all its other real (immovable) property, and has good title to or valid leasehold interests in all its other property (other than property held under Capital Leases) material to its business and none of such property is subject to any Lien other than Permitted Liens.

     7.13 Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended. If requested by any of the Banks, Borrower shall furnish to the Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     7.14 Investment Company Act of 1940: Public Utility Holding Company Act of 1935. Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     7.15 Patents, Licenses, Trademarks, Etc. Borrower and each of its Subsidiaries have all permits, certificates, licenses (including patent and copyright licenses), approvals and other authorizations required in connection with the operation of their businesses, except those which the failure to have could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to Borrower's actual knowledge, threatened litigation, or arbitration in which it is alleged that Borrower or any Subsidiary has violated or breached any patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights which could reasonably be expected to have a Material Adverse Effect.

     7.16 Environmental and Safety and Health Matters. Except as disclosed on
Schedule 7.16 attached hereto: (i) the operations of Borrower and each Subsidiary comply in all respects with (A) all applicable lawfully promulgated, enacted, entered or finalized Environmental Laws and (B) all applicable lawfully promulgated, enacted, entered or finalized Occupational Safety and Health Laws, which the failure to comply with could reasonably be expected to have a Material Adverse Effect; (ii) none of the operations of Borrower or any Subsidiary are subject to any Environmental Claim or any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Occupational Safety and Health Law, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) to Borrower's actual knowledge, none of the operations of Borrower or any Subsidiary is the subject of any material federal or state investigation evaluating whether any remedial action is needed to respond to any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary; (iv) neither Borrower nor any Subsidiary has filed any notice under any Environmental Law or Occupational Safety and Health Law (pertaining to a matter which has not been resolved) reporting (A) any past or present spillage, disposal or Release into the environment of, or treatment, storage or disposal of, any Hazardous Substance or any other hazardous, toxic or dangerous waste, substance or constituent or other substance which could reasonably be expected to have a Material Adverse Effect, or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary which could reasonably be expected to have a Material Adverse Effect; and (v) neither Borrower nor any Subsidiary has to its actual knowledge any contingent liability which could reasonably be expected to have a Material Adverse Effect in connection with (A) any spillage, disposal or Release into the environment of, or otherwise with respect to, any Hazardous Substances or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful environmental condition at any premises of Borrower or such Subsidiary.

     7.17 Investments. Except as disclosed on Schedule 7.17 attached hereto neither Borrower nor any Subsidiary has any Restricted Investments.

     7.18 No Default. No Default or Event of Default under this Agreement has occurred and is continuing and no event has occurred which with the giving of notice or the passage of time would constitute a Default or an Event of Default. There is no existing default or event of default (and no event has occurred which with the giving of notice or the passage of time would constitute a default or an event of default) under or with respect to any indenture, contract, agreement, lease or other instrument to which Borrower or any Subsidiary is a party or by which Borrower, any Subsidiary or any Property of Borrower or any Subsidiary is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary of Borrower is in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

     7.19 No Burdensome Restrictions. No agreement or obligation of Borrower or any of its Subsidiaries in effect on the effective date hereof and no statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, on the effective date hereof materially adversely affects Borrower or any Subsidiary, or insofar as Borrower may reasonably foresee may have an Material Adverse Effect.

     7.20 Government Contracts. Neither Borrower nor any Subsidiary has ever been barred from contracting (as a first tier or any level of subcontractor) for or bidding on any contract with or for any U. S. Governmental Authority (each a "Government Contract" and collectively, the "Government Contracts") or had a Government Contract canceled or terminated for default by Borrower or any Subsidiary, as the case may be. Neither Borrower nor any Subsidiary is currently barred from (or has received notice that it is under investigation with respect to a possible bar or may be barred from) bidding on or entering into any Government Contract. None of Borrower's or any Subsidiary's current or backlogged Government Contracts have been forfeited or canceled for the convenience of any Governmental Authority or for the default of the Borrower or any Subsidiary, as the case may be. Neither the Borrower nor any Subsidiary has been given notice (i) that any such contract may be or will be canceled for the convenience of any Governmental Authority or a default by Borrower or any Subsidiary, as the case may be, (ii) that a major Borrower or any Subsidiary program or contract will be eliminated or substantially reduced or suspended,
(iii) requiring or resulting in, loss of use or substantial impairment or interference of use by Borrower or any Subsidiary, as the case may be, of any facilities owned by any Governmental Authority, or (iv) that any relevant budget authority or contract authority has been exceeded with respect to any material Government Contract which in any such case is likely to have a Material Adverse Effect.

     7.21 Disclosure. Neither this Agreement nor any of the Exhibits or Schedules hereto nor any certificate or other data furnished to the Agent or any of the Banks in writing by or on behalf of Borrower or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue or incorrect statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 8.  COVENANTS.

     8.1 Affirmative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Banks has any obligation to make any Loan hereunder or to issue any Letter of Credit hereunder, (ii) any Letter of Credit remains outstanding or (iii) any of Borrower's Obligations (excluding any continuing indemnity obligations beyond the Term of this Agreement or any earlier termination hereof) remain unpaid:

          (a) Information.  Borrower will deliver to each of the Banks:

          (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders equity and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared as determined in accordance with GAAP and reported on by and accompanied by the unqualified opinion of independent certified public accountants of nationally recognized standing selected by Borrower, together with (1) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it (such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards) and (2) computations evidencing Borrower's compliance with the financial covenants contained in Sections 8.1(m)(i) through (v) of this Agreement as calculated on a consolidated basis for Borrower and its Subsidiaries;

          (ii) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail;

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Borrower or any Subsidiary shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which Borrower or any Subsidiary files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the principal financial officer of Borrower in the form attached hereto as Exhibit G and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate, (A) evidencing Borrower's compliance with the financial covenants contained in Sections 8.l(m)(i) through (v) of this Agreement as calculated on a consolidated basis for Borrower and its Subsidiaries, (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, and (C) certifying that all of the representations and warranties of Borrower contained in this Agreement, as the same shall have been from time to time updated by Borrower in writing to Agent (provided such updating shall not relieve Borrower from its obligation to comply with all covenants contained herein), are true and correct in all material respects on and as of the date of such certificate as if made on the date of such certificate;

          (v) promptly upon receipt thereof, any reports submitted to Borrower or any Subsidiary (other than reports previously delivered pursuant to Sections 8.l(a)(i) and (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower or any Subsidiary;

          (vi) as soon as possible and in any event within 45 days after the end of each fiscal quarter (including fiscal year end) and simultaneously with delivering the audited financial statements described in Section 8.1(a)(i), a certificate of the principal financial officer of Borrower, accompanied by supporting computations, setting forth the ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters;

          (vii) Prior to any Acquisition, a certificate of the principal financial officer of Borrower, accompanied by supporting financial work sheets where appropriate, evidencing that such Acquisition is a Permitted Acquisition; and

          (viii) with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower or any Subsidiary as Agent may from time to time reasonably request.

     Each of the Banks is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower or any Subsidiary to any regulatory authority having jurisdiction over such Bank, pursuant to any request therefor.

          (b) Payment of Indebtedness. Borrower will, and it will cause each of its Subsidiaries to pay and discharge any and all Indebtedness payable or Guaranteed by Borrower or such Subsidiary, as the case may be, and any interest or premium thereon, when due in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee, provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such Indebtedness or Guarantee (excluding Borrower' s Obligations) which is being contested in good faith and by appropriate proceedings being diligently conducted and for which provision in accordance with GAAP has been made, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid any such Indebtedness or Guarantee forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

          (c) Maintenance of Books and Records, Consultations and Inspections. Borrower will, and it will cause each of its Subsidiaries to, maintain books and records as determined in accordance with GAAP and in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower will, and it will cause each of its Subsidiaries to, permit the Agent and each of the Banks (and any Person appointed by the Agent or any of the Banks to whom the Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower and each Subsidiary with the officers of Borrower and each Subsidiary and their independent public accountants, all at such reasonable times and as often as the Agent or any of the Banks may from time to time reasonably request. Subject to any confidentiality and/or security clearance restrictions applicable to Borrower's or any Subsidiary's records, Borrower will also permit, and will cause each Subsidiary to permit, inspection of its Properties, books and records by the Agent during normal business hours and at other reasonable times. Agent may be accompanied by representatives of any of the Banks during any such inspections. Borrower will reimburse the Agent upon demand for all costs and expenses incurred by the Agent in connection with any such inspection conducted by the Agent while any Default or Event of Default under this Agreement has occurred and is continuing. A representative of Borrower may be present during any such inspection, provided that a particular representative's availability or unavailability shall not inhibit or delay such inspection. Borrower shall permit the Agent to communicate directly with Borrower's independent public accountants and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries at such reasonable times and intervals and to such reasonable extent as the Agent may request. A representative of Borrower may be present and/or participate in any such communication with Borrower's accountants, provided that a particular representative's availability or unavailability shall not inhibit or delay such communication.

          (d) Payment of Taxes. Borrower will, and it will cause each of its Subsidiaries to, duly file all federal, state and local income tax returns and all other tax returns and reports of Borrower or such Subsidiary, as the case may be, which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its Property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate provision as determined in accordance with GAAP has been made, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

          (e) Payment of Claims. Borrower will, and it will cause each of its Subsidiaries to, promptly pay and discharge (i) all trade accounts payable in accordance with usual and customary business practices and (ii) all claims for work, labor or materials which if unpaid might become a Lien upon any of its Property or assets; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such account payable or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate provision as determined in accordance with

     GAAP has been made, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such accounts payable and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

          (f) Corporate Existence. Borrower will, and it will cause each of its Subsidiaries to, do all things necessary to (i) preserve and keep in full force and effect at all times its corporate or other existence and all permits, licenses, franchises and other rights material to its business, and (ii) be duly qualified to do business in all jurisdictions where the nature of its business or its ownership of Property requires such qualification except for those states in which the failure to qualify could not reasonably be expected to have a Material Adverse Effect.

          (g) Maintenance of Property. Borrower will, and it will cause each of its Subsidiaries to, at all times, preserve and maintain all of the Property useful and necessary in the conduct of its business in adequate working order (taking into consideration the condition of any such Property in existence on the effective date hereof), ordinary wear and tear excepted.

          (h) Compliance with Laws, Regulations, Etc. Borrower will, and it will cause each of its Subsidiaries to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which Borrower or such Subsidiary, as the case may be, is subject (including, without limitation, the Federal Acquisition Regulations, 48 C.F.R. Chapters 1 through 68) except where noncompliance would not have a Material Adverse Effect, and maintain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

          (i) Environmental Matters. Borrower will, and it will cause each of its Subsidiaries to, at all times comply with all requirements and agreements contained in Section 11.4 hereof. Borrower will, and will cause each of its Subsidiaries to, at all times comply with all Environmental Laws which the failure to comply with could reasonably be expected to have a Material Adverse Effect. Borrower shall give the Agent and each of the Banks prompt written notice of (i) any Environmental Claim or any other action or investigation with respect to the existence or potential existence of any Hazardous Substances instituted or threatened with respect to Borrower or any Subsidiary or any of the Properties or facilities owned, leased or operated by Borrower or any Subsidiary that could result in liability in excess of $250,000.00 and (ii) any condition or occurrence on any of the Properties or facilities owned, leased or operated by Borrower or any Subsidiary which constitutes a material violation by Borrower or any Subsidiary of any lawfully promulgated, enacted, entered or finalized Environmental Laws or which gives rise to a reporting obligation or requires pursuant to an order of a Governmental Authority (the "Order") removal or remediation and Borrower agrees to take all action which is required by the Order or any lawfully promulgated, enacted, entered or finalized Environmental Law in connection with such action, investigation, condition or occurrence in accordance with such plan with due diligence and to fulfill the requirements of any Order or lawfully promulgated, enacted, entered or finalized Environmental Law as promptly as possible and in all events within the time required by any Order. Borrower shall promptly provide the Agent and each of the Banks with copies of all material documentation relating thereto, and such other material information with respect to environmental matters as the Agent or any of the Banks may reasonably request from time to time.

          (j) ERISA Compliance. If Borrower, any Subsidiary or any ERISA Affiliate shall have any Pension Plan, Borrower, such Subsidiary or such ERISA Affiliate, as the case may be, shall comply in all respects with all requirements of ERISA and the Code relating to such Pension Plan, with which the failure to comply could have a Material Adverse Effect. Without limiting the generality of the foregoing, unless Borrower shall have received the prior written consent of the Required Banks to the contrary (which consent shall not be unreasonably withheld), Borrower will not, and it will not cause or permit any Subsidiary or any ERISA Affiliate to:

          (i) permit any Pension Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code which could have a Material Adverse Effect;

          (ii) permit any Pension Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C. (S) 1082, whether or not waived, which could have a Material Adverse Effect;

          (iii) allow the termination of any Pension Plan in a manner which could result in the imposition of a Lien on any Property of Borrower, any Subsidiary or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. (S) 1368; or

          (iv) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA, which could have a Material Adverse Effect.

          (k) Notices. Borrower will notify the Agent in writing of any of the following within three (3) Business Days after learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

          (i) the occurrence of any Default or Event of Default under this
     Agreement:

          (ii) the occurrence of any default or event of default by Borrower, any Subsidiary or any other Obligor under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower, any Subsidiary or any other Obligor, as the case may be, is a party or by which it is bound or to which it is subject which evidences or secures Indebtedness in an outstanding principal amount of $1,000,000.00 or more in the aggregate for all such defaulted agreements;

          (iii) the institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting Borrower, any other Obligor or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $1,000,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $1,000,000.00) or any form of equitable relief;

          (iv) the entry of any judgment or decree against Borrower, any other Obligor or any Subsidiary which, when aggregated with any other such judgments or decrees then entered and unsatisfied, exceed $1,000,000.00 in the aggregate;

          (v) the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

          (vi) the occurrence of any event that is reasonably likely to have a Material Adverse Effect: and

          (vii) any notices required to be provided pursuant to other provisions of this Agreement that do not otherwise provide a time frame in which such notice is to be provided and notice of the occurrence of such other events as the Agent may from time to time reasonably specify.

          (l) Insurance. Borrower will, and it will cause each of its Subsidiaries to, insure all of its Property of the character usually insured by corporations engaged in the same or similar businesses with properties in similar geographic areas, against loss or damage of the kind customarily insured against by such corporations, and carry adequate liability insurance and other insurance of a kind and in amount(s) generally carried by such corporations. All insurance required by this Section 8.1(1) shall be with insurers rated A-VII or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Banks, except to the extent that Borrower may obtain insurance from its Subsidiary, Offshore Marine Indemnity Company, for (i) workers compensation insurance and (ii) property and casualty insurance so long as Reliance National Insurance Company or any other insurance company rated A-VII or better by A.M. Best Company assumes any coverage written above $250,000.00 on each policy written by Offshore Marine Indemnity Company. All such insurance may be subject to reasonable deductible amounts. Borrower shall deliver to the Agent a certificate of insurance upon the annual renewal of such policies specifying the details of all insurance then in effect; together with a certificate of an officer of Borrower that all premiums then due have been paid.

          (m)  Financial Covenants.

          (i) Minimum Consolidated Interest Coverage. Borrower will have a Consolidated Interest Coverage Ratio as of the end of each fiscal quarter of at least 4.00 to 1.

          (ii) Minimum Consolidated Debt Service Coverage. Borrower will have a Consolidated Debt Service Coverage Ratio as of the end of each fiscal quarter of at least 1.25 to 1.

          (iii) Maximum Consolidated Funded Debt to Consolidated EBITDA. As of the end of each fiscal quarter, Borrower will have a ratio of Consolidated Funded Debt as of such date to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters (including the fiscal quarter ending on such date) of less than or equal to:

          Periods Ending                              Ratio

          On or before March 31, 1998                 4.75 to 1
          From April 1, 1998 to September 30, 1998    4.50 to 1
          After September 30, 1998                    4.25 to 1

          (iv) Maximum Consolidated Funded Senior Debt to EBITDA. As of the end of each fiscal quarter, Borrower shall have a ratio of Consolidated Funded Senior Debt as of such date to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters (including the fiscal quarter ending on such date) of less than or equal to:

          Periods Ending                              Ratio

          On or before September 30, 1999             2.50 to 1
          After September 30, 1999                    3.00 to 1

          (v) Minimum Consolidated Net Worth. Borrower will not permit Consolidated Net Worth at the end of any fiscal quarter to be less than $90,000,000.00 plus 50% of Consolidated Net Income (without giving any effect to any losses), excluding any Consolidated Net Income due to non-cash accounting adjustments, for each fiscal quarter ending on or after June 30, 1997 plus 50% of the net cash proceeds received by Borrower from any future sale of stock of Borrower or any Subsidiary through any public offering within the meaning of the Securities Act of 1933.

          (n) Further Assurances. Borrower and each Subsidiary will execute and deliver to the Agent, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which the Agent may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

          (o) Accountant. Borrower shall give each of the Banks prompt notice of any change of Borrower's independent certified public accountants and a copy of the Form 8-K relating thereto filed with the Securities and Exchange Commission. Borrower shall at all times utilize independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Banks.

          (p) Subsidiaries. Borrower shall not create any Subsidiaries without the prior written consent of Agent; provided that, the provisions of this
     Section 8.1(p) shall not require the Agent's consent for the formation of wholly-owned direct Subsidiaries of Borrower or any Subsidiary. Borrower covenants and agrees that in the event Borrower or any Subsidiary shall create or acquire any new Subsidiary or Subsidiaries at any time after the effective date hereof, that Borrower shall promptly (i) cause each such Subsidiary to execute a Continuing Guarantee or (ii) deliver the Stock Pledge Documents pursuant to Section 7.8 of this Agreement.

          (q) Agreements. Neither Borrower nor any Subsidiary will default under any indenture, contract, agreement, lease or other instrument to which Borrower or any Subsidiary is a party or by which Borrower, any Subsidiary or any Property of Borrower or any Subsidiary is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect.

          (r) Offshore Marine Indemnity Company. Offshore shall maintain a relationship with Reliance National Insurance Company or any other insurance company(ies) rated A-VII or better by A.M. Best Company whereby such insurance company(ies) will reinsure

     Offshore for all liability underwritten by Offshore in excess of $250,000.00 per occurrence and $7,000,000.00 in the annual aggregate.

          (s) Bonding Capacity. Borrower and its Subsidiaries shall have the ability to obtain any performance bonds necessary for new vessel construction contracts which the failure to obtain could reasonably be expected to have a Material Adverse Effect.

          8.2 Negative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Banks has any obligation to make any Loan hereunder or to issue any Letter of Credit hereunder, (ii) any Letter of Credit remains outstanding or (iii) any of Borrower's Obligations remain unpaid, unless the prior written consent of the Required Banks is obtained:

          (a) Limitation on Indebtedness. Borrower will not, and it will not cause or permit any of its Subsidiaries to, incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

          (i) the Borrower's Obligations to the Agent and the Banks;

          (ii)  the Swing Loans from Whitney;

          (iii) Indebtedness existing as of the effective date hereof and listed on Schedule 7.10 attached hereto and Indebtedness relating to the employee benefit plans;

          (iv) Indebtedness described in clause (a) or (b) of the defined term Restricted Investment of this Agreement;

          (v) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.1(d) or Section 8.1(e);

          (vi) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal and for which adequate provision as determined in accordance with GAAP has been made so long as execution is not levied thereunder and in respect of which Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and a suspensive appeal bond in the full amount of such judgment or award shall have been obtained by Borrower or such Subsidiary with respect thereto;

          (vii) current liabilities of Borrower or any Subsidiary of Borrower incurred in the ordinary course of business not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (viii) endorsements for collection, deposits or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (ix) Indebtedness in respect of performance, surety or appeal bonds obtained in the ordinary course of Borrower's or any Subsidiary's business and in connection with transactions in the ordinary course of Borrower's or any Subsidiary's business;

          (x) Indebtedness under commodity price swaps, commodity price caps and commodity price collar and floor agreements, and similar agreements or arrangements designed to protect against or manage fluctuations in commodity prices with respect to any steel commodities bought and consumed in the ordinary course of business of Borrower and its Subsidiaries in amounts and on terms consistent with industry standard practices for hedging such future commodities requirements of Borrower and its Subsidiaries;

          (xi) Indebtedness for any permitted declared and unpaid Distributions on Borrower's stock;

          (xii)  Indebtedness in respect of the Separation and Related
     Agreements;

          (xiii) Indebtedness not otherwise permitted by this Section 8.2(a) in an amount not to exceed $45,000,000.00 in the aggregate at any one time outstanding for Borrower and all Subsidiaries so long as not more than $25,000,000.00 of such Indebtedness is incurred in any one fiscal year;

          (xiv) Indebtedness, in an amount not to exceed $30,000,000.00 in the aggregate at any one time outstanding for Borrower and all its Subsidiaries, in respect of guarantees issued in support of customer financing of down payments and other similar amounts relating to Exim Bank or other similar construction financing, which guarantees do not exceed 20% of the purchase price of the subject vessel;

          (xv) Indebtedness due in connection with the issuance of industrial revenue bonds by the Mississippi Economic Development Corporation not to exceed the aggregate principal amount of $30,000,000.00; and

          (xvi)  the Subordinated Notes.

          (b) Limitation on Liens, No Negative Pledge in favor of any other Person. Borrower will not, and will not cause or permit any of its Subsidiaries to, create, incur or assume, or suffer to be incurred or to exist, any Lien on any Property or assets of Borrower or any Subsidiary, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens. Borrower will not, and will not cause or permit any of its Subsidiaries to, covenant or agree in favor of any Person (other than the Banks) not to grant any Liens in favor of the Banks.

          (c) Consolidation, Merger, Sale of Assets, Dissolution, Etc. Borrower will not, and will not cause or permit any of its Subsidiaries to, (i) directly or indirectly, merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it provided that Borrower may cause two or more wholly owned Subsidiaries to merge or consolidate into Borrower, one another, or any other wholly owned Subsidiary, or (ii) sell, assign, lease, transfer, abandon or otherwise dispose of any of its Property (including, without limitation, any shares of capital stock of a Subsidiary owned by Borrower or another Subsidiary), except for (A) sales of inventory or vessels in the ordinary course of business, (B) sales in the ordinary course of business of those items excluded from the definition of Restricted Investments, (C) sales of fixed assets having a book value in an aggregate amount not to exceed ten percent (10%) of the book value of Borrower's total assets as of the end of the fiscal quarter immediately preceding any such sale, so long as such asset sales shall be sold to third party buyers in arms-length transactions on reasonable terms and so long as the net proceeds thereof are used solely to purchase other fixed assets which are either replacements for those assets sold or are otherwise consistent with the Company Business within a reasonable time or to pay any principal due on the Loans, or (D) other sales of fixed assets having a book value not to exceed $3,500,000.00 in the aggregate in any fiscal year.

          (d) Sale and Leaseback Transactions. Borrower will not, and it will not cause or permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby Borrower or any Subsidiary of Borrower shall in one or more related transactions sell, transfer or otherwise dispose of any Property owned by Borrower or any Subsidiary of Borrower and then rent or lease, as lessee, such Property or any part thereof for a period or periods which in the aggregate would exceed twelve (12) months from the date of commencement of the lease term.

          (e) Sale or Discount of Accounts. Borrower will not, and it will not cause or permit any of its Subsidiaries to, sell or discount any of its receivables (whether represented by a note, account, general intangible or chattel paper) other than in the ordinary course of its business.

          (f) Transactions with Affiliates. Borrower will not, and it will not cause or permit any of its Subsidiaries to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

          (g) Changes in Nature of Business. Borrower will not, and it will not cause or permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business which would then be engaged in by Borrower and its Subsidiaries, considered as a whole, would be substantially changed from the Company Business.

          (h) Fiscal Year. Borrower will not, and it will not cause or permit any of its Subsidiaries to, change its fiscal year; provided that, the fiscal year of any Subsidiary may be changed to coincide with the fiscal year of Borrower.

          (i) Distributions. Borrower will not, and it will not cause or permit any of its Subsidiaries to, declare or incur any liability to make any Distribution, except Distributions by any Subsidiary to Borrower.

          (j) Pension Plans. Borrower will not, and it will not cause or permit any of its Subsidiaries to, (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower, any Subsidiary or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect.

          (k) Restricted Investments. Borrower will not, and it will not cause or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Investments.

          (l) Ownership of Subsidiaries. Borrower will not cause or permit any of its Subsidiaries to (i) authorize or issue any new types, varieties or classes of capital stock or any bonds or debentures, subordinated or otherwise, or any stock warrants or options, (ii) authorize or issue any additional shares of any existing class of capital stock, (iii) declare any stock dividends or stock splits or (iv) take any other action which could, directly or indirectly, decrease Borrower's ownership interest in any of its Subsidiaries.

          (m) Capital Expenditures. Borrower and its Subsidiaries will not incur Capital Expenditures in excess of (i) $41,000,000.00 in the aggregate for Borrower and its Subsidiaries taken as a whole for the fiscal year ending March 31, 1998 or (ii) $41,000,000.00 in the aggregate for Borrower and its Subsidiaries taken as a whole for the fiscal year ending March 31, 1999.

          (n) Change in Control. Borrower shall not allow any Change in Control to occur.

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          (o) Operating Lease Obligations .  Borrower and its Subsidiaries shall not at any one time have Operating Lease Obligations in excess of $20,000,000.00 in the aggregate for Borrower and its Subsidiaries taken as a whole.

          (p) Payment of Subordinated Notes. Neither Borrower nor any Subsidiary shall (i) pre-pay, redeem or purchase any Subordinated Notes or
     (ii) make any offer to pre-pay, redeem or purchase any Subordinated Notes; provided that this Section 8.2(p) shall not prohibit the conversion of the Subordinated Notes into common stock of Borrower or payment of the Subordinated Notes through the use of proceeds from the issuance, after the effective date hereof, of common stock of Borrower.

          (q) Modification of Subordinated Notes. Neither Borrower nor any Subsidiary of Borrower shall amend or modify any material terms, conditions or provisions applicable to the payment, redemption or purchase of any Subordinated Notes.

     8.3 Use of Proceeds. Borrower covenants and agrees that (i) the proceeds of the Revolving Credit Loans and Swing Loans will be used solely for working capital purposes, Permitted Acquisitions, any specific purposes permitted under this Agreement, and other general corporate purposes of Borrower; (ii) no part of the proceeds of any Loan will be used in violation of any applicable law or regulation; and (iii) no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (A) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (B) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended.

SECTION 9.  EVENTS OF DEFAULT.

     If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

     9.1 Borrower shall fail to pay any of Borrower's Obligations other than principal or interest within five (5) Business Days after the date the same shall first become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

     9.2 (a) Borrower shall fail to pay any of Borrower's Obligations for the repayment of interest three (3) Business Days after the date the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

          (b) Borrower shall fail to pay any of Borrower's Obligations for the repayment of principal as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

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

     9.3 Any representation or warranty of Borrower or any Subsidiary made in this Agreement, in any other Transaction Document to which Borrower or any Subsidiary is a party or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

     9.4 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 8.1(l), Section 8.1(m), Section 8.2 or Section 8.3;

     9.5 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 8.1(a) and any such failure shall remain unremedied for five (5) Business Days after the earlier of (i) notice of such default is given to Borrower by the Agent or (ii) a Responsible Officer of Borrower obtaining knowledge of such default;

     9.6 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 9.1, 9.2, 9.3, 9.4 or 9.5 above or elsewhere in this Section 9) and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to Borrower by the Agent or any of the Banks or (ii) a Responsible Officer of Borrower obtaining knowledge of such default;

     9.7 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower or any Subsidiary, or if the transactions completed hereunder or thereunder shall be contested by Borrower or any Subsidiary or if Borrower or any Subsidiary shall deny that it has any or further liability or obligation hereunder or thereunder.

     9.8 Borrower, any Subsidiary or any other Obligor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

     9.9 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, any Subsidiary or any other Obligor, or of a substantial part of the Property or assets of Borrower, any Subsidiary or any other Obligor, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver,

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

trustee, custodian, sequestrator or similar official of Borrower, any Subsidiary or any other Obligor or of a substantial part of the Property or assets of Borrower, any Subsidiary or any other Obligor or (iii) the winding-up or liquidation of Borrower, any Subsidiary or any other Obligor; and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;

     9.10 Any of the Letter of Credit Applications shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any of the Letter of Credit Applications shall be contested or denied by Borrower or any Subsidiary, or if Borrower or any Subsidiary shall deny that it has any further liability or obligation under any of the Letter of Credit Applications or if Borrower or any Subsidiary shall fail to comply with or observe any of the terms, provisions or conditions contained in any of the Letter of Credit Applications;

     9.11 Borrower, any Subsidiary or any other Obligor shall be declared by any of the Banks to be in default on, or pursuant to the terms of, (1) any other present or future obligation to such Bank(s), including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to such Bank(s) a Lien upon any Property or assets of Borrower, such Subsidiary, or such other Obligor, as the case may be;

     9.12 The occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any Indebtedness of Borrower or any Subsidiary for borrowed money (other than the Borrower's Obligations) having an aggregate outstanding principal balance in excess of Five Million Dollars ($5,000,000.00);

     9.13 One or more judgments, decrees, arbitration awards or rulings (including without limitation, rulings of the Board of Contract Appeals, the General Accounting Office, the Defense Contract Audit Agency or the appropriate Contracting Office of the United States Navy) shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000.00 or more and all such judgments, decrees, awards, and rulings shall not have been vacated, paid, discharged, stayed or suspensively appealed within thirty days from the entry thereof;

     9.14 Any of the following events shall occur with respect to any Pension Plan (a) the institution by Borrower, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, as a result of such termination, Borrower, such ERISA Affiliate or such Subsidiary, as the case may be, could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan or any of its participants or beneficiaries, in the aggregate in excess of Five Million Dollars ($5,000,000.00), (b) the institution by the PBGC of steps to terminate any Pension Plan, or (c) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302 (f) of ERISA;

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

     9.15 The occurrence of any Change in Control; or

     9.16 If (i) Borrower or any of its Subsidiaries is debarred or suspended from contracting (as a first tier or any level of subcontractor) for, bidding on, or entering into a Government Contract, or receives notice of a proposed suspension of or disbarment from acquiring or performing a Government Contract, or (ii) if a current or backlogged Government Contract is forfeited or terminated for the default by Borrower or any Subsidiary, as the case may be;

     THEN, and in each such event (other than an event described in Sections 9.1, 9.2, 9.8 or 9.9), the Agent shall, if requested in writing by the Required Banks, and may, in its sole and absolute discretion, upon the oral request of the Required Banks, declare that the obligation of the Banks to make Loans under this Agreement and to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of the Banks shall be immediately and forthwith terminated, and the Agent shall, if requested in writing by the Required Banks, and may, in its sole and absolute discretion, upon the oral request of the Required Banks, declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Borrower's Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all such other Borrower's Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 9.1, 9.2, 9.8 or 9.9, the obligation of the Banks to make Loans under this Agreement and to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Borrower's Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law.

SECTION 10.  AGENT.

     10.1 Appointment. Whitney is hereby appointed by the Banks as Agent under this Agreement, the Notes and the other Transaction Documents. The Agent agrees to act as such upon the express conditions contained in this Agreement.

     10.2 Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under this Agreement or any of the other Transaction Documents, except any action specifically provided by

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

this Agreement or any of the other Transaction Documents to be taken by the Agent. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Section 9.

     10.3 General Immunity. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable to any of the Banks for any action taken or not taken by it (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct.

     10.4 No Responsibility for Loans, Recitals, Etc. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall (i) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations, warranties or representations contained in this Agreement or any of the other Transaction Documents or furnished pursuant hereto or thereto; (ii) be responsible for any Loans or Letters of Credit hereunder (except in Agent's capacity as a Bank hereunder with respect to its Pro Rata Share thereof pursuant to the terms of this Agreement and except for the Swing Loans), (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the other Transaction Documents; (iv) be responsible for the satisfaction of any condition specified in Section 6, except receipt of items required to be delivered to the Agent; or (v) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any of the other Transaction Documents; or (vi) be responsible for the creation, attachment or perfection of any security interests or liens purported to be granted to the Agent or any of the Banks pursuant to this Agreement or any of the other Transaction Documents. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     10.5 Right to Indemnity. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent Borrower fails to reimburse the Agent pursuant to Section 11.3, Section 11.4 or Section 11.5, or if any Default or Event of Default shall occur under this Agreement, the Banks shall ratably in accordance with their respective Pro Rata Shares of the aggregate amount of Loans and Letters of Credit then outstanding, or if no Loans or Letters of Credit are then outstanding, their respective Pro Rata Shares of the total Commitments of all of the Banks, indemnify the Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned solely by failure of Borrower to make any payments or to perform any obligations required by this Agreement (other than those described in Sections 11.3, 11.4 and 11.5), the Notes, the Letter of Credit Applications or any of the other Transaction Documents), costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Bank to perform its obligations hereunder or in respect of this Agreement and also including, without limitation, reasonable attorneys' fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Loans, the expiration or other termination of the Letters of Credit and the termination of this Agreement.

     10.6 Action Upon Instructions of Required Banks. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in this Agreement or any of the other Transaction documents as being within the Agent's rights, duties, powers or discretion. Notwithstanding the foregoing, the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, attorneys' fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any action, unless this Agreement or any of the other Transaction Documents specifically requires the consent of the Required Banks or of all of the Banks.

     10.7 Reliance on Documents; Employment of Agents and Counsel. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. The Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care, except as to money or securities received by it or its authorized agents. The Agent shall be entitled to advice and opinion of legal counsel concerning all legal matters and all matters pertaining to the duties of the Agent.

     10.8 May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to Section 11.14. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any
Note issued in exchange therefor.

     10.9 Agent's Reimbursement. Each Bank agrees to reimburse the Agent pro rata in accordance with its Pro Rata Share for any out-of-pocket expenses not reimbursed by Borrower (a) for which the Agent is entitled to reimbursement by the Borrower under this Agreement or any of

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

the other Transaction Documents and (b) for any other out-of-pocket expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, amendment, modification, extension, renewal, administration and/or enforcement of this Agreement and/or any of the other Transaction Documents.

     10.10 Rights as a Bank. With respect to its commitment, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and generally engage in any kind of banking or trust business with the Borrower as if it were not the Agent.

     10.11 Independent Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 7.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

     10.12 Resignation of Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Banks under this Agreement and the other Transaction Documents at any time by thirty (30) days notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor Agent. The Required Banks shall have the right to appoint a successor Agent (and if no Default or Event of Default then exists hereunder, such appointment shall be with the consent of the Borrower, which consent shall not be unreasonably withheld), and the successor Agent shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.9 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a bank chartered in any State of the United States and having at least $200,000,000.00 in capital and surplus.

     10.13 Removal of Agent. Subject to the appointment of a successor Agent, the Banks (by a unanimous vote of all Banks other than the Bank then acting as the Agent hereunder), may remove the Agent for the Banks under this Agreement and the other Transaction Documents at any time by thirty (30) days' notice in writing to the Agent. Such removal shall take effect upon appointment of such successor Agent. The Required Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. If no Default or Event of Default then exists hereunder, then the decision to remove the Agent and the subsequent appointment of a successor Agent shall both be made only with the consent of the Borrower (which consent will not be

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

unreasonably withheld). The removal of the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.9 hereof with respect to all matters preceding such removal. Any successor Agent must be a national banking association or a bank chartered in any State of the United States and having at least $200,000,000.00 in capital and surplus.

     10.14 Duration of Agency. The agency established by Section 10.1 hereof shall continue, and Sections 10.1 through and including this Section 10.14 shall remain in full force and effect, until all of the Borrowers' Obligations shall have been paid in full and the Banks' commitments to make Loans, issue Letters of Credit and/or extend credit to or for the benefit of the Borrower shall have terminated or expired.

     10.15 Documentation Agent. The Documentation Agent, in its capacity as such, shall have no rights, powers, duties or obligations under this Agreement or any of the other Transaction Documents.

     10.16 Syndication Agent. The Syndication Agent, in its capacity as such, shall have no rights, powers, duties or obligations under this Agreement or any of the other Transaction Documents.

SECTION 11.  GENERAL.

     11.1 No Waiver. No failure or delay by the Agent or any of the Banks in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of any of the Banks to exercise any statutory or common law right of banker's lien or setoff.

     11.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each of the Banks is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Bank(s) and any and all other indebtedness at any time owing by such Bank(s) to or for the credit or account of Borrower against any and all of Borrower's Obligations irrespective of whether or not such Bank(s) shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Each of the Banks agrees to promptly notify Borrower after any such setoff and application made by such Bank(s), provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section 11.2 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of any of the Banks to exercise any right of setoff or counterclaim

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it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

     11.3 Cost and Expenses. Borrower agrees, whether or not any Loan is made hereunder or any Letter of Credit is issued hereunder, to pay the Agent upon demand (i) all out-of-pocket costs and expenses and all reasonable attorneys' fees of the Agent in connection with the preparation, documentation, negotiation, execution, amendment, modification, extension and/or renewal of this Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents, (ii) all out-of-pocket costs and expenses and all reasonable attorneys' fees of the Agent in connection with the preparation of any waiver or consent hereunder or under any other Transaction Documents, (iii) if an Event of Default occurs, all out-of-pocket costs and expenses and all reasonable attorneys' fees incurred by the Agent and each of the Banks in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, (iv) all out-of-pocket costs and expenses and all reasonable attorneys' fees incurred by the Agent and each of the Banks in connection with the enforcement of any rights and/or remedies of the Agent or any of the Banks to collect any of the Borrower's Obligations, and (v) all other reasonable attorneys' fees and out-of-pocket costs and expenses incurred by the Agent relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents. Borrower further agrees to pay or reimburse the Agent and each of the Banks for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Letter of Credit Application(s) or any of the other Transaction Documents. All of the obligations of Borrower under this Section
11.3 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

     11.4 Environmental Indemnity. Borrower hereby agrees to indemnify the Agent and each of the Banks and hold the Agent and each of the Banks and any holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of the Agent, each of the Banks and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, reasonable court costs and attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by the Indemnitees, with respect to or as a direct or indirect result of the violation by Borrower or any Subsidiary of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or Release from, properties owned or operated by Borrower and/or any Subsidiary of any Hazardous Substances or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 11.4 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement; provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee.

     11.5 General Indemnity. In addition to the payment of expenses pursuant to
Section 11.3, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify, pay and hold Indemnitees harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrower or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by the Agent or any of the Banks, the agreement of any of the Banks to make the Loans hereunder, the agreement of Banks to issue the Letters of Credit hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "Indemnified Liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this
Section 11.5 shall survive satisfaction and payment of Borrower's Obligations and the termination of this Agreement. No provision contained in this Section
11.5 shall affect any rights the Borrower may have against any Bank which defaults under this Agreement or is intended to indemnify any such Agent or Bank which defaults under this Agreement (but only such Agent or Bank that defaults under this Agreement) for any such Indemnified Liabilities arising from such defaulting Bank's action.

     11.6 Authority to Act. The Agent shall be entitled to act on any notices and instructions (telephonic or written) believed by the Agent in good faith to have been sent or delivered by any person identifying himself or herself as John Dane III, John J. Siben II or Keith L. Voigts (or any other person from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to the Agent), regardless of whether such notice or instruction was in fact delivered by such person, and Borrower hereby agrees to indemnify the Agent and hold the Agent harmless from and against any and all losses and expenses, if any, ensuing from any such action.

     11.7 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail; provided, however, that notices to the Agent under Section 3 shall not be effective until actually received by the Agent.

     11.8 CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL. BORROWER IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY LOUISIANA STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF LOUISIANA, AS THE AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING
MAY BE HEARD AND DETERMINED IN ANY OF SUCH COURTS.   BORROWER IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 11.7. BORROWER, THE AGENT AND THE BANKS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND THE AGENT AND/OR ANY OF THE BANKS ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

     11.9 Sharing of Payments. The Banks agree among themselves that except as otherwise expressly set forth herein, in the event that any of the Banks shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien or counterclaim, through the realization, collection, sale or liquidation of any collateral or otherwise) on account of or in respect of any of the Loans or other Borrower's Obligations in excess of its Pro Rata Share of all such payments, such Bank(s) shall immediately purchase from the other Bank(s) participations in the Loans or other Borrower's Obligations owed to such other Bank(s) in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Banks share such payment ratably in accordance with their respective Pro Rata Shares of the outstanding Loans and other Borrower's Obligations. The Banks further agree among themselves that if any such excess payment to a Bank shall be rescinded or must otherwise be restored, the other Bank(s) which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Bank
whose payment shall have been rescinded or otherwise restored.   Borrower
agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any of the Borrower's Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff, banker's lien or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any of the Banks receives a secured claim in lieu of a setoff to which this Section 11.9 would apply, such Bank(s) shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of the Bank(s) entitled under this Section 11.9 to share in the benefits of any recovery of such secured claim.

     11.10 Governing Law. This Agreement, the Notes, the Letter of Credit Application(s) and all of the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Louisiana.

     11.11 Amendments and Waivers. Any provision of this Agreement, the Notes, the Letter of Credit Application(s) or any of the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Banks (and, if the rights or duties of the Agent in its capacity as Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Banks, (i) increase the Commitment of any Bank, (ii) reduce the principal amount of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the Pro Rata Share of the Commitments or of the aggregate principal amount of Loans or Letters of Credit of any Bank, (v) release any collateral (including, without limitation, release of any Continuing Guarantee) other than pursuant to Section 7.8, or (vi) change the number of Banks which shall be required for the Banks or any of them to take any action or obligations under this Section or under any other provision of this Agreement.

     11.12 References: Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, B, C, D, E, F. G and H refer to annexed Exhibits A, B, C, D, E, F, G and H which are hereby incorporated herein by reference and all references herein to Schedules 2.1(a), 4.1(a), 7.8, 7.10, 7.11, 7.12, 7.16, and 7.17 refer to annexed Schedules 2.1(a),
4.1(a), 7.8, 7.10, 7.11, 7.12, 7.16, and 7.17 which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

     11.13  Successors and Assigns, Participations.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement. Any Bank may sell participations in its Notes and its rights under this Agreement in whole or in part to any commercial bank organized under the laws of the United States or any state thereof that is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System without the consent of Borrower or the Agent so long as each agreement pursuant to which any such participation is granted provides that no such participant shall have any rights under this Agreement or any other Transaction

     Document (the participants' rights against the Bank granting its participation to be those set forth in the Participation Agreement between the participant and such Bank), and such selling Bank shall retain the sole right to approve or disapprove any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents other than any amendment, modification or waiver (i) reducing the principal amount of or rate of interest on any Loan or any fees hereunder, (ii) postponing the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, or (iii) releasing any substantial portion of any collateral (including, without limitation, release of any Continuing Guarantee) other than pursuant to Section 7.8. Each such participant shall be entitled to the benefits of the yield protection provisions hereof to the extent such Bank would have been so entitled had no such participation been sold.

            (b) Any Bank which, in accordance with Section 11.13(a), grants a participation in any of its rights under this Agreement or its Notes shall give prompt notice thereof to the Agent and Borrower.

            (c) Unless otherwise agreed to by Borrower in writing, no Bank shall, as between Borrower and that Bank, be relieved of any of its obligations under this Agreement as a result of such Bank's granting of a participation in all or any part of such Bank's Notes or all or any part of such Bank's rights under this Agreement.

     11.14 Assignment Agreements. Each Bank may, from time to time, with the consent of the Borrower and Agent (which will not in any instance be unreasonably withheld), sell or assign a pro rata part of all of the indebtedness evidenced by the Notes then owed by it together with an equivalent proportion of its obligation to make Loans hereunder and the credit risk incidental to the Letters of Credit pursuant to an Assignment Agreement substantially in the form of Exhibit H attached hereto, executed by the assignor, the assignee and the Borrower, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee and the portion of the Commitments of the assignor and the credit risk incidental to the Letters of Credit (which portions shall be equivalent) to be assumed by it (the "Assignment Agreements"), provided that (i) the Borrower may in its sole discretion withhold its consent to any assignment by a Bank of less than all of its Commitments if as a result thereof the assignor will have Commitments hereunder of less than one half of its assigned Commitments or the assignee will have Commitments hereunder of less than $5,000,000.00 or, after giving effect thereto, there would be more than 12 Banks, further provided that nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Bank of any Note or other obligation hereunder to a Federal reserve bank and (ii) the consent of the Borrower shall not be required for assignments or sales to a Bank, unless after giving effect to such assignment or sale there are fewer than 5 Banks or any Bank would have Commitments hereunder equal to or greater than 50% of the aggregate Commitments hereunder, in which case the consent of Borrower may be withheld in Borrower's sole discretion, and (iii) the consent of Borrower shall not be required so long as any Default has occurred and has continued for at least 90 days. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Borrower and consent thereto by the Agent (i) such assignee shall thereupon become a "Bank" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitments assumed by such other Bank and (iii) the address for notices to such Bank shall be as specified in the Assignment Agreement, and the Borrower shall execute and deliver Notes to the assignee Bank in the amount of its Commitments and new Notes to the assignor Bank in the amount of its Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Agent, as a condition to such assignment, an administration fee of $2,500 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Borrower.

     11.15 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or delegate any of its rights or obligations under this Agreement.

     11.16 NO ORAL AGREEMENTS, ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, THE AGENT AND THE BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENT REACHED BY BORROWER, THE AGENT AND THE BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT AMONG BORROWER, THE AGENT AND THE BANKS, EXCEPT AS BORROWER, THE AGENT AND THE BANKS MAY LATER AGREE IN WRITING TO MODIFY THEM. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF. Without limiting the generality of the foregoing, this Agreement supersedes and replaces that certain Amended and Restated Revolving Credit Agreement, effective December 31, 1996, among Borrower and the Banks that are signatories thereto, as amended.

     11.17 Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     11.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.19 Resurrection of Borrower's Obligations. To the extent that any of the Banks receives any payment on account of any of Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of Borrower and theretofore created and/or existing in favor of such Bank(s) as security for the payment of such Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by such Bank(s) and applied on account of Borrower's Obligations.

     11.20 Independence of Covenants. All of the covenants contained in this Agreement and the other Transaction Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

     11.21 Confidentiality. The Agent and each of the Banks shall keep confidential any information delivered, made available or otherwise conveyed by the Borrower or any of its Subsidiaries in connection with this Agreement and the transactions contemplated hereby; provided that, the provisions of this
Section 11.21 shall not be construed to prohibit Agent or any Bank from disclosing any information to (i) Agent or any Bank (or any attorneys, agents or consultants of Agent or any Bank), (ii) any participant or assignee or prospective participant or assignee of any Bank (so long as such participant or assignee or prospective participant or assignee agrees to be bound by the provisions of this Section 11.21), (iii) any affiliate of Agent or any Bank or
(iv) any Person as required by law, regulation or court order.

     11.22 Certain Indemnification Procedures. Notwithstanding any provision to the contrary contained in this Agreement, in the event Borrower is obligated to defend the Agent or any of the Banks under the terms of this Agreement, Borrower shall be entitled, at is option, to assume the defense of such action on behalf of such indemnified party or parties with counsel which is selected by Borrower and reasonably acceptable to such indemnified parties. In no event shall
Borrower: (i) be required to employ more than one (1) firm of attorneys in defense of any matter where Borrower is required to defend the Agent or any of the Banks, but nothing contained herein shall prevent Borrower from employing multiple firms of attorneys, at its option; or (ii) be liable for any legal fees and expenses in excess of the reasonable fees and expenses of the one (1) firm of attorneys whether or not selected by Borrower pursuant to clause (i) of this
Section 11.22 and the fees and expenses of any additional firms employed by Borrower pursuant to said clause (i) (provided that Borrower shall not have the right to challenge the reasonableness of the fees of any firm of attorneys selected by Borrower).

     11.23. Conflicting Provisions. In the event any of the terms and provisions of this Agreement conflict with any terms and provisions contained in any other Transaction Document, the terms and provisions of this Agreement shall govern.


                    TO END OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, Borrower, the Agent and the Banks have executed this Amended and Restated Revolving Credit Agreement effective as of the 31st day of October, 1997.

                                    HALTER MARINE GROUP, INC.


                                    BY: /s/ Keith L. Voigts
                                       -----------------------------------------
                                    ITS: Senior Vice President & Chief Financial
                                         ---------------------------------------
                                         Officer
                                         -------
                                         13085 Seaway Road
                                         Gulfport, MS 39503
                                         Telecopy number: (601) 897-4888


Revolving Credit Commitment:        WHITNEY NATIONAL BANK
     $25,500,000.00

                                    BY: /s/ Robert L. Browning
                                       -----------------------------------------
                                    ITS: Senior Vice President
                                        ----------------------------------------
                                         228 St. Charles Avenue
                                         New Orleans, LA 70130
                                         Telecopy number: (504) 552-4622


Revolving Credit Commitment:        THE FIRST NATIONAL BANK OF
     $25,500,000.00                 CHICAGO


                                    BY: /s/ Brian J. Zimmer
                                       -----------------------------------------
                                    ITS: Authorized Agent
                                        ----------------------------------------
                                         One First National Plaza
                                         Suite 0324
                                         10th Floor
                                         Chicago, IL 60670
                                         Telecopy number: (312) 732-3055

Revolving Credit Commitment:        BANKBOSTON, N.A.
     $25,500,000.00

                                    BY: /s/ Lisa Pattinson
                                       -----------------------------------------
                                    ITS: Vice President
                                        ----------------------------------------
                                         MS. 01-08-01
                                         100 Federal Street
                                         Boston, MA  02110
                                         Telecopier number (617) 434-1955


Revolving Credit Commitment:        FIRST NATIONAL BANK OF COMMERCE
$10,000,000.00


                                    BY: /s/ Joseph P. Maxwell
                                       -----------------------------------------
                                    ITS: Assistant Vice President
                                        ----------------------------------------
                                         FNBC Center
                                         201 St. Charles Avenue, 28th Floor
                                         New Orleans, LA 70170
                                         Telecopier number (504) 623-1316


Revolving Credit Commitment:        HIBERNIA NATIONAL BANK
     $17,000,000.00

                                    BY: /s/ Bruce Ross
                                       -----------------------------------------
                                    ITS: Vice President
                                        ----------------------------------------
                                         313 Carondelet Street
                                         New Orleans, LA 70130
                                         Telecopy number: (504) 533-5434


Revolving Credit Commitment:        THE BANK OF NOVA SCOTIA
     $12,000,000.00

                                    BY: /s/ F.C.H. Ashby
                                       -----------------------------------------
                                    ITS: Senior Manager Loan Operations
                                        ----------------------------------------
                                         600 Peachtree Street NE
                                         Suite 2700
                                         Atlanta, GA 30308
                                         Telecopy number: (404) 888-8998

Revolving Credit Commitment:        BANK ONE, LOUISIANA, N.A.
     $10,000,000.00

                                    BY: /s/ Lynn Richard
                                       -----------------------------------------
                                    ITS: Vice President
                                        ----------------------------------------
                                         201 St. Charles Avenue
                                         Suite 1410
                                         New Orleans, LA 70170
                                         Telecopy number:  (504) 558-1279


Revolving Credit Commitment:        THE BANK OF TOKYO-MITSUBISHI, LTD.
     $17,000,000.00


                                    BY: /s/ Christopher Holder
                                       -----------------------------------------
                                    ITS: Vice President
                                        ----------------------------------------
                                         2001 Ross Avenue, LB118
                                         3150 Trammel Crow Center
                                         Dallas, TX 75201
                                         Telecopy number: (214) 954-1007


Revolving Credit Commitment:        THE SUMITOMO BANK LIMITED
     $7,500,000.00

                                    BY: /s/ Richard Menchaca
                                       -----------------------------------------
                                    ITS: Vice President
                                        ----------------------------------------

                                    BY: /s/ Bruce Pabtlo
                                       -----------------------------------------
                                    ITS: VP & Mgr.
                                        ----------------------------------------
                                         909 Fannin, Suite 3750
                                         Houston, TX 77010
                                         Telecopy number: (713) 759-1419

                                SCHEDULE 2.1(a)
                  LIENS IN EXISTENCE AS OF THE EFFECTIVE DATE


               GRANTOR                          Date          Original Amount        Type
    ----------------------------------     ----------------   ---------------   --------------

(1)  Offshore Parts-Full Services, Inc.        11/1/90          $2,200,000.      Vendor's Lien
     PO Box 35                                                                   Deed of Trust
     Burnside, LA  70738

(2)  Saline Offshore Services, Inc.             3/7/95          $1,200,000.      Real Est. Lien
     PO Box 405
     Sabine Pass, TX  77655

(3)  A. Bayou Dock, Inc.                       2/23/95
        320 Houston Avenue
        Port Arthur, TX  77640
        1.  Wrap Note No. 1                                     $  925,884.31    Wrap around
        2.  Wrap Note No. 2                                     $  709,307.52    Real Estate
        3.  Wrap Note No. 3                                     $  206,091.99    Lien

     B. Gulf Copper Group, Inc.                2/23/95          $  158,716.15    Real Estate
        320 Houston Avenue                                                       Lien
        Port Arthur, TX  77640

                                SCHEDULE 4.1(a)

ISSUING BANK       L/C#     LC AMOUNT        %WNB        BENEFICIARY         L/C EXPIRE            DATE ISSUED
----------------  ------  -------------  ------------  ---------------   ------------------      ----------------
FIRST CHICAGO,    FJ4485  $5,750,000.00    25.9259255  RELIANCE          April 17, 1998          April 22, 1997
 CHICAGO, IL                                           NATIONAL
                                                       INDEMNITY
                                                       COMPANY, A
                                                       WISCONSIN
                                                       CORPORATION

WHITNEY           P34734  $  287,887.45    25.9259255  AUSTRALIA &       February 3, 1998        August 4, 1997
 NATIONAL BK                                           NEW
                                                       ZEALAND
                                                       BANKING GROUP
                                                       LTD.

WHITNEY           P34305  $   11,870.85    25.9259255  STANDARD          November 24, 1997       January 23, 1997
 NATIONAL BK                                           CHARTERED BANK

WHITNEY           P34735  $1,151,549.40    25.9259255  AUSTRALIA &       December 4, 1997        August 4, 1997
 NATIONAL BK                                           NEW
                                                       ZEALAND
                                                       BANKING GROUP
                                                       LTD

WHITNEY           P34747  $   67,031.20  25.925941949  AUSTRALIA &       December 31, 1997       August 6, 1997
 NATIONAL BK                                           NEW
                                                       ZEALAND
                                                       BANKING GROUP
                                                       LTD
================  ======  =============  ============  ===============   ==================      ================
Total:                    $8,268,338.90
Count:  5


                                  SCHEDULE 7.8

                              List of Subsidiaries


1.   Halter Marine, Inc. (a Nevada corporation)
2.   Equitable Shipyards, Inc.
3.   Gretna Machine and Iron Works, Inc.
4.   Gulf Coast Fabrication, Inc.
5.   Halter Marine Louisiana, Inc.
6.   Halter Marine Services, Inc.
7.   Halter Gulf Repair, Inc.
8.   Halter Marine Gulfport, Inc.
9.   Halter Marine Panama City, Inc.
10.  Halter Marine Pascagoula, Inc.
11.  Trinity Yachts, Inc.
12.  Washington Marine Fabricators, Inc.
13.  Offshore Marine Indemnity Company
14.  Maritime Holdings, Inc.
15.  TDI-Halter, Inc.
16.  TDI International, Ltd.
17.  Bludworth Bond Shipyard, Inc.

                                 SCHEDULE 7.10
              DEBTS AND GUARANTEES OF BORROWER OR ANY SUBSIDIARY


                                As of 10/29/97

Guarantor         Date                 Purchaser                Contract Amount
--------------  --------  -----------------------------------   ---------------
(Trinity)                 Penn ATB                               c. $21,000,000

(Trinity)???              Imperial Operations                     $8,261,426.00
(d/k)

(Halter)        09/26/97  Eastern Long Island                     $5,075,739.00
                          d/b/a Star Island Yacht Club

(Halter)        12/30/96  Coastal (3)                             $5,768,806.00
                          (Halter Marine is incorporated
                          into
                          contract as Guarantor and signs as
                          such)

(Halter)        10/20/97  Transocean Offshore                     $4,232,812.00

(Halter)        07/29/97  Cod-Cor, LDC                            $5,788,100.00


                                 SCHEDULE 7.11
                       WAGE CLAIMS UNPAID AND UNACCRUED

NONE

                                 SCHEDULE 7.12
                     LIST OF SHIPYARDS AND OTHER PROPERTY

1.   Equitable New Orleans Shipyard

       The Equitable shipyard is located on the Industrial Canal in New Orleans, Louisiana. The yard has the capacity to build vessels up to the following dimensions: 350 foot length; 90 foot beam; 25 foot water depth; and 110 foot height. The shipyard has over 225,000 square feet of under-cover production facilities divided between a fabrication shop, mold loft, pipe shop, carpentry shop, electrical shop and a machine shop. The facility has two crawler cranes, one barge mounted crane and 12 track mounted overhead cranes. The shipyard is served by direct rail access.

2.   Gretna Machine & Iron Words Shipyard

       The Gretna shipyard is located in Harvey, Louisiana. The yard has the capacity to build vessels up to the following dimensions: 600 foot length; 95 foot beam; 5.5 foot water depth; and 70 foot height. The shipyard contains over 15,500 square feet of under-cover production facilities divided between a fabrication shop, mold loft, carpentry shop and electrical shop. The facility has two graving docks, one with a length of 700 feet and the other with a length of 300 feet, and has three crawler cranes, two track mounted gantry cranes and two tower cranes.

3.   Halter Moss Point Shipyard

       The Halter Moss Point shipyard is located in Moss Point, Mississippi. The yard has the capacity to build vessels up to the following dimensions: 400 foot length; 85 foot beam; 18 foot water depth; and 85 foot height. The facility consists of approximately 58 acres of property with 61,500 square feet of shops, offices and warehouses and 60,165 square feet of outside concrete construction platforms. The facility has six crawler cranes and six track mounted gantry cranes.

4.   Lockport Shipyard

       The Lockport shipyard is located in Lockport, Louisiana. The yard has the capacity to build vessels up to the following dimensions: 310 foot length; 80 foot beam; 10 foot water depth; and 68 foot height. This facility contains over 35,000 square feet of under-cover production facilities divided between a fabrication shop, mold loft, pipe shop, carpentry shop, electrical shop and a machine shop and has 46,000 square feet of outside concrete construction platforms and a 16,000 square foot warehouse. The yard has four crawler cranes and six track mounted gantry cranes.

5.   Moss Point Marine Shipyard

       The Moss Point Marine shipyard is located in Escatawpa, Mississippi. The yard has the capacity to build vessels up to the following dimensions: 420 foot length; 85 foot beam; 14 foot water depth; and 44 foot height. The yard contains over 35,000 square feet of under-cover production facilities divided between a fabrication shop, mold loft, carpentry shop, electrical shop

                                 SCHEDULE 7.12
                                  (Continued)


and warehouse, and has 40,000 square feet of outside construction platforms. The yard has four crawler cranes and nine track mounted gantry cranes.

6.   Gulfport Shipyard

       The Gulfport shipyard is located in Gulfport, Mississippi and has the capacity to build vessels up to the following dimensions: 360 foot length; 80 foot beam; 12 foot water depth; and 90 foot height. The facility consists of 113 acres on Bernard Bayou Industrial Park and includes and environmentally controlled 38,000 square foot sandblasting and painting facility and 400,000 square feet of under-cover production facilities. The yard has 16,500 square feet of outside concrete erection ways, two crawler cranes, 15 track mounted overhead cranes and two truck mounted gantry cranes. The shipyard is served by direct rail access.

7.   Panama City Shipyard

       The Panama City shipyard is located in Panama City, Florida and contains over 35,000 square feet of under-cover production facilities divided between a fabrication shop, mold loft, carpentry shop, electrical shop and warehouse. The yard has the capacity to build vessels up to the following dimensions: 420 foot length; 75 foot beam; 14 foot water depth; and 44 foot height. The facility has not been operational since its acquisition by the Company in 1992.

8.   Gulf Coast Fabrication Shipyard

       The Gulf Coast Fabrication shipyard is located in Pearlington, Mississippi. The facility contains over 15,000 square feet of under-cover production facilities divided between a shear shop, mechanical shop, electrical shop and warehouse. The facility has a 460 foot graving dock. The yard has the capacity to build vessels up to the following dimensions: 460 foot length; 140 foot beam; 10 foot water depth; and unlimited height. The yard has two crawler cranes, two track mounted gantry cranes and one tower crane.

9.   Gulf Repair Shipyard

       The Gulf Repair shipyard is located on the Industrial Canal across from the Company's Equitable New Orleans shipyard. The facility contains 72,000 square feet of under-cover production facilities divided between a fabrication shop, pipe shop, carpentry shop, electrical shop and a machine shop. The facility has a 586 foot dry dock with 20,000 ton capacity, a 200 foot dry dock with 3,750 ton capacity, a 285 foot drydock with 3,700 ton capacity, a 162 foot drydock with 1,500 ton capacity, and a 240 foot drydock with 5,000 ton capacity. The yard has the capacity to build vessels up to the following dimensions: 325 foot length; 120 foot beam; 21 foot water depth; and 137 foot height. The yard has one crawler crane, seven track mounted gantry cranes and two barge mounted cranes.

                                 SCHEDULE 7.12
                                  (Continued)

10.  Pascagoula Shipyard

       The Pascagoula shipyard was acquired by the Company in 1995 and is located in Pascagoula, Mississippi. The yard consists of approximately 88 acres of property and has the capacity to build vessels up to the following dimensions: 800 foot length; 115 foot beam; 20 foot water depth; and unlimited height. The yard has over 42,000 square feet of under-cover production facilities divided between a fabrication shop, paint shop, maintenance shop, and warehouse. The yard has a 900 foot slip for wet dock work and a 300 ton shore mounted crane. The yard has three crawler cranes and two track mounted gantry cranes.

                                 SCHEDULE 7.12
                                  (Continued)


     SHIPYARDS AND OTHER PROPERTY ACQUIRED AFTER OCTOBER 1996

1.   Bludworth Bond Shipyard, Inc.
     8114 Hockley
     Houston, TX  77012
     (713) 923-2001
     New Vessel Construction (Boats)
     Vessel Repair

2.   Bludworth Bond Shipyard, Inc.
     2201 Duck Road, Dock #14
     Texas City, TX  77590
     New Vessel Construction (Boats)
     Vessel Repair

3.   TDI-Halter, Inc./TDI Orange
     1601 S. Childers Road
     Orange, TX  77630
     (409) 883-0954
     New Construction:  Drill Barges, package units and drill boats
     Fabrication:  Jack-up legs, substructures and mooring structures

4.   TDI-Halter, Inc./TDI North
     2350 S. Gulfway Drive
     Port Arthur, TX  776450
     (409) 985-3982
     Repair and conversions:  Drill ships and drill rigs

5.   TDI-Halter, Inc./TDI Central
     S. Highway 87
     Sabine Pass, TX  77655
     (409) 971-2126
     Repair, retrofit, modifications, conversions:
       All types of jack-up, drilling rig designs

6.   TDI-Halter, Inc./TDI South Yard
     6839 S. First Avenue
     Sabine Pass, TX  77655
     (409) 971-2927
     Repairs, modifications and conversions:
       Semi-submersible drill rigs, large jack-ups and storage/production units

                                 SCHEDULE 7.12
                                  (Continued)

7.   TDI-Halter, Inc./TDI Dock Yard
     2500 M. L. King Blvd.
     Port Arthur, TX  77640
     (409) 983-3353
     Modifications, repairs, conversions and drydocking:
       Semi-submersibles, jack-up and drill rigs,

8.   TDI-Halter, Inc./TDI Pier One
     Pier 1, Pier Road
     Orange, TX  77630
     (409) 886-5318
     Drydocking and repairs:  Derrick barges, pipeline barges

9.   Halter Gulfport Central/Central Yard
     13039 Industrial Seaway Road
     Gulfport, MS  39503
     Fabrication:  Assemblies and subassemblies

10.  Halter Marine/Three Rivers Yard
     10220 Three Rivers Road
     Gulfport, MS  39503
     Fabrication:  Assemblies and subassemblies

11.  TDI-Halter Sabine Yard
     7366 South First Avenue
     Sabine Pass, TX  77655
     (409) 971-2000

                                 SCHEDULE 7.16
                        ENVIRONMENTAL AND OSHA MATTERS


None that would have a material adverse effect.

                                 SCHEDULE 7.17
     RESTRICTED INVESTMENTS CURRENTLY OWNED BY BORROWER OR ANY SUBSIDIARY


None

                                   EXHIBIT A
                                   ---------

                             REVOLVING CREDIT NOTE
                             ---------------------



$ _________________________                               New Orleans, Louisiana
                                                                October 31, 1997

     FOR VALUE RECEIVED, the undersigned, HALTER MARINE GROUP, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of _________________________ ("Bank," which term includes its transfers and assigns which any transfer or assignment shall be governed by the Revolving Credit Agreement referred to below), on the last day of the Revolving Credit Period, or such earlier date as may be determined pursuant to the Revolving Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, the principal sum of ____________________ Dollars ($___________), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to Borrower pursuant to the Revolving Credit Agreement referred to below. The aggregate principal amount of Revolving Credit Loans which Bank shall be committed to have outstanding hereunder at any time shall not exceed ____________________ Dollars ($_________), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Revolving Credit Agreement referred to below. Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Revolving Credit Loans on the dates and at the rate or rates provided for in the Revolving Credit Agreement, until paid in full (both before and after judgment). The amount of interest accruing hereunder shall be computed based on the actual days elapsed over a year composed of 360 days. All such payments of principal and interest shall be made at the office of Whitney National Bank (the "Agent"), 228 St. Charles Avenue, New Orleans, Louisiana 70130.

     All Revolving Credit Loans made by Bank and all repayments of the principal thereof may be recorded by Bank and, prior to any transfer hereof, endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, however, that the obligation of Borrower to repay each Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to record or endorse or any mistake by Bank in connection with recordation or endorsement on the schedules attached to this Note. The internal records of Bank shall constitute for all purposes prima facie evidence of (i) the amount of principal and interest owing on this Note from time to time, (ii) the amount of each Revolving Credit Loan made to Borrower and (iii) the amount of each principal and/or interest payment received by Bank on this Note.

     This Note is one of the Revolving Credit Notes referred to in the Revolving Credit Agreement effective as of the date hereof by and among the Borrower, Agent and the Banks listed on the signature pages thereof (as the same may from time to time be amended, modified, extended or renewed, the "Revolving Credit Agreement"). The Revolving Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Notwithstanding anything to the contrary contained herein, the obligation of Bank to make a Revolving Credit Loan shall be governed by the terms and provisions of the Revolving Credit Agreement. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Revolving Credit Agreement.

     Upon the occurrence of any Event of Default under the Revolving Credit Agreement, the entire outstanding principal balance of this Note and all accrued and unpaid interest hereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Revolving Credit Agreement.

     In the event that any payment due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or if this Note shall be placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses incurred by Bank (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the substantive laws of the State of Louisiana (without reference to conflict of law principles).

                                    HALTER MARINE GROUP, INC.

                                    By:
                                         -----------------------------------
                                    Its:
                                         -----------------------------------

                        ------------------------------

                        LOANS AND PAYMENTS OF PRINCIPAL


-----------------------------------------------------------------
Date     Base Rate     Amount    Amount of     Unpaid    Notation
             or          of      Principal   Principal   Made By
        LIBOR Loan      Loan      Repaid      Balance

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

                                   EXHIBIT B
                                   ---------

                                SWING LINE NOTE
                                ---------------

$5,000,000.00                                             New Orleans, Louisiana
                                                                October 31, 1997

     FOR VALUE RECEIVED, the undersigned, HALTER MARINE GROUP, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of WHITNEY NATIONAL BANK ("Bank," which term includes its transfers and assigns which any transfer or assignment shall be governed by the Revolving Credit Agreement referred to below), on the last day of the Revolving Credit Period, or such earlier date as may be determined pursuant to the Revolving Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Swing Loans made by Bank to Borrower pursuant to the Revolving Credit Agreement referred to below. The aggregate principal amount of Swing Loans which Bank shall be committed to have outstanding hereunder at any time shall not exceed the lesser of (i) Five Million Dollars ($5,000,000.00), or
(ii) the difference between the Revolving Credit Commitments of all of the Banks and the amount of the Revolving Credit Loans, the aggregate principal amount of all Letter of Credit Loans and the undrawn face amount of Letters of Credit then outstanding hereunder at the time of computation, which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Revolving Credit Agreement referred to below. Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Swing Loans on the dates and at the rate provided for in the Revolving Credit Agreement, until paid in full (both before and after judgment). The amount of interest accruing hereunder shall be computed based on the actual days elapsed over a year composed of 360 days. All such payments of principal and interest shall be made at the office of Whitney National Bank (the "Agent"), 228 St. Charles Avenue, New Orleans, Louisiana 70130.

     All Swing Loans made by Bank and all repayments of the principal thereof may be recorded by Bank and, prior to any transfer hereof, endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, however, that the obligation of Borrower to repay each Swing Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to record or endorse or any mistake by Bank in connection with recordation or endorsement on the schedules attached to this Note. The internal records of Bank shall constitute for all purposes prima facie evidence of (i) the amount of principal and interest owing on this Note from time to time, (ii) the amount of each Swing Loan made to Borrower and (iii) the amount of each principal and/or interest payment received by Bank on this Note.

     This Note is the Swing Line Note referred to in the Revolving Credit Agreement effective as of the date hereof by and among Borrower, Agent and the Banks listed on the signature pages thereof (as the same may from time to time be amended, modified, extended or renewed, the "Revolving Credit Agreement"). The Revolving Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Notwithstanding anything to the contrary contained herein, the obligation of Bank to make a Swing Loan shall be governed by the terms and provisions of the Revolving Credit Agreement. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Revolving Credit Agreement.

     Upon the occurrence of any Event of Default under the Revolving Credit Agreement, the entire outstanding principal balance of this Note and all accrued and unpaid interest hereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Revolving Credit Agreement.

     In the event that any payment due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or if this Note shall be placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses incurred by Bank (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the substantive laws of the State of Louisiana (without reference to conflict of law principles).

                                    HALTER MARINE GROUP, INC.

                                    By:
                                         --------------------------------

                                    Its:
                                         --------------------------------

                           ------------------------

                        LOANS AND PAYMENTS OF PRINCIPAL


 Date   Amount of Loan        Amount of           Unpaid       Notation
                           Principal Repaid      Principal      Made By
                                                  Balance
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

                                   EXHIBIT C


                             CONTINUING GUARANTEE

     This Continuing Guarantee, dated as of _________________, 19___, is made by ___________________________, a ___________ corporation (the "Guarantor"), in favor of WHITNEY NATIONAL BANK, as Agent for the benefit of the Banks (as such term is defined in the Revolving Credit Agreement effective as of October 31, 1997 (as the same may be amended, modified or supplemented from time to time, the "Revolving Credit Agreement") by and among Halter Marine Group, Inc. (the "Company"), Whitney National Bank, in its capacity as Agent for the Banks and the Banks).

     WHEREAS, the Guarantor is a wholly-owned subsidiary of the Company; and

     WHEREAS, the Guarantor acknowledges that it has and will receive substantial direct and indirect benefit from the execution and delivery of the Revolving Credit Agreement by the Company and the extension of credit provided for therein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the Guarantor hereby agrees with the Agent, as follows:

     1. Definitions. Capitalized terms used in this Continuing Guarantee and not
        -----------
otherwise defined herein shall have the meanings ascribed to them in the Revolving Credit Agreement.

     2. Guarantee. Guarantor hereby unconditionally, irrevocably, jointly,
        ---------
severally and solidarily guarantees the due and punctual payment to the Agent for the benefit of the Banks when stated to be due of all present and future amounts (including amounts that, but for the initiation of any proceeding under any insolvency or bankruptcy law, would become due) now or at any time or from time to time hereafter due or owing to the Banks or any of them whether at maturity or earlier by reason of acceleration or otherwise by or from the Company arising under the Notes, the Letter of Credit Applications or any other Transaction Documents, together with interest accrued thereon (including interest that, but for the initiation of any proceeding under any insolvency or bankruptcy law, would accrue), and any and all fees, expenses and costs payable to the Banks in connection therewith (all such amounts and obligations being hereinafter collectively referred to as "Obligations"). The Guarantor also agrees to pay any and all expenses (including, without limitation, all reasonable attorneys' fees and costs) which may be paid or incurred by the Agent and/or the Banks in administering, amending or enforcing any of its respective rights in connection with, or collecting against Guarantor under, this Continuing Guarantee.

     3. Guarantee Absolute. Guarantor guarantees that the Obligations will be
        ------------------
paid strictly in accordance with the terms of the Notes and the Revolving Credit Agreement regardless of any laws in effect in any jurisdiction affecting any of such terms or the rights of the Banks. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any of the Revolving Credit Agreement, the Notes or any other agreement relating to the advance of monies or other extensions of credit by the Banks to the Company;

     (b) any change in the time, manner, or place of payment or in any other term of, or any other amendment or waiver of, or any consent to departure from any of the Transaction Documents or any Obligations;

     (c) any change in the name, capital stock, Articles of Incorporation, Certificate of Incorporation or by-laws, as the case may be, of the Guarantor or the Company;

     (d) the insolvency of, or the voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceedings affecting the Company or the Guarantor or any of its or their respective assets; or

     (e) any other circumstance or claim which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or of the Guarantor in respect of this Continuing Guarantee.

     No payment made by the Guarantor, any other guarantor or any other Person, or received or collected by the Agent or any of the Banks, from the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or set-off or application at any time in reduction of or in payment of the Obligations shall be deemed to modify, release or otherwise affect the liability of Guarantor under this Continuing Guarantee. Notwithstanding any such payments received or collected by the Agent or any of the Banks in connection with the Obligations, Guarantor shall remain liable for the Obligations until all Obligations are paid in full. This Continuing Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Banks upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     Neither the Agent nor any of the Banks shall be required to see or inquire into the powers of the Company or any of its partners, directors, officers, managers or other agents, acting or purporting to act on behalf of the Company; and monies or credit in fact obtained from the Banks in professed exercise of such power, shall be deemed to form part of the Obligations hereby guaranteed, notwithstanding that such borrowing shall be in excess of the powers of the Company or of its respective partners, directors, officers, managers or other agents aforesaid, or be in any way irregular, defective or informal.

     4. Dealing with the Company and Others.
        -----------------------------------

     (a) The obligations and liabilities of Guarantor hereunder shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Banks in connection with any monies or credit advanced by the Banks to the Company or any security therefor, including, without limitation, any loss of, or in respect of, any security received by the Agent or any of the Banks from the Company, the Guarantor or others. It is agreed that the Banks, without releasing, discharging, limiting or otherwise affecting in whole or in part Guarantor's obligations and liabilities hereunder, may, without limiting the generality of the foregoing:

          (i) grant time, renewals, extensions, indulgences, releases and discharges to the Company;

          (ii) take or abstain from taking security or collateral for the Obligations or from perfecting security or collateral for the Obligations;

          (iii) release, discharge, compromise or otherwise deal with (with or without consideration) any and all collateral, mortgages, indemnities, guaranties or other security given by the Guarantor, the Company or any other Person with respect to the Obligations;

          (iv) accept compromises from the Company;

          (v) apply all monies at any time received from the Company or from any guaranties, indemnities or any collateral upon such part of the Obligations as the Banks may see fit or change any such application in whole or in part from time to time as the Agent may see fit; or

          (vi) otherwise deal with the Company and all other Persons and any collateral as the Agent may see fit.

     (b) Neither the Agent nor any of the Banks shall be bound or obliged to exhaust recourse against the Company or other Persons or any security, guarantee, indemnity, mortgage or collateral it may hold or take any other action (other than make demand pursuant to Section 7 of this Continuing Guarantee) before being entitled to payment from the Guarantor hereunder; and

     (c) any amount settled by or between the Banks and the Company shall be accepted by the Guarantor as conclusive evidence that the balance or amount thereby appearing due to the Banks is so due.

     5. Right of Set-Off. Upon the occurrence and during the continuation of any
        ----------------
Event of Default, Guarantor hereby irrevocably authorizes each of the Banks, at any time and without notice to Guarantor (any such notice being expressly waived by Guarantor) to compensate, set-off and apply any deposits of any kind, in any currency, and any other credits, in such amounts as the Agent may in its sole discretion elect, against the obligations and liabilities of Guarantor to the Banks under this Continuing Guarantee then due, regardless of whether the Agent has made any demand for payment.

     6. Subrogation. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS OF
        -----------
SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF THE UNITED STATES BANKRUPTCY CODE, UNDER LOUISIANA LAW, COMMON LAW OR OTHERWISE) TO THE CLAIMS OF THE BANKS AGAINST THE COMPANY AND ALL CONTRACTUAL, STATUTORY OR COMMON LAW RIGHTS OF CONTRIBUTION, REIMBURSEMENT, INDEMNIFICATION AND SIMILAR RIGHTS AND "CLAIMS" (AS SUCH TERM IS DEFINED IN THE UNITED STATES BANKRUPTCY CODE) AGAINST THE COMPANY WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS CONTINUING GUARANTEE.

     7. Demand for Payment. Guarantor shall make payment to the Banks of the
        ------------------
then amount of the liability of Guarantor hereunder forthwith after each demand therefor is made by the Agent to Guarantor in writing. All payments by the Guarantor hereunder shall be made without any set-off, deduction or withholding. In the event the Guarantor is obligated by law to withhold taxes or other amounts for or on account of levies, imposts, duties, deductions, withholdings or other charges of whatsoever nature, imposed, levied, collected, withheld or assessed by any Governmental Authority from payments by the Guarantor made hereunder, the obligations of the Guarantor under this Continuing Guarantee shall be, and be deemed to be, increased by the amount necessary so that the amounts actually received by the Agent for the benefit of the Banks shall be the amounts they would have received had no such withholding been imposed or withheld. The Guarantor will promptly provide the Agent with official tax receipts or other evidence of payment of such withholding tax. In the event the Guarantor shall not pay any amount due under this Continuing Guarantee upon demand, such unpaid amount shall bear interest from the date so demanded until paid in full at the default rate of interest specified in the Revolving Credit Agreement.

     8. Representations and Warranties. Guarantor hereby represents and warrants
        ------------------------------
to the Agent and each of the Banks that:

     (a) Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification;

     (b) Guarantor has the corporate power and authority to make, deliver and perform this Continuing Guarantee and has taken all necessary corporate action to authorize the execution, delivery and performance of this Continuing Guarantee. No shareholder vote is necessary to authorize the execution, delivery and performance of this Continuing Guarantee. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Continuing Guarantee. This Continuing Guarantee has been duly executed and delivered on behalf of Guarantor. This Continuing Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

     (c) the execution, delivery and performance of this Continuing Guarantee will not violate any law, rule or regulation or any indenture, contract, agreement, lease or other instrument to which Guarantor is a party and will not result in, or require, the creation or imposition of any Lien on any of its properties or assets;

     (d) all of the representations, warranties and covenants made by the Company in the Revolving Credit Agreement which pertain or are applicable to Guarantor are true, correct and complete; and

     (e) as defined under applicable law, Guarantor is not insolvent and will not be made insolvent by entering into this Continuing Guarantee.

     9. Covenants of the Guarantor. So long as any of the Transaction Documents
        --------------------------
are in full force and effect or any of the Obligations remain unpaid and except as otherwise permitted by the prior written consent of the Banks, the Guarantor hereby covenants that:

     (a) the Guarantor shall forthwith notify the Agent of the occurrence of any Default or Event of Default; and

     (b) any loan, guarantee and/or advance made by Guarantor to Borrower shall be subordinate in rank, payment, preference and priority to Borrower's Obligations and Guarantor agrees to execute any documents and agreements which the Required Banks deem necessary to further evidence this subordination.

     10. Waiver of Guarantor. Guarantor hereby waives acceptance and notice of
         -------------------
acceptance of this Continuing Guarantee. Guarantor hereby also waives presentment or notice or protest with respect to the Obligations, and demand for payment and notice of default or nonpayment or any other notice of any kind to or upon the Guarantor with respect to the Obligations except for demand pursuant to Section 7 hereof. No amendment or waiver of any provision of the Continuing Guarantee nor consent to any departure by the Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Agent on behalf of the Banks.

     11. Additional Guarantees. This Continuing Guarantee is in addition and
         ---------------------
without prejudice to any guaranties, indemnities or security of any kind (including, without limitation, indemnities and guaranties whether or not in the same form as this instrument) now or hereafter held by the Agent for the benefit of the Banks. The Agent shall not be obligated to proceed under any other indemnity, guarantee or security relating to any or all of the Obligations before being entitled to payment under this Continuing Guarantee.

     12. Severability. Any provision of this Continuing Guarantee which is
         ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. GOVERNING LAW AND JURISDICTION. THIS CONTINUING GUARANTEE SHALL BE
         ------------------------------
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA.

     14. Notices. All notices, demands, and other communications provided for
         -------
hereunder shall be in writing and shall be provided in the manner specified in the Revolving Credit Agreement addressed to Guarantor at the address set forth under the signature of Guarantor herein or such other address as Guarantor may specify in writing to Agent.

     15. No Waiver Remedies. No failure on the part of the Banks to exercise,
         ------------------
and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     16. Benefit and Binding Nature. This Continuing Guarantee is a continuing
         --------------------------
guarantee and shall (a) remain in full force and effect until the irrevocable payment in full of the Obligations and all other amounts payable hereunder; (b) be binding upon Guarantor, its successors and assigns, and (c) enure to the benefit of the Agent and the other Banks and their respective successors and assigns and be enforceable by the Agent and its respective successors and assigns.

     17. Jurisdiction. The Guarantor hereby irrevocably submits to the
         ------------
jurisdiction of any court of the State of Louisiana or any court of the United States of America sitting in the Eastern District of Louisiana, as the Agent may elect, in any suit, action or proceeding arising out of or relating to this Continuing Guarantee or any other Transaction Document. Guarantor irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in any such courts. Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which Guarantor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and Guarantor further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Guarantor authorizes the service of process upon Guarantor by registered mail sent to Guarantor at the address set forth under the signature of Guarantor herein or such other address as Guarantor may specify in writing to Agent and in the manner specified in Section 14 hereof. THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) IN ANY COURT ARISING ON, OUT OF, OR IN ANY WAY RELATING TO THIS CONTINUING GUARANTEE AND THE OTHER TRANSACTION DOCUMENTS OR ANY AMENDMENT OR SUPPLEMENT HERETO OR THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     IN WITNESS WHEREOF, Guarantor has caused this Continuing Guarantee to be executed by its duly authorized officer as the day and year first written above.


                              ------------------------------------


                              By:
                                    ------------------------------
                                    Name:
                                    Title:
                              Address:
                                      ----------------------------
                              ------------------------------------
                              ------------------------------------

                                   EXHIBIT D

                 FORM OF STANDBY LETTER OF CREDIT APPLICATION
                 --------------------------------------------

      APPLICATION AND AGREEMENT FOR IRREVOCABLE STANDBY LETTER OF CREDIT

                                                ____________________, 199_______
                                                  (Place and date)

     THE UNDERSIGNED HEREBY REQUESTS YOU TO ISSUE YOUR IRREVOCABLE STANDBY LETTER OF CREDIT AS FOLLOWS:

IN FAVOR OF_____________________________________________________________________
                                         (Name)

________________________________________________________________________________
                                        (Address)

NOT EXCEEDING IN THE AGGREGATE _________________________________________________
                                         (Amount of the Letter of Credit)

AVAILABLE BY DRAFTS AT SIGHT DRAWN, AT YOUR OPTION, ON YOU OR ANY OF YOUR CORRESPONDENTS FOR ACCOUNT OF HALTER MARINE GROUP, INC. AND ___________________

________________________________________________________________________________
                        (Name and address of applicant)

PARTIAL DRAWINGS ARE     (   ) PERMITTED     (   ) NOT PERMITTED

   DRAFTS MUST BE NEGOTIATED OR PRESENTED ON OR PRIOR TO _______________________

 DRAFTS ARE TO BE ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


(   ) THIS STANDBY LETTER OF CREDIT IS TRANSFERABLE

      __________________________________________________________________________
      THIS CREDIT IS SUBJECT TO THE RULES OF THE "UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION" CURRENTLY IN FORCE ON THE DATE OF ISSUANCE
      __________________________________________________________________________

================================================================================
      UPON ISSUING THIS LETTER OF CREDIT PLEASE BE GUIDED BY WHICHEVER OF THE
         FOLLOWING IS CHECKED:

     (   ) ORIGINAL OF THE LETTER OF CREDIT TO BE FORWARDED BY (   ) COURIER
           SERVICE, (   ) AIR MAIL, DIRECTLY TO THE BENEFICIARY OR THROUGH YOUR
           CORRESPONDENT, AT YOUR OPTION.

     (   ) NOTIFY THE BENEFICIARY BY BRIEF CABLE, DIRECTLY OR THROUGH YOUR
           CORRESPONDENT, AT YOUR OPTION, THAT THIS LETTER OF CREDIT HAS BEEN ISSUED AND THE ORIGINAL WITH COMPLETE DETAILS IS BEING SENT BY AIR MAIL.

     (   ) CABLE ALL THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT TO YOUR
           CORRESPONDENTS REQUESTING THEY NOTIFY THE BENEFICIARY.

===============================================================================

  IN CONSIDERATION OF YOUR ISSUING, AT THE REQUEST OF THE UNDERSIGNED, YOUR LETTER OF CREDIT (HEREINAFTER SOMETIMES REFERRED TO AS THE "CREDIT"), SUBSTANTIALLY IN ACCORDANCE WITH THE FOREGOING APPLICATION, THE UNDERSIGNED, IF THE CREDIT IS ISSUED, HEREBY AGREES TO ALL OF THE TERMS AND CONDITIONS OF THE CREDIT AND PROMISES AND AGREES WITH YOU AS FOLLOWS:

1.     DEFINITIONS.

(i) "Agreement" means the Applications, the terms and conditions set out below, and the Credits, together with any and all amendments and modifications of any thereof.

(ii) "Applicant" means, singularly or collectively, and if more than one, jointly, severally, and solidarily, each person or entity who has executed or joined in the Agreement as Applicant or Co-Applicant as set forth below or pursuant to an Application, and the heirs, executors, administrators, successors and assigns thereof, including any Risk Participation Bank.

(iii) "Application" means each application of Applicant relating to a Credit as any such application may be amended or modified from time to time in accordance herewith.

(iv) "Credit" means any one or more letters of credit, as the same may be amended or modified with the consent of the Applicant, issued by Issuer, at its option, upon application by Applicant from time to time.

(v)    "Issuer" means _________________________________________________________.

(vi)   "Office" means _________________________________________________________.

(vii) "Revolving Credit Agreement" means that certain Revolving Credit Agreement dated October 31, 1997 by and among Halter Marine Group, Inc., Whitney National Bank, as Agent, and the Banks listed on the signature pages thereof, as the same may from time to time be amended, modified, extended or renewed.

(viii) "Property", as used in this Agreement, includes goods, merchandise, all documents relating thereto, securities, funds, choses in action and any and all other forms of property, whether real (immovable), personal (movable) or mixed, and any right or interest therein.

(ix) "Uniform Commercial Code" as used in this Agreement, means the Louisiana Uniform Commercial Code, as amended from time to time.

(x) The words "party (or parties) hereto", as used in this Agreement, include any individual, any firm, corporation, partnership or other entity and any association of individuals or entities, who sign this document or become obligated hereunder by reason of any other document.

(xi) Any capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the Revolving Credit Agreement.

  2. PROMISE TO PAY. Applicant shall pay to Issuer all amounts disbursed under any Credit on demand. The Issuer shall notify Applicant promptly of the presentment for payment of any Credit (on the date of presentment, if possible, and otherwise on the next business day, it being agreed that such notice may be made by phone), together with notice of the date (the "Disbursement Date") such payment shall be made. Prior to 1:00 p.m. New Orleans time on the Disbursement Date, Applicant shall reimburse Issuer all amounts which have been disbursed under the Credit. In the event a payment under the Credit is made by Issuer without same day receipt of payment from Applicant, such payment shall constitute a loan by Issuer to Applicant and such loan shall accrue interest at the Base Rate and shall be payable on demand. In addition to the foregoing, Issuer shall have such further rights, and Applicant shall have such further obligations, as set forth in the Revolving Credit Agreement.

  If payments or drafts under a Credit are payable by Issuer in other than United States currency, Applicant shall reimburse Issuer, in accordance with this Agreement, in United States currency (at its then selling rate for cable transfer to the place of payment in the currency in which the payment is made or such draft is drawn) the equivalent of the amount disbursed under the Credit. If, for any cause whatsoever at the time in question, there is no rate of exchange current in the location of the Office for cable transfers of the sort above provided for, Applicant shall pay to Issuer, in accordance with this Agreement, an amount in United States currency equivalent to the actual cost to Issuer of settlement of its obligation to the payor of the draft or any holder thereof, as the case may be. Applicant shall comply with any and all governmental exchange regulations now or hereafter applicable to the purchase of foreign exchange relating to payments or drafts under or purporting to be under a Credit and to pay to Issuer, in accordance with this Agreement, in United States currency such amounts as Issuer may be required to expend on account of such regulations.

  Issuer or any of Issuer's correspondents may receive, pay, accept, or honor as complying with the terms of the Credit, any drafts or other documents otherwise in order signed by or issued to any person who is, or is in good faith, without independent investigation or inquiry believed by Issuer to be, an administrator, executor, trustee in bankruptcy, debtor in possession, conservator, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor by operation of law of the party authorized under such Credit to draw or issue such instruments or other documents. Issuer or any of Issuer's correspondents may accept or pay any draft dated on or before the expiration of any time limit expressed in the Credit, regardless of when drawn and when or whether negotiated, provided the other required documents are dated prior to the expiration of the Credit.

  3. PROMISE TO EXAMINE DOCUMENTS. Applicant shall examine immediately upon receipt (a) any copies of the Credit and any amendments thereto that Issuer sends to the Applicant and (b) all instruments and documents that Issuer may deliver to the Applicant from time to time and agrees to notify Issuer within twenty-four (24) hours of the receipt of any such Credits, amendments, instruments or documents of any irregularity or claim of non-compliance with the Applicant's instructions. The Applicant hereby waives any irregularity or claim of non-compliance unless Issuer is notified of the irregularity or claim within twenty-four (24) hours after receipt of the Credit, amendment, instrument or document.

  4. PROMISE TO PAY ATTORNEYS FEES, COSTS, EXPENSES AND COMMISSIONS. Applicant shall pay (i) subject to the limitation on attorneys' fees contained in Section
11.22 of the Revolving Credit Agreement, the reasonable fee of any attorney-at-law who may be employed to protect any of Issuer's rights or interests hereunder or to compromise or take other action with regard hereto, (ii) on demand all charges and expenses incurred or paid by Issuer in connection with the Credit, together with interest at the Base Rate, and (iii) all fees provided in Section 4 of the Revolving Credit Agreement.

  5. EXTENSION OF TIME FOR PAYMENT. If the time for payment of any obligation, indebtedness or liability of the Applicant to Issuer shall be extended by any law relating to obligations payable on Sundays or holidays, such extended time shall be included in the computation of interest or discount.

  6. MODIFICATIONS OF CREDIT. In the event, at the written request of the Applicant, (i) of any extension of the maturity or the time for payment or presentation of any draft or document or (ii) of any other modification of the terms of any Credit or (iii) of any increase in the amount of any Credit, this Agreement shall be binding upon the Applicant with regard (a) to the Credit, as so increased or otherwise modified, (b) to payments, drafts, documents and property covered thereby, and (c) to any action taken by Issuer or any of Issuer's correspondents in accordance with such extension, increase or other modification.

  7. EFFECT OF WAIVERS. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by Issuer shall impair Issuer's rights or powers hereunder. Issuer shall not be deemed to have waived any of its rights hereunder, unless Issuer or its authorized agent shall have signed such waiver in writing.

  8. UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue of any Credit by the International Chamber of Commerce (the "UCP") shall in all respects be deemed a part hereof as fully as if incorporated herein and shall apply to each Credit. Unless expressly provided otherwise in any Credit, in the event any provision of the UCP is or is construed to vary from or be in conflict with the laws of the United States of America, any State thereof, as from time to time amended and in force, the UCP shall prevail.

  9. PRESENTATION WITHOUT DRAFTS. If, at the request of the Applicant, the Credit provides that it will be available by presentation to Issuer or to any of Issuer's correspondents of the documents described in the Credit, unaccompanied by drafts, all reference herein to drafts, documents relative to drafts and the presentation or payment of drafts shall refer to documents presented for payment without drafts, the presentation thereof and the payment upon such presentation, and the obligations of the Applicant and Issuer's rights, privileges and remedies hereunder shall be the same as though payments had been made upon presentation of drafts drawn under the Credit accompanied by the documents.

  10. AUTOMATIC RENEWAL. If any Credit provides for automatic renewal without amendment, Applicant agrees that it will notify Issuer in writing at least sixty
(60) days prior to the last day specified in such Credit by which Issuer must give notice of nonrenewal as to whether or not it wishes such Credit to be renewed. Any decision to renew or not renew such Credit shall be in Issuer's sole discretion. Applicant hereby acknowledges that in the event Issuer notifies the beneficiary of such Credit that it has elected not to renew such Credit, such Credit may be drawn on if permitted by the terms of such Credit and further acknowledges and agrees that Applicant shall have no claim or cause of action against Issuer or defense against payment under the Agreement for Issuer's renewal or non-renewal of such Credit in the exercise of Issuer's discretion as set forth above.

  11. JOINT AND SEVERAL LIABILITY. The Applicant, if more than one, shall be liable hereunder jointly, severally, and solidarily, and the Applicant waives all pleas of division and discussion and agrees that the payment of any amount due hereunder at any time may be extended from time to time, one or more times, without notice.

  12. LIABILITY FOR TAXES. With regard to the Credit, the Applicant assumes all risk, liability and responsibility for (a) all present and future taxes, levies or embargoes of any governmental authority of any country, state, city or other political subdivision, wherein any payment is to be made or any draft may be drawn, negotiated or paid, and (b) any law, custom or regulation which may be effective in any such place. The laws of any such country, state, city or other political subdivision, for the purpose of the Credit, shall be deemed to include all acts, decrees and regulations promulgated or enforced by a governmental authority asserting governmental powers, whether or not such governmental authority is recognized as a de facto or as a de jure government.

  13. ASSUMPTION OF RISK AND LIMITATION OF LIABILITY. Any person acting on behalf of Applicant with respect to the Credit shall be deemed to be the agent of the Applicant, and the Applicant assumes all risks of any acts or omissions of any such user. Should the beneficiary under the Credit, upon receipt of advice by cable or otherwise of the issuance of the Credit, negotiate any drafts by virtue of such advice prior to actual receipt of the Credit, such negotiation shall be considered a proper one and shall be included under the terms and subject to all conditions hereof, and in addition thereto, the Applicant assumes all the risk of the misuse of the Credit. Except to the extent of its own gross negligence or wilful misconduct, Issuer, Issuer's correspondents and affiliates shall not be liable or responsible in any respect for, nor shall the obligation of the Applicant to place Issuer in funds be affected or impaired by, (a) the validity, sufficiency or genuineness of any document, draft, signature, or endorsement thereon, even if such document, draft, signature, or endorsement should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, (b) any breach of contract between any shipper or vendor and the Applicant, (c) failure of any draft to bear any reference or adequate reference to the Credit, (d) failure of any document to accompany any draft at negotiation, (e) failure of any person to note the amount of any draft on the reverse of the Credit, to surrender or take up the Credit or to send forward any document apart from any draft, as required by the terms of the Credit, (f) any error, omission, interruption, loss or delay in transmission, dispatch or delivery of any one or more messages, advises or other documents in connection with the Credit whether transmitted by mail, cable, telegraph, wireless, teletransmission or otherwise, and despite any cipher or code which may be employed, (g) any error, neglect or default of any of Issuer's correspondents, (h) any action, inaction or omission, which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary(ies) or otherwise in connection with the Credit, (i) any deviation from instructions, breach, failure, delay, default, fraud, error or omission by any person or entity in connection with any transaction in which the Credit may be used, or any non-documentary requirements, in the event the Credit is considered to impose on you any non-documentary requirements, and (j) any of the provisions in
Section 4.6 (a) through (h) of the Revolving Credit Agreement. None of the above shall affect, impair or prevent the vesting of any of Issuer's rights or powers hereunder. If Applicant includes any language describing events or conditions in any Application that would not be possible for Issuer to verify from the documents required to be presented under the Credit relating to such Application, Applicant acknowledges and agrees that Issuer has no obligation to verify compliance with such requirements. Any condition in the Credit or any related draft or document shall be binding on the Applicant and shall not impose on Issuer or any of Issuer's correspondents any liability. The Applicant agrees to protect, indemnify, pay and save Issuer and any of Issuer's correspondents or affiliates and their respective officers, directors, and agents, harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Credit, other than as a result of (y) the gross negligence or wilful misconduct of the Issuer or (z) the Issuer's failure to pay under any Credit after the presentation to it of a request complying with the terms and conditions of the Credit, or (ii) the failure of the Issuer to honor a draft under any Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority of any country, state, city or other political subdivision.

  14. REPRESENTATIONS AND WARRANTIES OF APPLICANT. The Applicant represents, warrants and covenants to Issuer that (a) it is duly organized, validly existing and in good standing; (b) it has the power to execute, and deliver and perform this Agreement; (c) the execution, delivery and performance of this Agreement has been duly authorized by all requisite action; (d) the execution, delivery and performance of this Agreement will not violate any provision of law, or of any court or other agency of government, the articles of incorporation of the Applicant, or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property of the Applicant (other than in Issuer's favor) or the acceleration of any of the Obligations; (e) the Applicant has heretofore furnished to Issuer such financial information as required in Section 8.1 of the Revolving Credit Agreement; and (f) there has been no material adverse change in the condition, financial or otherwise, of the Applicant since the date of the most recent financial statement.

  15. BINDING ON SUCCESSORS AND ASSIGNS. The obligations hereunder shall continue in force and be applicable to all transactions hereunder, notwithstanding any change in the composition of any firm, corporation, partnership, or other entity, any association, the parties hereto or the user of the Credit, whether such change shall arise from the addition of one or more new partners from the death, withdrawal, termination or expulsion of one or more partners. No such changes shall prejudice Issuer's rights under law against such entity or any heir, successor, or assignee of any entity or any shareholder, partner or member thereof.

  16. MISCELLANEOUS. (a) Except as may otherwise be expressly provided herein, any demand or notice to be made or given in connection with this Agreement shall be sufficiently made upon, or given to, the Applicant, if left at, or mailed to, the last address of the Applicant known to Issuer, or if made or given in any other manner reasonably calculated to come to the attention of the Applicant, whether or not in fact received by the Applicant.

       (b) If, at the Applicant's special request, Issuer has issued the Credit in transferable form, it is understood and agreed that Issuer shall have no duty to determine the proper identity of anyone appearing in the draft or documents as transferee, that Issuer shall not be charged with responsibility or liability of any nature or character for the validity or correctness of any transfer or successive transfers, and that Issuer's payment to any purported transferee or transferees as determined by Issuer is hereby authorized and approved. Further, the Applicant agrees to hold Issuer harmless and to indemnify Issuer against any liability or claim in connection with, or arising out of, the foregoing.

       (c) This Agreement and the Revolving Credit Agreement constitute the entire agreement between Issuer and the Applicant and all rights, duties and obligations arising hereunder shall be determined according to the laws of the State of Louisiana, U.S.A., and the Applicant understands all the terms and conditions hereof, and agrees that no modifications hereof shall be binding unless executed in writing and signed by Issuer and the Applicant. Any conflict between this Agreement and the Revolving Credit Agreement shall be resolved in favor of the Revolving Credit Agreement.

       (d) In the event of an implementation of, or a subsequent increase in, a reserve requirement on the Credit, the Applicant shall, at Issuer's request, reimburse Issuer on demand for lost earnings on such required reserves. For this purpose such lost earnings shall be deemed to accrue at the Base Rate.

       (e) If any provision or provisions of this Agreement are found to be void and unenforceable, the remaining provisions and any instruments or agreements delivered pursuant hereto shall, nevertheless, be binding, and this Agreement and such instruments or agreements shall be enforceable as if the void or unenforceable provision hereof had not been included herein.

  17. JURISDICTION AND WAIVER. The Applicant consents to the jurisdiction and venue of any state and federal court located within the Parish of Orleans, Louisiana, at Issuer's option, with the respect to any proceedings arising out of this Agreement and further waives personal service of all process upon it and hereby consents that such service may be made by registered or certified mail directed to it at the address indicated herein or such subsequent address provided by it to Issuer in writing.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES

Date:
-------------------------------------

HALTER MARINE GROUP, INC.


-------------------------------------      -------------------------------------
Print or Type Applicant's Name             Print or Type Co-Applicant's Name


By:                                        By:
   ----------------------------------         ----------------------------------

Its:                                       Its:
   ----------------------------------         ----------------------------------

===================================================================
For Issuers Use Only

Issuer                                         Date:
                                                    ----------
By:
   ----------------------------------
Title:
      -------------------------------
Ext.:
     --------------------------------

Type of Letter of Credit: ( ) Financial  ( ) Performance
===================================================================

                                   EXHIBIT E
                                   ---------

                           LETTER OF CREDIT REQUEST
                           ------------------------

                           __________________, 19____


Gentlemen:

     Reference is hereby made to that certain Revolving Credit Agreement effective as of October 31, 1997 by and among the undersigned, the Banks listed therein and you as agent for the Banks (as from time to time amended, modified, extended or renewed, the "Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

     Pursuant to Section 4.1 of the Agreement, the undersigned hereby requests that you issue an irrevocable standby Letter of Credit in the amount of $_______________ for the account of Halter Marine Group, Inc. and ______________________ and for the benefit of ___________________ upon the terms and conditions set forth in the attached Letter of Credit Application. The obligation to be supported by the Letter of Credit is described as follows:



     The undersigned hereby represents and warrants to you that as of the date hereof all of the representations and warranties of the undersigned contained in
Section 7 of the Agreement are true and correct in all material respects as if made on and as of the date hereof and no Default or Event of Default has occurred and is continuing and that no such Default or Event of Default will result from the issue of the Letter of Credit requested hereby.

                                    Very truly yours,

                                    HALTER MARINE GROUP, INC.

                                    By:
                                        ----------------------------

                                    Its:
                                        ----------------------------

                                   EXHIBIT G
                                   ---------

                            ________________, 19__

Gentlemen:

     Reference is hereby made to that certain Revolving Credit Agreement effective as of October 31, 1997, by and among the undersigned, the Banks listed therein and you as agent for the Banks (as from time to time amended, modified, extended or renewed, the "Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

     The undersigned hereby certifies to the Agent and each of the Banks that as of the date hereof:

     (a) all of the representations and warranties set forth in Section 7 of the Agreement, as subsequently updated in writing to the Agent pursuant to Section 8.1(k) or otherwise, are true and correct in all material respects as if made on and as of the date hereof;

     (b) no violation or breach of any of the affirmative covenants set forth in Sections 8.1 or 8.3 of the Agreement has occurred and is continuing;

     (c) no violation or breach of any of the negative covenants set forth in Sections 8.2 or 8.3 of the Agreement has occurred and is continuing;

     (d) no Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing;

     (e) the financial statements of Borrower and its consolidated Subsidiaries delivered to you with this letter are true, correct and complete, present fairly the financial information of the Borrower and (i) if such statements are as of Borrower's fiscal year end, have been prepared in accordance with GAAP and certified by the Company's independent certified public accountants and (ii) if such statements are as of a fiscal quarter other than the fiscal year end, have been, to the best of knowledge prepared in accordance with the standard accounting practices of Borrower;

     (f) the financial covenant information set forth in Schedule 1 to this
                                                         ----------
letter is true and correct for Borrower and its consolidated Subsidiaries; and

     (g) the calculation of the Applicable Margin in Schedule 2 to this letter
                                                     ----------
is true and correct.

                                    Very truly yours,

                                    HALTER MARINE GROUP, INC.

                                    By:
                                           -------------------------------
                                    Title:
                                           -------------------------------

                                   EXHIBIT H
                                   ---------

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

     AGREEMENT dated as of _______________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), HALTER MARINE GROUP, INC. (the "Borrower"), and WHITNEY NATIONAL BANK, as Agent (the "Agent").

                                  WITNESSETH:

     WHEREAS, this Assignment and Assumption Agreement (this "Agreement") relates to the Revolving Credit Agreement effective as of October 31, 1997 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Credit Commitment to make Revolving Credit Loans to the Borrower, in an aggregate principal amount at any time outstanding not to exceed $__________ (the "Revolving Credit Commitment");

     WHEREAS, Revolving Credit Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding as of the date hereof;

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a ____________ percent (____%) portion of its Revolving Credit Commitment in the amount of $_______________ (the "Assigned Commitment"), together with a corresponding portion of its outstanding Revolving Credit Loans and its interest in all Continuing Guarantees therefor, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1.     Definitions.  All capitalized terms not otherwise defined
                    -----------
herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2.     Assignment.  The Assignor hereby assigns and sells to the
                    ----------
Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Commitment, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Commitment, including the purchase from the Assignor of the corresponding portion of the principal amount of the Revolving Credit Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in
Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Revolving Credit Commitment of $______________ and (ii) the Revolving Credit Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3.     Payments.  As consideration for the assignment and sale
                    --------
contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them./1/ It is understood that any Commitment Fees, Letter of Credit Commitment Fees and any other commitment and/or facility fees accrued to the date hereof with respect to the Assigned Commitment, are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     SECTION 4.     Consent of the Borrower and the Agent.  To the extent the
                    -------------------------------------
consent of the Agent and the Borrower is required by Section 11.15 of the Credit Agreement, this Agreement is conditioned upon the receiving such consent. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 11.15 the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

     SECTION 5.     Non-Reliance on Assignor.  The Assignor makes no
                    -------------------------
representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower or any Subsidiary, or the validity and enforceability of the obligations of the Borrower or any Subsidiary in respect of the Credit Agreement, any Continuing Guarantee and/or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6.     Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Louisiana.

     SECTION 7.     Counterparts.  This Agreement may be signed in any number of
                    ------------

-------------------------

/1/ Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [ASSIGNOR]


                                    By:
                                           ------------------------------
                                    Title:
                                           ------------------------------

                                    [ASSIGNEE]

                                    By:
                                           ------------------------------
                                    Title:
                                           ------------------------------

                                    HALTER MARINE GROUP, INC.

                                    By:
                                           ------------------------------
                                    Title:
                                           ------------------------------


                                    WHITNEY NATIONAL BANK, as Agent


                                    By:
                                           ------------------------------
                                    Title:
                                           ------------------------------

                                   EXHIBIT I
                                   ---------

                            STOCK PLEDGE AGREEMENT


     This STOCK PLEDGE AGREEMENT (the "Agreement"), dated as of __________________, is made by _____________________, a ______________
corporation (the "Pledgor"), in favor of WHITNEY NATIONAL BANK, as Agent for the benefit of Banks (as such term is defined in the Revolving Credit Agreement effective as of October 31, 1997 by and among Halter Marine Group, Inc. (the "Borrower"), Whitney National Bank, in its capacity as Agent for the Banks and the Banks, as same may be amended, modified or supplemented from time to time, the "Revolving Credit Agreement").

                             W I T N E S S E T H :
                             - - - - - - - - - -


     [WHEREAS, the Pledgor is a wholly-owned subsidiary of the Borrower;]

     WHEREAS, the Pledgor acknowledges that it has and will receive substantial direct and indirect benefit from the extension of credit provided for in the Revolving Credit Agreement;

     WHEREAS, this Agreement is granted pursuant to Section 7.8 of the Revolving Credit Agreement; and

     WHEREAS, the Pledgor is the legal and beneficial owner of ___________________ (______) shares of capital stock of
_________________________ (the "Company") represented by Certificate No. ______ issued in the name of ___________________ dated _____________ (such shares of stock, together with any shares, stock options or rights received pursuant to
Section 3 of this Agreement, being hereinafter called the "Pledged Stock"); and

     WHEREAS, the certificate(s) representing the Pledged Stock shall be delivered to the Agent simultaneously with the delivery of this Agreement to be held by the Agent for the benefit of the Banks;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Pledgor hereby agrees with the Agent as follows:

     Section 1.  Capitalized Terms.  Unless otherwise defined herein,
                 -----------------
capitalized terms utilized in this Agreement shall have the meanings given them in the Revolving Credit Agreement.

     Section 2.  Pledge.  The Pledgor hereby delivers to the Agent for the
                 ------
benefit of the Banks, and pledges, assigns, and transfers to the Agent for the benefit of the Banks, all the Pledged Stock and hereby grants to the Agent for the benefit of the Banks a first Lien on, and security interest in, the Pledged Stock and in all income thereon and proceeds thereof including, without limitation, all dividends or other income from the Pledged Stock, stock splits, options, issues, collections or distributions with respect thereto (collectively, the "Pledged Collateral"), together with appropriate undated stock powers duly executed in blank, as collateral security for (i) the prompt and complete payment to the Agent for the benefit of the Banks when stated to be due of all present and future amounts (including amounts that, but for the initiation of any proceeding under any insolvency or bankruptcy law, would become due) now or at any time or from time to time hereafter due or owing to the Banks or any of them whether at maturity or earlier by reason of acceleration or otherwise by or from the Pledgor and/or the Borrower, arising under the Notes, the Letter of Credit Applications or any other Transaction Documents, together with interest accrued thereon (including interest that, but for the initiation of any proceeding under any insolvency or bankruptcy law, would accrue), and any and all fees, expenses and costs payable by the Pledgor and/or the Borrower to the Banks in connection therewith and (ii) the due and punctual payment and performance by the Pledgor of Pledgor's obligations under this Agreement (all of the foregoing being hereinafter collectively called the "Obligations").

     Concurrently with the delivery to the Agent of each certificate representing one or more shares of the Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank.

     Section 3.  Stock Purchases, Dividends, Distributions, etc.  Subject to the
                 ----------------------------------------------
provisions of Section 6 hereof, if, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any shares of any Pledged Stock, or by transfer, or otherwise, the Pledgor agrees to accept the same as the agent for and to hold the same in trust on behalf of and for the benefit of the Banks and to deliver the same forthwith to the Agent in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate, together with undated stock powers duly executed in blank, to be held by the Agent for the benefit of the Banks, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in connection with the Pledged Stock upon the liquidation or dissolution of the issuer thereof shall be paid over to the Agent for the benefit of the Banks to be held by the Agent as additional collateral security for the Obligations; and in case any distribution of capital shall be made on or in connection with the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent for the benefit of the Banks to be held by the Agent as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of the Pledged Stock which are received by the Pledgor shall, until paid or delivered to the Agent, be held by the Pledgor in trust as additional collateral security for the Obligations.

     Section 4.  Voting Rights.
                 -------------

     (a) Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to vote the Pledged Stock and to give consents, waivers and ratifications in respect of the Pledged Stock; provided, however, that the Pledgor shall not give any proxies to vote the Pledged Stock or enter into any shareholder agreements, voting trusts or similar arrangements with respect thereto, and no vote shall be cast or consent, waiver or ratification given or action taken which would impair the Pledged Collateral or be inconsistent with or violate any provision of this Agreement, the Revolving Credit Agreement, or any other Transaction Documents.

     (b) Upon the occurrence and during the continuance of an Event of Default after notice from the Agent to the Pledgor, all rights of the Pledgor to exercise the voting and other rights which the Pledgor would otherwise be entitled to exercise pursuant hereto shall cease upon notice from the Agent to the Pledgor, and all such rights shall thereupon become vested in the Agent (or its nominee or trustee pursuant to Section 6 hereof) which shall thereupon have the sole right to exercise such voting and other rights on behalf of the Banks.

     Section 5.  Dividends.
                 ---------

     (a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain or otherwise deal with any and all dividends paid in respect of the Pledged Collateral, provided, however, that any and all:

          (i) dividends paid or payable other than in cash in connection with, and instruments and other property received, receivable or otherwise distributed in connection with, or in exchange for, any Pledged Collateral,

          (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of such Pledged Collateral or in connection with a reduction of capital of the issuer, and

          (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

shall be forthwith delivered to the Agent to hold as Pledged Collateral for the benefit of the Banks and shall, if received by the Pledgor, be received in trust for the benefit of the Banks and be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement). Cash which is held by the Agent and which the Agent is entitled to retain hereunder shall be applied under the Revolving Credit Agreement to the prepayment or payment of the outstanding Obligations.

     (b) Upon the occurrence and during the continuance of an Event of Default:

          (i) all rights of the Pledgor to receive the dividends and other payments which it would otherwise be authorized to receive and retain pursuant to this Section 5 shall cease, and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to apply such dividends and other payments pursuant to the Revolving Credit Agreement to the payment of the outstanding Obligations; and

          (ii) all dividends and other payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 5(b) shall be received by the Pledgor in trust for the Banks, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

     (c) Nothing in this Section 5 shall be construed to alter the limitations on the permissibility of Distributions as set forth in the Revolving Credit Agreement.

     Section 6.  Rights of the Agent.  Any or all shares of the Pledged Stock
                 -------------------
held by the Agent hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of the Agent as agent for and for the benefit of the Banks, or their nominee or trustee, and the Agent or such nominee or trustee may thereafter exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof or upon the exercise by the issuer thereof of any right, privilege or option pertaining to any shares of the Pledged Stock, and in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Agent or such aforesaid nominee or trustee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     Section 7.  Remedies.  If an Event of Default shall have occurred and be
                 --------
continuing, the Agent, without demand of performance or other demand, appraisement, advertisement or notice of any kind (except the notice specified below in this Section 7 of the time and place of public or private sale) to or upon the Pledgor, the Borrower or any other Person (all and each of which demands, appraisements, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Agent's offices or elsewhere upon such terms and conditions as the Agent may deem advisable and at such prices as the Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Collateral or in any way relating to the rights of the Agent and the Banks, including, without limitation, reasonable attorneys' fees and legal expenses, to the payment in whole or in part, of the Obligations, but only after the payment by the Agent of any other amount required by any provision of law. For purposes of executory process, the Pledgor acknowledges the indebtedness owed under the Obligations, confesses judgment in favor of the Agent and the Banks for the full amount of the Obligations, and agrees to enforcement by executory process. The Pledgor waives (a) the benefit of appraisal provided in Art. 2723 of the Louisiana Code of Civil Procedure and (b) the demand and three (3) days delay provided by Articles 2639 and 2721, Louisiana Code of Civil Procedure. The Pledgor agrees that the Agent need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after an Event of Default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to the Agent in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Agent for the benefit of the Banks shall have all the rights and remedies of a secured party under the Louisiana Commercial Laws and any other applicable law.

     Section 8.  Representations.  Warranties and Covenants of the Pledgor.  The
                 ---------------
Pledgor represents and warrants to the Agent and each of the Banks that:

          (a) the Pledgor is the legal record and beneficial owner of, and has good title to, the Pledged Stock and the Pledged Stock is subject to no other pledge, Lien, mortgage, hypothecation, security interest, charge, shareholders agreement, voting trust or similar arrangement, proxy, option or other encumbrance whatsoever, except the Lien and security interest created by this Agreement;

          (b) the shares of Pledged Stock described on page 1 of this Agreement constitute all of the shares of capital stock of the Company owned by the Pledgor;

          (c) all of the shares of Pledged Stock have been duly and validly issued, are fully paid and non-assessable;

          (d) the Pledgor has full power, authority and legal right to pledge all the Pledged Stock pursuant to this Agreement;

          (e) this Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms;

          (f) no consent of any other party (including, without limitation, creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority or any other Person is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement;

          (g) the execution, delivery and performance of this Agreement by Pledgor are within Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Pledgor, or any of the provisions of the Pledgor's Certificate of Incorporation or Bylaws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which the Pledgor is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of the Agent and the Banks pursuant hereto); and

          (h) the pledge, assignment and delivery of such Pledged Stock pursuant to this Agreement creates a valid first priority Lien on and a first perfected security interest in such shares of the Pledged Stock, and the proceeds thereof, subject to no prior pledge, Lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Stock.

     The Pledgor covenants and agrees that it will defend the respective rights, titles and security interests of the Agent and the Banks in and to the Pledged Stock and the proceeds thereof against the claims and demands of all Persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property, if any, at any time hereafter pledged to the Agent hereunder and will upon demand of the Agent and at Pledgor's own expense likewise defend Agent's respective rights thereto and security interests therein.

     Section 9.  No Disposition,  etc.  The Pledgor agrees that, without the
                 --------------------
prior written consent of the Agent, Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, nor will it create, incur, enter into or permit to exist any pledge, Lien, mortgage, hypothecation, security interest, charge, shareholders agreement, voting trust or similar arrangement, proxy, option, or any other encumbrance with respect to any of the Pledged Collateral, or any interest therein, or any proceeds thereof, except for the Lien and security interest provided for by this Agreement. Without the prior written consent of the Agent, the Pledgor agrees that it will not vote to enable the Company to issue, and will use its best efforts to prevent the Company from issuing, any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Stock except as may be expressly permitted herein.

     Section 10. Resale.
                 ------

          (a) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all of the Pledged Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. The Agent shall not be under an obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor and the Company would agree to do so.

          (b) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or Governmental Authorities having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this
Section 10 will cause irreparable injury to the Banks and the Agent, that the Banks and the Agent have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default of the covenants, terms or conditions of any of the Transaction Documents has occurred.

     Section 11.  Further Assurances; Further Documentation.  The Pledgor agrees
                  -----------------------------------------
that at any time and from time to time upon the written request of the Agent, the Pledgor will promptly execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement.

     Section 12.  Limitation on Duties Regarding Pledged Collateral.  The
                  -------------------------------------------------
Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral shall be to use reasonable care in the physical preservation of the Pledged Collateral that is in the actual possession of the Agent. Neither the Agent nor any of the Banks, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or otherwise.

     Section 13.  Payment of Taxes.  The Pledgor agrees to pay, and to save the
                  ----------------
Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from, any delay in paying any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with any of the transactions contemplated by this Agreement.

     Section 14.  Severability.  Any provision of this Agreement which is
                  ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 15.  No Waiver; Cumulative Remedies.  The Agent shall not by any
                  ------------------------------
act, delay, omission or otherwise be deemed to have waived any of its rights or remedies or those of the Banks, and no waiver shall be valid unless in writing and signed by the Agent and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion on its own behalf and on behalf of the Banks. No failure to exercise nor any delay in exercising on the part of the Agent, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     Section 16.  Modifications; Amendments; Applicable Law.  None of the terms
                  -----------------------------------------
or provisions of this Agreement may be altered, modified or amended except by an instrument in writing, duly executed by the Agent and the Pledgor. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the Pledgor and Pledgor's successors and assigns, and shall, together with the respective rights and remedies exercisable by the Agent on its own behalf and on behalf of the Banks, inure to the benefit of the Agent and the Banks and their respective successors and assigns.

     Section 17.  Notice.  All notices hereunder shall be in writing and shall
                  ------
be given in the manner set forth in the Revolving Credit Agreement addressed to the Pledgor at the following address or at such other address as the Pledgor may hereafter specify in writing to the Agent:

                               13085 Seaway Road
                              Gulfport, MS 39503
                        Telecopy number: (601) 897-4888

     Section 18.  Lost Certificates.  Upon the receipt of evidence reasonably
                  -----------------
satisfactory to the Pledgor of the loss, theft, destruction or mutilation of the certificate(s) representing the Pledged Stock, and, in the case of any such mutilation of any stock certificate, upon surrender to the Pledgor of such certificate and upon execution by the Agent of a lost stock certificate agreement in reasonable form, the Pledgor will cause to be issued and delivered to the Agent a new certificate for the number of shares represented by the certificate(s) so lost, stolen, destroyed or mutilated, in lieu of or in exchange for such lost, stolen, destroyed or mutilated certificate(s).

     Section 19.  Power of Attorney.  To effect the terms and provisions hereof,
                  -----------------
the Pledgor hereby designates and appoints the Agent as attorney-in-fact of the Pledgor, irrevocably and with power of substitution, with authority to endorse the name of the Pledgor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Pledged Collateral that may come into the Agent's possession; to execute any endorsements, assignments, or other instruments of conveyance or transfer; and to do all other acts and things necessary and advisable in the sole discretion of the Agent to carry out and enforce this Agreement. All acts of said attorney are hereby ratified and approved and said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for acts by said attorney constituting gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable for so long as any of the Obligations whatsoever shall remain unpaid.

     Section 20.  Irrevocable Authorization and Instructions.  The Pledgor
                  ------------------------------------------
hereby authorizes and instructs the Company to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Company shall be fully protected in so complying.

     Section 21.  Pledge and Assignment Absolute.  All rights of the Agent and
                  ------------------------------
the Banks, the pledge and assignment hereunder and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:

          (i) any lack of validity or enforceability of the Revolving Credit Agreement or any other Transaction Documents;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

          (iii) any exchange, release or amendment or waiver of or consent to departure from this Agreement or any other Transaction Documents; or

          (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor.

     Section 22.  Indemnity and Expenses.  (a) The Pledgor agrees to indemnify
                  ----------------------
the Agent and the Banks from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

          (b) The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent or the Banks may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, or use of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

     Section 23.  Governing Law.  In the event any of the terms and provisions
                  -------------
of this Agreement conflict with any terms and provisions contained in the Revolving Credit Agreement, the terms and provisions of the Revolving Credit Agreement shall govern. This Agreement shall, except to the extent that the laws of another state apply to the Pledged Collateral or any part thereof, be governed by and construed in accordance with the laws of the State of Louisiana.

     Section 24. Jurisdiction.  The Pledgor hereby irrevocably submits to the
                 ------------
jurisdiction of any court of the State of Louisiana or any court of the United States of America sitting in the Eastern District of Louisiana, as the Agent may elect, in any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document. The Pledgor irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in any such courts. The Pledgor irrevocably waives, to the fullest extent permitted by law, any objection which the Pledgor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and the Pledgor further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Pledgor authorizes the service of process upon the Pledgor by registered mail sent to the Pledgor at the address set forth in
Section 17 hereof. THE PLEDGOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) IN ANY COURT ARISING ON, OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR ANY AMENDMENT OR SUPPLEMENT HERETO OR THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.

                                    WHITNEY NATIONAL BANK, as Agent
                                    for the benefit of the Banks

                                    By:
                                         ------------------------------------
                                    Its:
                                         ------------------------------------

                                    [PLEDGOR]

                                    By:
                                         ------------------------------------
                                    Its:
                                         ------------------------------------

                          ACKNOWLEDGMENT AND CONSENT


     The undersigned ("Pledged Stock Issuer") hereby acknowledges receipt of a
                       --------------------
copy of the foregoing Stock Pledge Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.
The undersigned agrees to notify the Agent promptly in writing of the occurrence of any of the events described in Section 3 of the Stock Pledge Agreement. The undersigned further agrees that the terms of subsection 10(b) of the Stock Pledge Agreement shall apply to it, mutatis mutandis, with respect to all
                                    ------- --------
actions that may be required of it under or pursuant to or arising out of
Section 10 of the Stock Pledge Agreement.

                                    [THE COMPANY]


                                    By:
                                         ------------------------------------
                                    Its:
                                         ------------------------------------